UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Express Scripts Holding Company
(Name of registrant as specified in its charter)

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2016	Notice of Annual Meeting of Stockholders and Proxy Statement

EXPRESS SCRIPTS HOLDING COMPANY

One Express Way

Saint Louis, Missouri 63121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 4, 2016

The 2016 Annual Meeting of Stockholders of EXPRESS SCRIPTS HOLDING COMPANY, a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 4, 2016, at 8:00 a.m. Central Time (the “meeting”), to consider and act upon the following matters:

  Items of Business

1.	to elect twelve (12) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2016;

3.	to approve, by non-binding vote, the Company’s executive compensation;

4.	to approve and ratify the Express Scripts Holding Company 2016 Long-Term Incentive Plan;

5.	to consider two stockholder proposals, if properly presented at the meeting; and

6.	to transact such other business as may properly come before the meeting.

  Voting

Only stockholders of record at the close of business on March 11, 2016 are entitled to notice of, and to vote at, the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at One Express Way, Saint Louis, Missouri 63121. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically by telephone or the Internet as described in greater detail in the proxy statement. Returning the enclosed proxy card or voting electronically or telephonically will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Martin P. Akins

Senior Vice President, General Counsel and Corporate Secretary

One Express Way

Saint Louis, Missouri 63121

March 21, 2016

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

Map to Annual Meeting of Stockholders	Back Cover

PROXY STATEMENT

EXPRESS SCRIPTS HOLDING COMPANY

One Express Way

Saint Louis, Missouri 63121

2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Express Scripts Holding Company, a Delaware corporation, to be voted at the 2016 Annual Meeting of Stockholders, which we refer to as the “annual meeting” or the “meeting,” and any adjournment or postponement of the meeting. The meeting will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 4, 2016, at 8:00 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and as set forth in this proxy statement. On March 21, 2016, we mailed to our stockholders a notice containing instructions on how to access this proxy statement and our annual report to stockholders online, and made this proxy statement and form of proxy available online.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 4, 2016: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document).

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    1

2016 PROXY SUMMARY

This summary highlights information contained in this proxy statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire proxy statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

•	Time and Date: 8:00 a.m., Central Time, Wednesday, May 4, 2016

•	Place: Company Headquarters, One Express Way, Saint Louis, Missouri 63121

•	Record Date: March 11, 2016

•	Voting: Stockholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter	Board Recommendation
Election of twelve directors	FOR EACH NOMINEE
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2016	FOR
Approval, by non-binding vote, of the Company’s executive compensation	FOR
Approval and ratification of the Express Scripts Holding Company 2016 Long-Term Incentive Plan	FOR
Two stockholder proposals, if properly presented at the meeting	AGAINST

Item No. 1: Election of Directors

BOARD NOMINEES

Name	Age	Director Since*	Committee Memberships	Other Current Public Company Boards
Maura C. Breen Independent	60	2004	Compensation (Chair)
William J. DeLaney Independent	60	2011	Audit Compensation	Sysco Corporation
Elder Granger, MD, MG, USA (Retired) Independent	62	2015	Compliance	DLH Holdings Corp.
Nicholas J. LaHowchic Independent	69	2001	Audit Compensation
Thomas P. Mac Mahon Independent	69	2001	Corporate Governance (Chair)	PharMerica Corporation
Frank Mergenthaler Independent	55	2009	Audit (Chair)
Woodrow A. Myers, Jr., MD Independent	62	2007	Compensation Compliance
Roderick A. Palmore Independent	64	2014	Corporate Governance	Goodyear Tire & Rubber Co. CBOE Holdings, Inc.
George Paz	60	2004		Honeywell International,Inc. Prudential Financial, Inc.
William L. Roper, MD, MPH Independent	67	2012	Compliance (Chair)	DaVita HealthCare Partners Inc.
Seymour Sternberg Independent	72	1992	Audit Corporate Governance	CIT Group Inc.
Timothy Wentworth	55	2015
*	Includes services as a director of Express Scripts, Inc. prior to April 2, 2012.

2    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

2016 PROXY SUMMARY

Item No. 2: Ratification of Appointment of Independent Registered Public Accountants

Independent Registered Public Accountants

Although not required, we are asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2016.

Item No. 3: Advisory Vote on Executive Compensation

Named Executive Officers

•	George Paz, Chair and Chief Executive Officer

•	Timothy Wentworth, President

•	Eric Slusser, Executive Vice President and Chief Financial Officer since September 2015

•	Sara Wade, Senior Vice President and Chief Human Resources Officer

•	Christine Houston, Senior Vice President, Operations

•	James Havel, Executive Vice President and Interim Chief Financial Officer from January 2015 to September 2015

•	Keith Ebling, Executive Vice President and General Counsel through July 2015

Advisory Vote

We are asking our stockholders to approve on an advisory basis the compensation of our named executive officers. Our board recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long-term.

Key Elements of Our Compensation Program

Base Salary
Key Elements • A fixed cash amount, determined annually. Objective • Provides a pay opportunity that is generally competitive with the companies with which we compete for management talent.
Executive Performance-Based Cash Bonus Awards

Key Elements

• An annual cash award approved by the Compensation Committee for senior executive officers (and ratified by the board with respect to our executive vice presidents and ratified by the independent members of the board with respect to our CEO and president).

• All of our named executive officers are eligible to receive annual performance-based cash bonus awards.

• In the first quarter of the performance year, the Compensation Committee approves, and the board ratifies, as applicable, a performance-based cash bonus award for each senior executive officer to be paid in the first quarter of the following year. The award is granted at 215% of each executive’s target bonus amount, which reflects the maximum potential award. For tax purposes, the Compensation Committee also approves, and the board ratifies, a minimum earnings per share (“EPS”) target that must be achieved during the performance year or the award is forfeited. If the minimum EPS target is met, the Compensation Committee retains the discretion to adjust the actual payout of the award downward from the maximum potential award.

• Performance-based cash bonus awards are awarded under the Express Scripts, Inc. 2011 Long-Term Incentive Plan, as amended and restated, or the “2011 LTIP.” The Compensation Committee may, in its discretion, use a variety of subjective performance factors when granting these awards and considers, among other factors, each executive’s individual performance as a key factor in determining the actual payout.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    3

2016 PROXY SUMMARY

Objective

•  Rewards the achievement of certain operational and performance metrics that are established for each year.

•  Motivates performance by delivering greater rewards for superior Company and individual performance, while delivering reduced or no awards for Company or individual underperformance.

Long-Term Incentive Equity Awards

Key Elements

•  Stock options comprise approximately 33 1/3% of annual long-term incentive equity awards for our named executives and have a three-year vesting and ten-year expiration period (seven-year expiration period for stock options granted prior to January 1, 2015). Prior to 2015, stock options comprised approximately 40% of annual long-term incentive equity awards for our CEO.

•  Restricted stock units comprise approximately 33 1/3% of annual long-term incentive equity awards for our named executives and have a three-year vesting period. Prior to 2015, restricted stock units comprised approximately 25% of annual long-term incentive equity awards for our CEO.

•  Performance shares comprise approximately 33 1/3% of annual long-term incentive equity awards for our named executives and vest based upon the Company’s performance over three years in two equally weighted performance categories:

•  total stockholder return relative to the S&P 100 Index; and

•  three-year average return on invested capital relative to a predetermined target.

•  Performance shares granted in 2013 and 2014 vest based upon the Company’s performance over three years in three equally weighted performance categories:

•  total stockholder return relative to a defined industry peer group;

•  compound annual growth in EPS (as described further on page 37) relative to a defined industry peer group; and

•  three-year average return on invested capital relative to a predetermined target, with respect to performance shares granted in 2013, and relative to a defined industry peer group with respect to performance shares granted in 2014.

•  Prior to 2015, performance shares comprised approximately 35% of annual long-term incentive equity awards for our CEO.

Objective

•  Stock options and restricted stock units align compensation to long-term stockholder value and stock price appreciation.

•  Performance shares reward the achievement of our long-term financial goals and value creation to stockholders relative to a market index of large companies and predetermined targets.

•  Overlapping vesting periods help to manage compensation-related risks associated with maximizing performance in any one period at the expense of another.

•  Multi-year vesting period serves as a retention tool.

Executive Compensation Program Best Practices

Our compensation program is designed to drive performance towards achievement of both short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. We regularly review our compensation program to incorporate best practices, examples of which include:

•	target total direct compensation (base salary, performance-based cash bonus awards and long-term incentive equity awards) that is generally competitive with a peer group of companies and other companies with which we compete for talent;

•	a mix of short- and long-term performance incentives, with emphasis on long-term performance;

•	the regular risk assessment of compensation programs;

•	stock ownership guidelines;

•	a prohibition on trading in derivatives with respect to our common stock and on pledging shares of our common stock;

•	a clawback policy;

4    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

2016 PROXY SUMMARY

•	no reportable perquisites (except relocation allowance and miscellaneous expenses for a newly appointed executive); and

•	no tax gross-ups for our executive officers.

2015 Performance Highlights

We continue to execute our successful business model, which emphasizes the alignment of our financial interests with those of our clients and patients through greater use of generics, and lower-cost brands, home delivery and specialty pharmacies, while at the same time, delivering strong financial performance.

2015 Financial Review:

•	increased earnings per diluted share attributable to Express Scripts from $2.64 to $3.56, a 35% increase;

•	increased net income attributable to Express Scripts from $2,007.6 million to $2,476.4 million, a 23% increase;

•	increased generic fill rate from 82.9% to 84.4%; and

•	cash flow provided by operating activities increased from $4.55 billion to $4.85 billion.

2015 Summary Compensation

(see page 43 for additional detail)

	Base Salary	Bonus	Restricted Stock and Performance Share Awards		Option Awards	Non-Equity Incentive Plan Compensation	All Other	Total
George Paz	$1,324,058	$—	$6,833,333		$3,416,667	$3,005,635	$255,894	$14,835,587
Timothy Wentworth	901,250	—	3,833,333		1,916,667	1,705,091	108,562	8,464,903
Eric Slusser	220,289	—	1,000,000	(1)	—	358,627	32,493	1,611,409
Sara Wade	583,031	—	1,433,333		716,667	705,941	79,762	3,518,734
Christine Houston	586,000	—	1,266,666		633,334	780,699	76,576	3,343,275
James Havel(2)	716,635	110,000(3)	4,333,333	(4)	916,667	1,138,250	—	7,214,885
Keith Ebling(5)	719,519	—	1,833,333		916,667	—	113,069	3,582,588

(1)	Amount reflects Mr. Slusser’s sign-on equity grant of restricted stock units.

(2)	Mr. Havel left the role of interim chief financial officer effective September 9, 2015 and left the Company on March 11, 2016.

(3)	Reflects a one-time payment of $110,000 in connection with Mr. Havel’s sign-on bonus.

(4)	Includes a one-time $2,500,000 sign-on grant of restricted stock units.

(5)	Mr. Ebling left the role of executive vice president and general counsel effective July 24, 2015, but is expected to remain employed with the Company through June 1, 2016 (unless employment is earlier terminated by either Mr. Ebling or the Company) in order to facilitate a smooth and orderly transition. The amounts set forth in the table above reflect compensation amounts for Mr. Ebling with respect to 2015. For a summary of Mr. Ebling’s expected termination benefits, see “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – Keith Ebling (Expected Payments)” on page 64.

Item No. 4: Approval and Ratification of the Express Scripts Holding Company 2016 Long-Term Incentive Plan

The board of directors has adopted the Express Scripts Holding Company 2016 Long-Term Incentive Plan (the “2016 LTIP”) for employees and non-employee directors of the Company and its affiliates, subject to stockholder approval. The 2016 LTIP provides for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other awards to eligible individuals. The board believes that the 2016 LTIP will promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s stockholders and by providing participants with an incentive for outstanding performance. Accordingly, our board of directors recommends a vote FOR the approval and ratification of the 2016 LTIP.

Item Nos. 5 and 6: Stockholder Proposals

Certain stockholders have submitted two proposals for consideration at the annual meeting. The proposals have been carefully considered by our board of directors, which has concluded that adoption of the proposals would not be in the best interests of the Company or its stockholders (see “Stockholder Proposals for 2016 Annual Meeting” on page 83).

Our board of directors recommends a vote AGAINST each of the stockholder proposals.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    5

ABOUT THE MEETING

ABOUT THE MEETING

1. Why Did I Receive this Proxy Statement?

Because you were a stockholder of our Company as of March 11, 2016, or the “record date,” and are entitled to vote at the annual meeting, our board of directors is soliciting your proxy to vote at the meeting. This proxy statement summarizes the information you need to know in order to cast a vote at the meeting.

2. What Am I Voting On?

You are voting on six items:

•	election of directors (see page 9);

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2016 (see page 69);

•	approval, by non-binding vote, of the Company’s executive compensation (see page 70);

•	approval and ratification of a new equity incentive plan – the Express Scripts Holding Company 2016 long-term incentive plan (see page 71);
•	if properly presented at the meeting, a stockholder proposal regarding an independent board chairman (see page 83); and

•	if properly presented at the meeting, a stockholder proposal regarding political activities disclosure (see page 87).

3. How Do I Vote?

Stockholders of record

If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-800-690-6903*

•	by Internet at www.proxyvote.com*

•	by completing and returning your proxy card

•	by written ballot at the meeting

*	The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 3, 2016.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker or vote by telephone or the Internet. Check your voting instructions card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

4. What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation
Election of twelve directors	FOR EACH NOMINEE
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2016	FOR
Approval, by non-binding vote, of the Company’s executive compensation	FOR
Approval and ratification of the Express Scripts Holding Company 2016 Long-Term Incentive Plan	FOR
Two stockholder proposals, if properly presented at the meeting	AGAINST

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our board of directors.

6    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

ABOUT THE MEETING

5. Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to George Paz and Martin P. Akins, or either of them, to vote your shares at their discretion.

6. Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the record date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment of the meeting.

7. How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the record date.

8. How Many Votes Can Be Cast By All Stockholders?

On the record date there were 632,803,206 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting. Unless otherwise provided, all references to shares of our common stock in this proxy statement have been adjusted to reflect all of our previous stock splits.

9. How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding and entitled to vote on the record date, or approximately 316,401,604 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions will be counted in determining the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, but your broker has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants, but do not have discretionary authority with respect to the other proposals. A “broker non-vote” occurs with respect to a matter to be voted on, when a broker holding shares in street name submits a proxy that states the broker has not received instructions from the beneficial owner on how to vote with respect to the matter and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

10. What Vote Is Required to Approve Each Proposal?

With respect to Item 1, the election of directors, the affirmative vote of a majority of the votes cast is required to elect a director when a quorum is present. A “majority of the votes cast” means the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors. Under Delaware law, if an incumbent director-nominee is not elected at the meeting, the director will continue to serve on the board as a “holdover director.” As required by our bylaws, each director-nominee has submitted an irrevocable conditional letter of resignation which becomes effective if he or she is not elected by a majority of the votes cast by stockholders and the board of directors accepts the resignation. If a director-nominee is not elected by a majority of the votes cast, the Corporate Governance Committee will consider the director’s resignation and recommend to the board whether to accept or reject such resignation. The board of directors will decide whether to accept or reject the resignation and will publicly disclose its decision within 90 days after the date of the certification of the election results.

With respect to Items 2, 3, 4, 5 and 6 the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the matter is required for approval. An abstention with respect to Items 2, 3, 4, 5 and 6 will not be voted, although it will be counted for the purpose

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    7

ABOUT THE MEETING

of determining the number of shares represented at the meeting and entitled to vote on the matter. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes, if any, are not counted or deemed present or represented for determining whether stockholders have approved the proposal and would have no effect on the outcome of the vote. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants. Brokers do not have discretionary authority with respect to the other proposals.

11. Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 3, 2016), or send a written notice of revocation to our Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy be revoked.

12. Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual

       Report?

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you submit a specific request. The

Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by March 21, 2016.

13. Who Can Attend the Annual Meeting?

Any Express Scripts stockholder as of the close of business on March 11, 2016 may attend the meeting. You will need an admission ticket or proof of ownership to enter the meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the meeting, please vote your shares by submitting a proxy, but keep the admission ticket and bring it with you to the meeting.

If your shares are held in street name (beneficially held in the name of a broker, bank or other holder of record), you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

You may also obtain an admission ticket in advance by writing to the Office of the Secretary, One Express Way, Saint Louis, Missouri 63121. You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker or bank. Please note that if you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank or other holder of record.

Stockholders must also present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the meeting.

14. How Will My Shares Be Voted if I Submit a Proxy Without Indicating My

       Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	FOR each director nominee named in this proxy statement;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2016;

•	FOR the approval, by non-binding vote, of the Company’s executive compensation;
•	FOR the approval and ratification of the 2016 Express Scripts Holding Company Long-Term Incentive Plan;

•	AGAINST the stockholder proposal regarding an independent board chairman, if properly presented at the meeting; and

•	AGAINST the stockholder proposal regarding political activities disclosure, if properly presented at the meeting.

8    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance Committee of our board of directors has nominated twelve directors to be elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All twelve nominees are currently directors of our Company and all nominees have agreed to serve if elected. Unless otherwise specified, all proxies will be voted in favor of each nominee listed below as a director of our Company. Gary G. Benanav is retiring from the board at the 2016 annual meeting and, accordingly, there will be a vacancy on the board following the election of directors. The Corporate Governance Committee of the board is currently in the process of identifying a candidate to fill this vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

Our board of directors has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will otherwise not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies may be voted for a substitute nominee named by our board of directors as well as for the remaining nominees. Because this election is not a contested election, directors are elected by a majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Our board of directors has determined that, in its judgment, with the exception of Mr. Paz, who is the chief executive officer of our Company, and Mr. Wentworth, who is the president of our Company, all of the members of, and nominees for, our board of directors are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this proxy statement. Mr. Paz intends to retire as chief executive officer immediately following the meeting but is expected to remain in his role as chair of the board.

Our Corporate Governance Guidelines provide that the Corporate Governance Committee will nominate candidates for our board of directors who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. Although we have not adopted a formal policy on diversity, the Corporate Governance Committee considers the diversity, age, skills, and experience of the candidates in the context of the overall needs of the board. The Corporate Governance Committee evaluates diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considers the breadth of backgrounds, professional skills, and business experiences that directors and candidates may bring to our board. In addition to these qualities, the selection criteria for nomination include the skills and characteristics possessed by each candidate in the context of the perceived needs of the board of directors at that point in time in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the board of directors. (For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” on page 19).

As described in more detail below, our board believes that the nominees, as a group, bring a diverse range of perspectives, and that each of our directors meets such criteria and has attributes and experience that make him or her well qualified to serve on our board of directors. For example, our board of directors includes several individuals with substantial healthcare or medical experience, including medical doctors, as well as individuals with experience serving as a chief executive officer or as a director of another publicly-traded company or significant financial services company. Most of our directors have financial or accounting experience, including several who have held the position of chief financial officer at a publicly-traded company. The Corporate Governance Committee considered, among other factors, the specific experience and qualifications in the biographical information detailed below as part of its decision to nominate each individual.

For purposes of this proxy statement, service as a director of Express Scripts, Inc. prior to April 2, 2012 is considered as service with the Company.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    9

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

MAURA C. BREEN
Age: 60 Director since: 2004
Committees: Compensation (Chair)

Maura C. Breen was elected a director of Express Scripts in July 2004. Ms. Breen served as Senior Vice President and General Manager for the New York Region for Verizon Communications, Inc. or “Verizon,” a provider of communications services, from March 2006 until her retirement in September 2008. Previously, Ms. Breen was Senior Vice President/Support Services, Network Services Group for Verizon, from December 2003 through March 2006. Ms. Breen also served as Senior Vice President & Chief Marketing Officer, Retail Market Groups for Verizon from July 2001 through December 2003. Ms. Breen also serves on the Board of the Crohn’s & Colitis Foundation of America.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Ms. Breen brings experience to our board in the areas of marketing and branding, cost control and restructuring, technology and innovation, sales and business development, and operations. Ms. Breen has over 30 years of experience with a Fortune 100 company in the telecommunications industry, including over nine years as a corporate executive officer.

WILLIAM J. DELANEY
Age: 60 Director since: 2011
Committees: Audit Compensation

William J. DeLaney was elected a director of Express Scripts in September 2011. Mr. DeLaney is currently Chief Executive Officer of Sysco Corporation or “Sysco,” a food marketing and distribution company, and has served in this capacity since March 2009. He assumed the additional title of President of Sysco in March 2010, which he held until January 2016. Mr. DeLaney began his Sysco career in 1987 and has held positions of increasing responsibility. In July 2007, Mr. DeLaney became Sysco’s Executive Vice President and Chief Financial Officer and continued to serve in such position following his promotion to CEO until October 2009. He has been a director of Sysco since January 2009.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. DeLaney brings experience to our board in the areas of accounting, finance, operations and management. Throughout his career, Mr. DeLaney has developed experience and knowledge in the areas of leadership and management development, corporate strategy and development, finance and accounting and distribution and supply chain management. Mr. DeLaney holds a Masters in Business Administration and has extensive experience as a corporate executive officer, including seven years as a chief executive officer.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

ELDER GRANGER, MD, MG, USA (Retired)
Age: 62 Director since: 2015
Committees: Compliance

Elder Granger was elected a director of Express Scripts in May 2015. Dr. Granger is a U.S. Army Major General (retired) and has served as the President and Chief Executive Officer of The 5Ps LLC, a healthcare, education, and leadership consulting firm, since August 2009. Dr. Granger served in the U.S. Army for over 35 years before retiring in June 2009, and was the Deputy Director and Program Executive Officer of the TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) in Washington, D.C. from December 2005 to June 2009. In this role he served as the principal advisor to the Assistant Secretary of Defense (Health Affairs) on DoD health plan, policy and performance and oversaw the acquisition, operation and integration of DoD’s managed care program within the Military Health System. Prior to joining TRICARE Management Activity, Dr. Granger led the largest U.S. and multi-national battlefield health system in recent history while serving as Commander, Task Force 44th Medical Command and Command Surgeon for the Multinational Corps Iraq. Dr. Granger received a B.S. Degree from Arkansas State University and earned his medical degree from University of Arkansas School of Medicine where he was awarded the Henry Kaiser Medical Fellowship for Medical Excellence and Leadership. Dr. Granger is board certified by the American College of Physician Executives, American Board of Medical Quality and American Board of Internal Medicine and holds numerous medical certifications. He is a director of DLH Holdings Corp., a provider of healthcare delivery solutions, logistics and technical services, and a current and former advisor or member of the board of directors of several privately-held companies.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Dr. Granger brings a wealth of knowledge with respect to healthcare management and operations and has broad experience covering the healthcare industry as well as the government sector. Dr. Granger also brings unique and extensive leadership experience and, through his deep understanding of the markets in which we compete, provides a strong independent voice on our board.

NICHOLAS J. LAHOWCHIC
Age: 69 Director since: 2001
Committees: Audit Compensation

Nicholas J. LaHowchic was elected a director of Express Scripts in July 2001. Mr. LaHowchic is currently President and Chief Executive Officer of Diannic, LLC, a management consulting firm, and has served in this capacity since February 2007. Previously, he served as President and Chief Executive Officer of Limited Logistics Services, Inc. from October 1997 and as Executive Vice President of Lbrands, Inc. (previously Limited Brands, Inc.), a retail apparel, personal care and beauty products company from April 2004 until his retirement in February 2007. As Executive Vice President of Lbrands, Inc., Mr. LaHowchic had responsibility for companywide Information Technology Services and co-lead with Vice-Chairman enterprise ERP Transformation Initiative. Limited Logistics Services, Inc. provides supply chain, compliance and procurement services to retailers including Lbrands, Inc. Previously Mr. LaHowchic also served as President, BD Supply Chain Services through October 1997 for Becton, Dickinson and Company, which develops, manufactures and sells medical devices, instrument systems and reagents worldwide. Mr. LaHowchic currently serves as director of a privately held company and a charitable organization and previously served as a director of Advance Auto Parts, Inc.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. LaHowchic brings experience to our board in the areas of financial reporting, accounting and controls, corporate finance, mergers and acquisitions, public policy, and government regulation. Mr. LaHowchic has global experience in a variety of business sectors including retail apparel, transportation and logistics services, manufacturing and distribution, and information services. Mr. LaHowchic holds a Masters in Business Administration and has extensive experience as a chief executive officer.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    11

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

THOMAS P. MAC MAHON
Age: 69 Director since: 2001
Committees: Corporate Governance (Chair)

Thomas P. Mac Mahon was elected a director of Express Scripts in March 2001 and has served as Presiding Director since May 2008. Mr. Mac Mahon served as Chairman of the Board, President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America Holdings or “LabCorp,” an independent clinical laboratory company, from January 1997 until his retirement in December 2006. Mr. Mac Mahon has also served or serves on the boards of several public and private companies. Mr. Mac Mahon served as a director of LabCorp from 1995 to 2013. Mr. Mac Mahon also serves as a director of two start-up diagnostic companies, SYNAP Diagnostics and Aushon Biosystems. He currently serves as a director of PharMerica Corporation, and the private diagnostic company Ortho-Clinical Diagnostics.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Mac Mahon brings experience to our board in the areas of financial reporting, accounting and controls, mergers and acquisitions, corporate finance, cost control and restructuring, operations, public policy, law and compliance, government regulation, and information services. Mr. Mac Mahon has experience in a variety of business sectors including broad healthcare experience. Mr. Mac Mahon has extensive experience as a chief executive officer.

FRANK MERGENTHALER
Age: 55 Director since: 2009
Committees: Audit (Chair)

Frank Mergenthaler was elected a director of Express Scripts in January 2009. He is currently Executive Vice President and Chief Financial Officer of Interpublic Group of Companies, Inc., an advertising and marketing services company, and has served in this capacity since July 2005. From April 2002 to July 2005, Mr. Mergenthaler was Executive Vice President and Chief Financial Officer of Columbia House Company, a direct marketer of entertainment content.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Mergenthaler brings experience to our board in the areas of financial reporting, accounting and controls, corporate finance, cost control and restructuring, insurance and risk management, marketing and branding, and information services. Mr. Mergenthaler has experience in a variety of business sectors including broad experience in the advertising and marketing industry. Mr. Mergenthaler is a Certified Public Accountant, has extensive experience as a Chief Financial Officer, and is a former partner of PricewaterhouseCoopers LLP.

12    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

WOODROW A. MYERS, Jr., MD
Age: 62 Director since: 2007
Committees: Compensation Compliance

Woodrow A. Myers, Jr. was elected a director of Express Scripts in May 2007. Dr. Myers has served as Managing Director of Myers Ventures LLC, a healthcare consulting company, since December 2015 and also from December 2005 to October 2013, and previously served as Chief Executive Officer of Corizon Health, Inc., a provider of health care solutions for correctional facilities from October 2013 to November 2015. Dr. Myers also served as Executive Vice President and Chief Medical Officer of Anthem, Inc. (formerly, WellPoint, Inc.), a health benefits company, from September 2000 through December 2005. Dr. Myers has also served or serves on the boards of numerous public and private companies, including Genomic Health Inc., from 2006 to 2013, LipoScience, Inc. from 2011 to 2013, Cardionet, Inc., Mozambique Healthcare Consortium and Stanford University Hospital & Clinics. Dr. Myers previously served as Commissioner of Health for New York City and for the State of Indiana.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Dr. Myers brings medical and management experience to our board, including broad experience in the healthcare industry. Dr. Myers is a Medical Doctor and holds a Masters in Business Administration. Dr. Myers has extensive experience as a corporate executive officer, including as chief executive officer.

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

RODERICK A. PALMORE
Age: 64 Director since: 2014
Committees: Corporate Governance

Roderick A. Palmore was elected a director of Express Scripts in September 2014. Mr. Palmore is currently Senior Counsel at Dentons US LLP, a multinational law firm, and has served in this capacity since July 2015. Previously, Mr. Palmore served as Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer and Secretary of General Mills, a global manufacturer and marketer of food products, from February 2008 until his retirement in February 2015. Mr. Palmore also served as Executive Vice President, General Counsel and Secretary at Sara Lee Corporation from 1999 through 2008. Mr. Palmore was a partner with Sonneschein Nath & Rosenthal in Chicago from 1993 to 1996, and a partner with Wildman, Harrold, Allen & Dixon from 1986 to 1993. Prior to joining Wildman, Harrold, Allen & Dixon as an associate in 1982, he served as an Assistant United States Attorney in the Northern District of Illinois. Mr. Palmore is currently a member of the board of directors of Goodyear Tire & Rubber Co. and CBOE Holdings, Inc.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Palmore brings experience to our board in the areas of law and compliance, corporate governance, government regulation and mergers and acquisitions. Mr. Palmore has extensive experience managing legal and corporate governance aspects of a large public company, having served as General Counsel for both General Mills and Sara Lee Corporation. Mr. Palmore is also a licensed attorney, serves as Senior Counsel with a nationally recognized law firm, and served as an Assistant United States Attorney for the Northern District of Illinois.

GEORGE PAZ
Age: 60 Director since: 2004
Committees: none

George Paz was elected a director of Express Scripts in January 2004 and has served as Chair of the board since May 2006. He assumed the role of Chief Executive Officer of Express Scripts on April 1, 2005 and served as President from October 2003 to February 2014. Mr. Paz joined Express Scripts and was appointed Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as Chief Financial Officer following his appointment to the office of President until his successor joined the Company in April 2004. Mr. Paz is currently a member of the board of directors of Honeywell International, Inc. and Prudential Financial, Inc. and served on the board of directors of the Federal Reserve Bank of St. Louis from 2012 through 2015, serving as Chairman in 2015. Mr. Paz is expected to retire from the role of Chief Executive Officer effective immediately following the 2016 annual meeting of stockholders and to continue serving as Chair of the board.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Paz has extensive knowledge about Express Scripts and the opportunities and challenges we face, and brings over 30 years of experience to our board of directors, including over ten years as our chief executive officer and over six years as our chief financial officer. Mr. Paz has experience in relevant areas such as tax, financial reporting, accounting and controls, corporate finance, insurance and risk management, mergers and acquisitions, capital markets, government regulation, and employee health benefits. Mr. Paz is a Certified Public Accountant.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    13

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

WILLIAM L. ROPER, MD, MPH
Age: 67 Director since: 2012
Committees: Compliance (Chair)

William L. Roper was elected a director of Express Scripts in April 2012. Dr. Roper served as a director of Medco Health Solutions, Inc. from December 2007 until the Company merged with Medco in April 2012. Dr. Roper has served as Dean of the School of Medicine and Vice Chancellor for Medical Affairs of the University of North Carolina (“UNC”) at Chapel Hill, and as Chief Executive Officer of the UNC Health Care System, in each case, since 2004. He has also served as a Professor of Pediatrics and Social Medicine at the UNC School of Medicine and as a Professor of Health Policy and Administration at the UNC School of Public Health. Before joining UNC in 1997, Dr. Roper served as Senior Vice President of Prudential Health Care and in other roles from 1993 to 1997. He also served as director of the Centers for Disease Control and Prevention from 1990 to 1993, on the senior White House staff in 1989 and 1990 and as the administrator of CMS from 1986 to 1989. Dr. Roper has been a director of DaVita HealthCare Partners Inc. since 2001. He is former Chairman of the Board of Directors of the National Quality Forum, a private, not-for-profit, public benefit corporation established to standardize healthcare quality measurement and reporting.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Dr. Roper brings medical and management experience to our board as well as experience and deep relationships in the healthcare industry. Dr. Roper is a Medical Doctor and has extensive executive experience in various capacities. Dr. Roper is a member of the American Academy of Pediatrics and the American Medical Association.

SEYMOUR STERNBERG
Age: 72 Director since: 1992
Committees: Audit Corporate Governance

Seymour Sternberg was elected a director of Express Scripts in March 1992. Mr. Sternberg became Chief Executive Officer and Chairman of the Board of New York Life in April 1997, and served as Chief Executive Officer until his retirement in June 2008. Mr. Sternberg continued to serve as non-executive Chairman of the Board of New York Life until May 2009. Mr. Sternberg was appointed by former President Clinton as one of three U.S. representatives to the Business Advisory Council of the Asia-Pacific Economic Cooperation. Mr. Sternberg has also served or serves on the boards of several public or private companies and charitable organizations. Mr. Sternberg is currently a director of CIT Group Inc. and a director of Northeastern University.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Sternberg brings experience to our board in the areas of strategic oversight, capital markets, mergers and acquisitions, corporate finance, financial reporting, accounting and controls, law and compliance, government regulation, public policy and governmental affairs, and insurance and risk management. Mr. Sternberg has extensive experience in the life insurance and financial services industry. Mr. Sternberg has over 30 years of experience as an executive corporate officer, including more than 11 years as a chief executive officer.

14    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

TIMOTHY WENTWORTH
Age: 55 Director since: 2015
Committees: none

Timothy Wentworth was elected a director of Express Scripts in June 2015. Mr. Wentworth assumed the role of President of the Company in February 2014 and served as Senior Vice President and President, Sales and Account Management from April 2012 to February 2014. Mr. Wentworth joined Express Scripts when the Company merged with Medco in April 2012. At Medco, he served as Group President, National and Key Accounts from October 2008 to April 2012, as Chief Executive Officer of Medco’s Accredo Health Group subsidiary from March 2006 to October 2008 and as Group President—National Accounts from August 2003 to March 2006. Mr. Wentworth is expected to succeed Mr. Paz as the Company’s chief executive officer immediately following the 2016 annual meeting of stockholders.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Wentworth brings a deep understanding of our Company and has significant executive and operational experience within our industry. Mr. Wentworth’s experience includes relevant areas such as operations, sales, marketing and branding, account management, innovation, business development, mergers and acquisitions, and management.

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Directors’ Recommendation The board of directors unanimously recommends a vote FOR the election of each director nominee listed above.

Retiring Director

Gary G. Benanav will retire from our board as of the date of the 2016 annual meeting. As such, Mr. Benanav is not included in the slate of nominees for election to the board listed above. The Company is grateful for his contributions and service to Express Scripts during his more than 15 years on our board.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    15

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Board of Directors and its Committees

Our board of directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our board of directors provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Committees of the Board of Directors

	Audit Committee	Compensation Committee	Compliance Committee	Corporate Governance Committee

Maura C. Breen

William J. DeLaney

Elder Granger, MD, MG, USA (Retired)

Nicholas J. LaHowchic

Thomas P. Mac Mahon

Frank Mergenthaler

Woodrow A. Myers Jr., MD

Roderick A. Palmore

William L. Roper, MD, MPH

Seymour Sternberg

Chairperson                 Member                 Financial Expert

Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee, and the Corporate Governance Committee. Each committee has a written charter which is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full board of directors. Each committee is composed entirely of directors deemed to be, in the judgment of our board of directors, independent in accordance with listing standards of The Nasdaq Global Select Market. Our board of directors met seven times in 2015. Each director attended at least 75% of the total number of meetings of the board of directors and the board committees of which he or she was a member in 2015. While we do not have a formal policy requiring members of the board of directors to attend the annual meeting of stockholders, we encourage all directors to attend. All of our directors attended the annual meeting in 2015.

The following table lists the members, primary functions, and number of meetings held for each of the committees.

Members	Primary Functions	Meetings in 2015

Audit Committee Frank Mergenthaler (Chair)* William J. DeLaney* Nicholas J. LaHowchic* Seymour Sternberg* * Each member of the Audit Committee has been determined by the board of directors, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.

•      Assist the board of directors in its oversight of (i) the integrity of our financial statements; (ii) our compliance with securities laws, including financial and disclosure requirements; (iii) our system of internal controls and the performance of our internal audit function; and (iv) the qualifications, independence and performance of our independent registered public accountants.

•      Select, retain and oversee our independent registered public accountants.

•      Review our annual and interim financial statements.

•      Establish procedures for the receipt and handling of complaints regarding accounting, internal accounting controls or auditing matters.

8

16    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

CORPORATE GOVERNANCE

Members	Principal Functions	Meetings in 2015

Compensation Committee Maura C. Breen (Chair) William J. DeLaney Nicholas J. LaHowchic Woodrow A. Myers, Jr.	• Review and approve our stated compensation strategy. • Review annually the goals and objectives relating to the compensation, and the performance, of our chief executive officer. • Review and approve compensation for our senior executives (approval of compensation for our executive vice presidents is ratified by the board, and approval of compensation for our CEO and president is ratified by the independent members of the board). • Review and make recommendations to the Corporate Governance Committee regarding the compensation of directors.	6

•      Approve forms of employment agreements and equity award agreements for our senior executives.

•      Approve and oversee the administration of our equity plans and executive incentive compensation, including the effect of our executive incentive compensation program on the risk-taking behavior of participants.

Compliance Committee William L. Roper (Chair) Elder Granger Woodrow A. Myers, Jr.	• Review and make recommendations to the board of directors addressing our legal and regulatory compliance practices generally (excluding SEC and financial reporting matters). • Review our Code of Conduct and Ethics at least annually and make recommendations to the board of directors with respect to any proposed changes. • Oversee implementation by management of procedures intended to ensure compliance with our Code of Conduct and Ethics. • Meet regularly with our management to assess our compliance policies and procedures.	4

Corporate Governance Committee Thomas P. Mac Mahon (Chair) Roderick A. Palmore Seymour Sternberg

•      Recommend to the board of directors criteria for membership on our board.

•      Select and recommend candidates for election or reelection as directors at our annual meeting of stockholders.

•      Consider stockholder recommendations for and nominations of candidates for election as directors.

•      Recommend candidates to fill any vacancies on our board of directors.

•      Review and make recommendations to the board of directors regarding our Corporate Governance Guidelines and the nature and duties of the committees of the board.

•      Approve and make adjustments to our policies regarding compensation of non-management directors.

•      Review proposed related party transactions.

		4

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    17

CORPORATE GOVERNANCE

Leadership Structure of the Board of Directors

Mr. Paz has served as both the chair of our board of directors and our chief executive officer since May 2006 and is uniquely positioned to lead our board through his exceptional depth of knowledge about Express Scripts and the opportunities and challenges we face. Mr. Paz intends to retire as chief executive officer immediately following the meeting but is expected to remain in his role as chair of the board. We believe continuing this board leadership structure is appropriate and in the best interests of our stockholders in order to facilitate a smooth transition and provide guidance and experience to our new executive leadership. Furthermore, as stated in the Company’s Corporate Governance Guidelines, the board prefers the role of CEO and chair of the board to be initially split following a transition of the CEO.

Our Corporate Governance Guidelines provide for the selection of a Presiding Director of the board at such times as the position of chair of the board is held by a non-independent director. Following Mr. Paz’s retirement as chief executive officer following the annual meeting, Mr. Mac Mahon will remain the lead independent director through the independent and empowered position of Presiding Director, a position he has held since May 2008. The duties of the Presiding Director include:

•	presiding at all meetings of the board of directors at which the chair of the board is not present, including executive sessions of the independent directors;

•	serving as liaison between the chair of the board and the independent directors;

•	the authority to approve the nature and extent of information and data sent to the board of directors;

•	the authority to approve meeting agendas for the board of directors;

•	the authority to approve meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensuring availability for consultation and direct communication with such stockholders.

We believe that our governance structure provides effective oversight of the board of directors because:

•	we have a strong, independent Presiding Director;

•	the board of directors has established and follows robust Corporate Governance Guidelines, as discussed below;

•	each member of the board of directors, other than Mr. Paz and Mr. Wentworth, is independent as defined by the listing standards of The Nasdaq Global Select Market;

•	each standing committee of the board of directors is composed solely of independent directors; and

•	our independent directors meet regularly in executive session.

Governance Practices and Policies

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. Our corporate governance procedures include (i) a majority voting standard for the uncontested election of directors; (ii) a majority threshold for stockholders to amend our bylaws; (iii) a strong and empowered Presiding Director; (iv) the ability of stockholders to call a special meeting; (v) provisions allowing for proxy access by stockholders; and (vi) the stated preference that upon a transition of the chief executive officer, the roles of chair of the board and chief executive officer should be split until such time as the board determines otherwise based on the best interests of the Company. We also have not adopted a stockholder rights plan.

We describe below certain key corporate governance and ethics policies which we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interests of our stockholders.

Corporate Governance Guidelines and Committee Charters

We have adopted Corporate Governance Guidelines to outline our corporate governance structure and address significant corporate governance issues, which are reviewed at least annually by the Corporate Governance Committee. Copies of these Guidelines as well as the Charter for each committee of our board of directors can be found at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com.

Code of Ethics

We have adopted a Code of Ethics which applies to all of our directors, officers, and employees, including our senior financial officers. A copy of the Code of Ethics is available at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com. We will post any amendments to the Code of Ethics or any waivers of the Code of Ethics for any of our directors, executive officers or senior financial officers, in the same section of our website.

18    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

CORPORATE GOVERNANCE

Selection of Nominees for the Board of Directors

The Corporate Governance Committee is responsible for evaluating potential candidates to serve on our board of directors, and for recommending nominees to be presented for election to the board of directors at our annual meeting of stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the board of directors at that point in time in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the board. Among the factors considered by the Corporate Governance Committee are the following:

•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;

•	the nominee’s character, judgment, and personal and professional integrity;

•	the nominee’s ability to read and understand corporate financial statements;

•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the board of directors;

•	the nominee’s qualifications for membership on certain committees of the board of directors;

•	any potential conflicts of interest involving the nominee; and

•	the composition and diversity of our existing board of directors.

Although the board has not adopted a formal policy on diversity, the Corporate Governance Committee considers the diversity, age, skills, and experience of candidates in the context of the overall needs of the board. The Corporate Governance Committee evaluates diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considering the breadth of backgrounds, professional skills, and business experiences that directors and candidates may bring to our board.

In identifying potential candidates for the board of directors, the Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the board. The Corporate Governance Committee will also consider candidates recommended by stockholders on the same basis as other candidates.

Any stockholder wishing to recommend a candidate for consideration by the Corporate Governance Committee to become a nominee for election to the board of directors may do so by submitting a written recommendation to the Corporate Governance Committee in accordance with our procedures for the submission of future stockholder proposals, as set out in our bylaws (see “Future Stockholder Proposals” on page 89). For a nominee to be considered for election, the nominee must provide the questionnaire and the representation and agreement described in the “Future Stockholder Proposals” section, and must describe various matters regarding the nominee and the recommending stockholder (including their associates and affiliates or others acting in concert and the underlying beneficial owner, if any) including, among other things, the following information:

•	the name, age, address and principal occupation or employment of both the nominee and the recommending stockholder;

•	the nominee’s general biographical information, including the identification of any other boards on which the nominee serves;

•	with respect to our common stock, the current ownership information for both the nominee and the recommending stockholder;

•	a description of any transactions or relationships between the nominee and/or the recommending stockholder on the one hand, and our Company or our management on the other hand;

•	a description of any material proceedings that are adverse to our Company and to which the nominee or the recommending stockholder is a party;

•	a description of all agreements, arrangements and understandings between the recommending stockholder and the nominee pursuant to which the nomination is made;

•	a description of any rights to vote or acquire shares of our common stock together with a description of any other derivative securities related to shares of our common stock held by the recommending stockholder;

•	such other information as may reasonably be required by the Company to determine the eligibility of the nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    19

CORPORATE GOVERNANCE

•	any other information relating to the nominee or the recommending stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

The request for nomination must also be accompanied by a written consent from the proposed nominee authorizing his or her nomination and agreeing to serve as a director if elected. Our Corporate Secretary will review all such stockholder recommendations, and will forward those that comply with the above-described requirements to the Corporate Governance Committee for evaluation and consideration.

Directors’ Compensation

The compensation of our directors is determined by the Corporate Governance Committee with input from the Compensation Committee. The objective of our non-employee director compensation program is to attract highly-qualified individuals to serve on the board of directors and to appropriately align the interests of our directors with those of our stockholders. The Corporate Governance Committee and the Compensation Committee review the director compensation program periodically to ensure that it continues to meet these objectives. In order to determine whether the director compensation program is competitive, the Corporate Governance Committee and the Compensation Committee consider general market information on program design as well as the significant amount of time that directors expend in fulfilling their duties to the Company and the skill level required by members of the board.

Directors who are employed by our Company or its subsidiaries do not receive compensation for serving as directors. Prior to compensation adjustments made in March 2016 described below, directors who were not employees of our Company or its subsidiaries were entitled to receive:

•	an annual retainer as follows:

•	$15,000 for the Audit Committee Chairperson;

•	$10,000 for the Compensation Committee Chairperson;

•	$5,000 for other committee Chairpersons;

•	$40,000 for all non-employee directors;

•	an additional $25,000 for the Presiding Director;

•	an additional $10,000 for each committee on which a director serves after the first committee;

•	a meeting fee of $2,000 for each meeting attended in person; and

•	a meeting fee of $1,000 for each meeting attended telephonically.

We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending board and committee meetings.

Our non-employee directors also receive equity awards. All awards are currently made under the 2011 LTIP and will be made under the 2016 Long-Term Incentive Plan if approved at the meeting (see “Proxy Item No. 4: Approval and Ratification of the Express Scripts Holding Company 2016 Long-Term Incentive Plan” on page 71). Prior to adjustments made in March 2016, we made the following equity awards to our non-employee directors:

•	an initial equity grant with a notional value of $115,000 for the first board of directors meeting attended as a non-employee director; and

•	an annual equity grant with a notional value of $200,000, with new directors who have taken office since the previous annual meeting receiving a pro-rated grant for the partial first year.

These equity awards are granted consistent with our Equity Award Granting Policy. The grant date with respect to annual equity grants is typically the date of our annual May board meeting and the grant date with respect to initial equity grants is the last to occur of the following: (i) the date of the final action necessary by the Committee or the board (as appropriate) to approve such award; (ii) such later date as may be specified in the terms of such award; or (iii) if the effective date under (i) or (ii) above would not fall within an “open window” trading period, then such award will be granted with an effective grant date as of the third trading date following the date of the next release of quarterly or annual financial results.

The equity awards are divided between non-qualified stock options and restricted stock units as follows:

•

one-half of the value of the equity award in time-vested, non-qualified stock options, valued using the method we utilize in valuing the grants for financial reporting purposes (currently the Black-Scholes valuation model), with the number of

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CORPORATE GOVERNANCE

stock options and the exercise price determined based on the fair market value of our common stock as of the grant date; and

•	one-half of the value of the equity award in restricted stock units, valued based on the fair market value of our common stock as of the grant date. The restricted stock units entitle the non-employee director to receive an equivalent number of shares of our common stock upon vesting.

All of the stock options granted to the non-employee directors have an exercise price equal to 100% of the fair market value of our common stock on the grant date and have a ten year term with respect to stock options granted after January 1, 2015 and a seven year term with respect to stock options granted prior to January 1, 2015. The stock options and restricted stock units vest ratably over a period of approximately three years. In order to relieve administrative burdens inherent with multiple vestings within a short timeframe, we generally align the vesting date for annual grants of time-based equity awards to a date certain (as opposed to the anniversary of the actual grant date). For non-employee director annual awards, the vesting date is May 1 of each year.

Generally, upon termination of a director’s board membership, all unvested stock options and restricted stock units are forfeited. However, the vesting of unvested stock options and restricted stock units accelerates upon a director’s retirement as follows:

•	upon attaining age 70, which we refer to as a “tenured retirement,” all unvested stock options and restricted stock units vest immediately, with the right to exercise each stock option throughout the length of its term; and

•	upon attaining age 65 with at least 10 years of service on the board of directors, which we refer to as an “early retirement,” a pro-rated portion of all unvested stock options and restricted stock units vest in accordance with the original vesting schedule of the respective equity grant. The pro-rated portion that continues to vest is equal to (i) the number of months served past age 65, divided by (ii) 60, or at a rate of 20% per year between the ages 65 and 70. This vested portion of the stock option remains exercisable until the earlier of four years after the retirement date or the expiration of the award. The portion of any award that does not vest is forfeited.

The vesting of unvested stock options and restricted stock units accelerates upon a director’s death or “disability” (as defined in the 2011 LTIP) as follows:

•	all unvested stock options vest and remain exercisable for one year;

•	all unvested restricted stock units vest, pro-rated for the portion of the three-year vesting period from the grant date through the date of death or “disability;” and

•	upon the death or “disability” of a director who would have been eligible for a tenured retirement or an early retirement, such director or his or her representative can elect to have the eligible equity grants treated accordingly.

The vesting of all unvested stock options and restricted stock units accelerates upon a “change in control” (as defined in the 2011 LTIP).

The following table provides information regarding our compensation of non-employee directors for 2015.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
Gary G. Benanav(4)	$90,500	$100,000	$100,000	$290,500
Maura C. Breen(5)	78,500	100,000	100,000	278,500
William J. DeLaney(6)	95,500	100,000	100,000	295,500
Elder Granger(7)	43,000	57,427	57,427	157,854
Nicholas J. LaHowchic(8)	86,000	100,000	100,000	286,000
Thomas P. Mac Mahon(9)	107,500	100,000	100,000	307,500
Frank Mergenthaler(10)	93,750	100,000	100,000	293,750
Woodrow A. Myers, Jr. (11)	92,500	100,000	100,000	292,500
Roderick A. Palmore(12)	70,000	100,000	100,000	270,000
John O. Parker(13)	14,500	—	—	14,500
William L. Roper (14)	71,750	100,000	100,000	271,750
Seymour Sternberg(15)	88,500	100,000	100,000	288,500

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CORPORATE GOVERNANCE

(1)	This column reports the amount of cash compensation earned for 2015 service on our board of directors and its committees.

(2)	Each director, except for Messrs. Granger and Parker, received an award of 1,189 restricted stock units on May 6, 2015 which vest one-third per year on May 1, 2016, May 1, 2017, and May 1, 2018. Grant date fair value was $100,000 (each grant had a notional award value of $100,000 rounded down to the nearest whole share). Pursuant to the Company’s Director Compensation Policy, restricted stock unit awards have been valued in the same manner as described in footnote 2 to the Summary Compensation Table on page 43.

(3)	Each director, except for Messrs. Granger and Parker received a grant of 5,604 non-qualified stock options on May 6, 2015, which vest one-third per year on May 1, 2016, May 1, 2017, and May 1, 2018. Grant date fair value was $100,000. Pursuant to the Company’s Director Compensation Policy, non-qualified stock options have been valued in the same manner as described in footnote 4 to the Summary Compensation Table on page 43.

(4)	At year-end, Mr. Benanav held 28,426 vested stock options, 11,830 unvested stock options and 2,724 unvested restricted stock units.

(5)	At year-end, Ms. Breen held 28,426 vested stock options, 11,830 unvested stock options and 2,724 unvested restricted stock units.

(6)	At year-end, Mr. DeLaney held 16,092 vested stock options, 11,830 unvested stock options and 2,724 unvested restricted stock units.

(7)	Mr. Granger was elected to the board of directors on May 6, 2015. He received an award of 3,222 stock options and 683 restricted stock units on May 6, 2015, each of which vest one-third per year on May 1, 2016, May 1, 2017, and May 1, 2018. At year-end, Mr. Granger held 3,222 unvested stock options and 683 unvested restricted stock units.

(8)	At year-end, Mr. LaHowchic held 20,776 vested stock options, 11,830 unvested stock options and 2,724 unvested restricted stock units.

(9)	At year-end, Mr. Mac Mahon held 41,554 vested stock options, 11,830 unvested stock options and 2,724 unvested restricted stock units.

(10)	At year-end, Mr. Mergenthaler held 44,128 vested stock options, 11,830 unvested stock options and 2,724 unvested restricted stock units.

(11)	At year-end, Dr. Myers held 14,084 vested stock options, 11,830 unvested stock options and 2,724 unvested restricted stock units.

(12)	At year-end, Mr. Palmore held 1,127 vested stock options, 5,909 unvested stock options and 1,286 unvested restricted stock units.

(13)	Mr. Parker retired from the board on February 18, 2015 and did not receive an equity award in 2015.

(14)	At year-end, Dr. Roper held 12,918 vested stock options, 11,830 unvested stock options, 2,724 unvested restricted stock units and 6,872 restricted stock units fully vested but deferred until retirement.

(15)	At year-end, Mr. Sternberg held 6,048 vested stock options, 11,830 unvested stock options and 2,724 unvested restricted stock units.

In March 2016, after considering input from the Compensation Committee’s compensation consultant, (Frederic W. Cook & Co., Inc.), and an analysis of current market practice, the board approved the following changes in directors’ compensation:

•	the annual cash retainer was increased to $100,000, but directors will no longer receive meeting fees;

•	the retainers for Chairpersons of the committees were increased to $25,000 (Audit Committee), $20,000 (Compensation Committee) and $15,000 (other committees);

•	the non-executive Chair of the Board, if and when appointed, will receive an annual retainer of $275,000;

•	the Presiding Director retainer was increased to $50,000; and

•	new directors will no longer receive an initial equity grant (annual grants of restricted stock units and stock options will remain unchanged).

Stock Ownership Guidelines for Directors

Our Corporate Governance Guidelines establish a minimum level of stock ownership that is sufficient, in the judgment of the Corporate Governance Committee, to closely align the interests of our directors with those of our stockholders. Directors are expected to maintain stock ownership with a value of at least 1.5 times the notional value of our annual equity grant to non-

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CORPORATE GOVERNANCE

employee directors. In March 2016, the stock ownership expectation was increased to 4 times the annual cash retainer, with an additional two-year period for directors to meet the higher threshold. Only stock owned “free and clear” is included in determining compliance with this threshold (i.e., unexercised stock options and unvested restricted stock units are not included). Directors are given five years to meet this threshold. In addition, once a director has met the threshold, if the value of the stock held by such director falls below the required ownership level due to a decrease in the trading price of our stock, such director has two years to remedy the shortfall. While these guidelines are not mandatory, each director’s status with respect to stock ownership is reviewed annually and communicated to the directors. Each of our directors is currently in compliance with these guidelines.

The Board of Directors’ Role in Enterprise Risk Management

The board of directors has general oversight responsibility for our affairs, including risk management, while senior management of the Company is responsible for our day-to-day operations. In order to assist the board of directors in overseeing risk management, we have implemented “enterprise risk management” or “ERM,” which is a company-wide initiative that involves the board of directors in an oversight capacity, as well as our senior management and other personnel acting in an integrated effort to identify, assess and manage risks that may affect our ability to execute on our corporate strategy and fulfill our business objectives. These activities involve the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, reputational, governance and managerial), and the formulation of plans to manage these risks or mitigate their effects.

Management provides periodic updates to our board of directors with respect to key risks which allows the board to oversee the formulation and implementation of plans to manage these risks or mitigate their effects. At least annually, the board of directors discusses with management the appropriate level of risk relative to our corporate strategy and business objectives and reviews with management the structure of our existing risk management processes. Further, at least annually, our Audit Committee discusses with our management and internal audit team our major financial risk exposures and the steps that have been taken to monitor and control such exposures, including a discussion of our risk assessment and risk management policies. In addition, our Compensation Committee regularly reviews risks related to our compensation policies and practices, and, at least annually, reviews and discusses the relationship between our risk management policies, corporate objectives, and compensation arrangements.

Communicating with the Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual board member may do so by writing to the board of directors or the specific board member, and mailing the correspondence to: Express Scripts Holding Company, Attention: Corporate Secretary, One Express Way, Saint Louis, Missouri 63121. The outside of the envelope should clearly indicate that it contains a stockholder communication. Our board of directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward the correspondence to the appropriate person or persons for response, with the exception of correspondence which is inappropriate or unrelated to the duties and responsibilities of the board of directors.

Certain Relationships and Related Party Transactions

The board of directors has adopted a Related Person Transaction Policy which requires all “Related Person Transactions” to be approved by the Corporate Governance Committee. The policy is reviewed periodically by the Corporate Governance Committee.

Under the policy, a “Related Person” is: (i) any person who has served as an executive officer, director or director nominee of the Company at any time since the beginning of the last fiscal year; (ii) any person beneficially owning in excess of 5% of any class of the Company’s voting securities; or (iii) an immediate family member of any person described in clause (i) or (ii).

Under the policy, a “Related Person Transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (i) involving an amount that exceeds or is expected to exceed $120,000 in the aggregate; (ii) in which the Company or its subsidiaries was, is, or will be a participant; and (iii) in which a Related Person had, has, or will have a direct or indirect material interest, other than:

•	any compensation arrangement with one of our executive officers if the appropriate board committee approved such compensation arrangement;

•	any compensation paid to one of our directors if the compensation is approved by the appropriate board committee;

•	any transaction where the Related Person’s interest arises solely from the ownership of our securities and all holders of the same class of securities receive the same benefit on a pro rata basis (e.g. dividends);

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CORPORATE GOVERNANCE

•	any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved over any 12-month period does not exceed the greater of $200,000, or 2% of that company’s total annual revenues;

•	any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $200,000, or 2% of the charitable organization’s total annual receipts;

•	transactions available to all employees generally and conducted on similar terms;

•	any transaction involving a Related Person in which the rates or charges involved are determined by competitive bids;

•	any transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

•	any transactions with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; and

•	any transaction, contract or arrangement approved by the board of directors.

Our executive officers and directors are expected to notify the General Counsel of any current or proposed transaction that may be a Related Person Transaction. The General Counsel will determine if such transaction is likely to be considered a Related Person Transaction, and, if so, will include it for consideration at the next meeting of the appropriate committee. Approval should be obtained in advance of a Related Person Transaction whenever practicable and is only granted where the appropriate committee determines that the transaction is in, or is not inconsistent with, the best interests of our stockholders. If it becomes necessary to approve a Related Person Transaction between meetings, the chair of the Corporate Governance Committee is authorized to act on behalf of the Corporate Governance Committee and will provide a report at its next meeting.

We expect our directors, officers and employees to act and make decisions that are in the best interests of our stockholders and encourage them to avoid situations which present a conflict between our interests and their own personal interests. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal loans of, any director or officer. A copy of our Code of Ethics is available at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Company Performance

We continue to execute our successful business model, which emphasizes the alignment of our financial interests with those of our clients and patients through greater use of generics, and lower-cost brands, home delivery and specialty pharmacies, while at the same time, delivering strong financial performance.

2015 Financial Review:

•	increased earnings per diluted share attributable to Express Scripts from $2.64 to $3.56, a 35% increase;

•	increased net income attributable to Express Scripts from $2,007.6 million to $2,476.4 million, a 23% increase;

•	increased generic fill rate from 82.9% to 84.4%; and

•	cash flow provided by operating activities increased from $4.55 billion to $4.85 billion.

Compensation Program Reflects Best Practices

We have designed our compensation program to drive performance toward the achievement of our short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. In May 2015, the Compensation Committee (for purposes of this “Executive Compensation” section of the proxy statement, the “Committee”) conducted its annual review and risk assessment of the Company’s compensation policies and practices to ensure our compensation program remains competitive and continues to align individual and group performance with the operational and financial performance of the Company. Following this review, the Committee concluded that our compensation program was appropriately designed for the size and complexity of the Company, was not reasonably likely to encourage excessive risk taking and that no significant changes were required. We intend to continue to regularly review our compensation program and incorporate best practices, examples of which include:

•	target total direct compensation (base salary, performance-based cash bonus awards and long-term incentive equity awards) that is generally competitive with a peer group of companies and other companies with which we compete for talent;

•	a mix of short- and long-term performance incentives, with an emphasis on long-term performance;

•	the regular risk assessment of compensation programs;

•	stock ownership guidelines;

•	a prohibition on trading in derivatives with respect to our common stock and on pledging shares of our common stock;

•	a clawback policy;

•	no reportable perquisites (except relocation allowance for a newly appointed executive); and

•	no tax gross-ups for our executive officers.

Pay-for-Performance

As discussed in more detail below, our compensation program is focused on aligning the interests of our senior executive officers with those of our stockholders. Because the majority of total direct compensation is in the form of performance-based variable pay awards (cash bonus awards and long-term incentive equity awards), the aggregate total direct compensation of our senior executive officers is designed to increase when the Company’s performance exceeds, and to decrease when the Company’s performance falls short of, our operational and financial goals. Total direct compensation for each of our senior executive officers can also increase or decrease based on individual performance (as determined by the Committee in consultation with the CEO or, with respect to the CEO, by the Committee and the independent members of the board). We also measure our compensation program relative to a peer group of companies. See “Implementing Our Compensation Objectives – Competitive Market Assessment of Executive Compensation Programs” on page 32.

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EXECUTIVE COMPENSATION

Stockholder Say-on-Pay

In May 2015, we held our annual stockholder advisory vote on executive compensation, commonly referred to as a say-on-pay vote. Of all votes cast, 94% were in favor of the compensation of our named executive officers as disclosed in our 2015 proxy statement. The Committee considered the results of the say-on-pay vote together with the trends in the say-on-pay votes of other companies and concluded that the vote affirms stockholder support of our approach to executive compensation. As a result, the Committee decided not to make any significant changes to the structure of our compensation program.

2015 Say-on-Pay Vote

Named Executive Officers

James Havel assumed the role of executive vice president and interim chief financial officer on January 2, 2015. On September 9, 2015, Eric Slusser assumed the role of executive vice president and chief financial officer and Mr. Havel left the role of interim chief financial officer and remained an employee of the Company through March 11, 2016 as executive vice president, finance. Keith Ebling left the role of executive vice president and general counsel effective July 24, 2015, but is expected to remain employed with the Company through June 1, 2016 (unless employment is earlier terminated by either Mr. Ebling or the Company) in order to facilitate a smooth and orderly transition. For a summary of termination benefits for each of Mr. Havel and Mr. Ebling, see “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – James Havel” on page 63 and “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – Keith Ebling (Expected Payments)” on page 64.

We refer to the following individuals as the “named executives,” “named executive officers,” or “NEOs” for the purposes of this proxy statement: George Paz, our chief executive officer; Timothy Wentworth, our president; Mr. Slusser, our executive vice president and chief financial officer; Sara Wade, our senior vice president and chief human resources officer; Christine Houston, our senior vice president, operations; Mr. Havel, our former executive vice president and interim chief financial officer; and Mr. Ebling, our former executive vice president and general counsel.

The compensation of our named executive officers is approved by the Committee and ratified by the board in the case of our executive vice presidents and ratified by the independent members of the board in the case of our CEO and president.

Summary of Compensation Components

The key components of our compensation program for our named executives are outlined in the following table (excluding health and similar benefits which are generally available to all employees).

Base Salary

Key Elements

• A fixed cash amount, determined annually.

Objective

• Provides a pay opportunity that is generally competitive with the companies with which we compete for management talent.

Compensation Actions in 2015

• Increased base salary in 2015 by approximately 2.8% for Mr. Paz, 2.9% for Mr. Wentworth and Ms. Wade, 3.6% for Ms. Houston and 3.7% for Mr. Ebling. Base salary was not adjusted for Messrs. Slusser and Havel as each was hired by the Company in 2015.

26    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

Executive Performance-Based Cash Bonus Awards

Key Elements

• An annual cash award approved by the Committee for senior executive officers (and ratified by the board, with respect to our executive vice presidents, and ratified by the independent members of the board, with respect to Mr. Paz and Mr. Wentworth).

• All of our named executives are eligible to receive annual performance-based cash bonus awards.

• In the first quarter of the performance year, the Committee approves, and the board ratifies, as applicable, a performance-based cash bonus award for each executive officer to be paid in the first quarter of the following year. The award is granted at 215% of each executive’s target bonus amount, which reflects the maximum potential award. For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee also approves, and the board ratifies, a minimum EPS target that must be achieved during the performance year or the award is forfeited. If the minimum EPS target is met, the Committee retains the discretion to adjust the actual payout of the award downward from the maximum potential award.

• Performance-based cash bonus awards are awarded under the 2011 LTIP. The Committee may, in its discretion, use a variety of subjective performance factors when granting these awards and considers, among other factors, each executive’s individual performance as a key factor in determining the actual payout.

Objective

• Rewards the achievement of certain operational and performance metrics that are established for each year.

• Motivates performance by delivering greater rewards for superior Company and individual performance, while delivering reduced or no awards for Company or individual underperformance.

Compensation Actions in 2015

• The target cash bonus award as a percentage of projected base salary was set at 150% for Mr. Paz, 125% for Mr. Wentworth, 100% for Mr. Slusser, 80% for each of Ms. Wade and Ms. Houston, and 100% for each of Mr. Havel and Mr. Ebling.

• Consistent with historical practice, in the first quarter of 2015 the Committee approved, and the board ratified, a performance-based cash bonus award for each named executive officer to be paid in the first quarter of the following year. The award was granted at 215% of each executive’s target bonus amount, which reflected the maximum potential award. For purposes of Section 162(m) of the Code, the Committee also approved, and the board ratified, a minimum EPS target for 2015.

• For 2015, the Committee approved, and the board ratified, a minimum EPS target of $1.75 (representing non-adjusted EPS as determined in accordance with GAAP).

• The minimum EPS target was exceeded for 2015; however, the Committee used its downward discretion to reduce the actual payout of the awards. This decision was based primarily on (i) the percentage payout of the 2015 Employee Annual Bonus Plan, applicable to employees below the senior staff level, which paid out at 157% of target based in part on certain 2015 financial metrics, including adjusted EBITDA and adjusted EPS (as presented in detail in the Company’s earnings release included on Form 8-K as filed with the SEC on February 16, 2016) and (ii) the individual performance of each named executive together with the subjective achievement of certain strategic and operational goals, including a client retention rate of 97%, a strong “1/1” or “January 1” operational performance, and the execution of capital structure initiatives. As adjusted by the Committee the actual payout of each award (as a percentage of the maximum potential award) was reduced to 73% for Mr. Paz, 73% for Mr. Wentworth, 73% for Mr. Slusser, 73% for Ms. Wade, 80% for Ms. Houston, and 73% for Mr. Havel. Pursuant to the terms of his Transition Agreement (as defined below), Mr. Ebling did not receive a 2015 performance-based cash bonus award. See “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – Keith Ebling (Expected Payments)” on page 64.

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EXECUTIVE COMPENSATION

Long-Term Incentive Plan

Key Elements

• Stock options comprise approximately 33 1/3% of annual long-term incentive equity awards for our named executives, and have a three-year vesting and ten-year expiration period for stock options issued after January 1, 2015.

• Restricted stock units comprise approximately 33 1/3% of annual long-term incentive equity awards for our named executives and have a three-year vesting period.

• Performance shares comprise approximately 33 1/3% of annual long-term incentive equity awards for our named executives and vest based upon the Company’s performance over three years in two equally weighted performance categories:

• total stockholder return relative to the S&P 100 Index; and

• three-year average return on invested capital relative to a predetermined target.

• The Committee may from time to time grant one-time awards in connection with hiring, promotion or other events.

Objective

• Stock options and restricted stock units align compensation to long-term stockholder value and stock price appreciation.

• Performance shares reward the achievement of our long-term financial goals and value creation to our stockholders relative to a defined peer group and predetermined targets.

• Overlapping vesting periods manage compensation-related risks associated with maximizing performance in any one period at the expense of another.

• Multi-year vesting period serves as a retention tool.

Compensation Actions in 2015

• Long-term incentive equity awards were granted consistent with historical practice, except that prior to January 1, 2015, (i) equity awards for our CEO were comprised of approximately 40% stock options, 25% restricted stock units and 35% performance shares; (ii) performance shares also used relative EPS growth as a performance criteria; and (iii) stock options had a seven-year expiration period.

Compensation Philosophy and Objectives

The Committee regularly discusses the general principles that form the basis of our compensation program. These principles, which guided the Committee’s compensation decisions in 2015, are discussed below.

Aligning Compensation with Stockholder Interests

The primary goal of our compensation program is to align the interests of our executives, including our named executive officers, with those of our stockholders through compensation vehicles that reward sustainable performance. Rewarding the achievement of established annual and long-term goals has the ultimate objective of increasing long-term stockholder value. The elements utilized to help achieve this alignment include:

•	grants of performance shares, which incentivize management actions that are likely to enhance stockholder return and return on invested capital;

•	grants of time-vested non-qualified stock options and awards of time-vested restricted stock units under our long-term incentive plan;

•	executive stock ownership guidelines pursuant to which executives are expected to maintain significant holdings of our stock; and

•	annual performance-based cash bonus awards applicable to all of our named executives under which amounts paid out to our named executive officers, if any, are approved by the Committee and ratified by the board in the case of our executive vice presidents and ratified by the independent members of the board in the case of our CEO and president (but, in each case, only if the established minimum EPS target is achieved) and are determined on a subjective basis, based on a variety of factors, including, with respect to 2015, the percentage payout under the Company’s 2015 Employee Annual Bonus Plan applicable to employees below the senior staff level, the individual performance of each named executive, and the subjective achievement of certain strategic and operational goals.

28    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

Rewarding Both Annual and Long-Term Performance, with an Emphasis on Long-Term Performance

The various components of our compensation program are intended to reward the achievement of both annual and long-term performance, strategic, and operational objectives by the Company, the Company’s business units, and the individual executives, in each case, with a greater emphasis on long-term, sustainable performance. This objective, in many ways, overlaps with the alignment objective and is achieved through the same compensation elements, which include:

•	grants of performance shares, the payout of which is contingent upon our performance, as measured by certain key financial metrics, over a three-year period;

•	grants of stock options and restricted stock units, the values of which are dependent upon the growth of the Company’s stock price over a period of several years; and

•	annual performance-based cash bonus awards applicable to all of our named executives, which are designed to focus our executives on annual Company-wide, operational, and individual goals.

Providing a Pay Opportunity Comparable with Peer Companies

In a constantly growing and rapidly changing business, it is imperative that we are able to attract and retain superior employees in key executive positions. For that purpose, it is our goal to provide opportunities that are generally competitive with the companies with which we compete for talent. These opportunities include:

•	a competitive total direct compensation package consisting of base salary, performance-based cash bonus awards, and long-term incentive equity awards;

•	employment agreements with our key executives which contain severance and change in control provisions; and

•	an Executive Deferred Compensation Plan, which provides a tax-advantaged method for executives to save for retirement and under which we make contributions that cliff vest after three years (subject to acceleration upon eligibility for retirement (see “Other Compensation Related Matters – Deferred Compensation” on page 39)).

Managing Compensation-Related Risks

As discussed in more detail below, we do not believe our program encourages excessive or unnecessary risk-taking. See page 41 for additional detail.

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Mix of Compensation

While total direct compensation of our named executive officers consists of base salary, performance-based cash bonus awards and long-term incentive equity awards, in light of the focus of our executive compensation program on sustainable long-term performance and increased stockholder value, the majority of total direct compensation is granted in the form of long-term incentive equity awards. The following chart shows the relative value of the various compensation components for 2015 (base salary, performance-based cash bonus awards and long-term incentive equity awards), valued at target, in the case of performance-based awards, as a percentage of 2015 total direct compensation.

	Base Salary and All Other Compensation(1)	Performance-Based Cash Bonus Awards (target)	Long-Term Incentive Equity Awards (target)
CEO	$1,579,952	$1,914,417	$10,250,000
NEOs (other than CEO)(2)	4,137,186	3,635,005	15,300,000
for all NEOs	5,717,138	5,549,422	25,550,000

(1)	All other compensation is discussed in footnote 6 to the “Summary Compensation Table” on page 43.

(2)	Excludes sign-on grant of restricted stock units with a grant date fair value of $1,000,000 and $2,500,000 with respect to Mr. Slusser and Mr. Havel, respectively.

Implementing our Compensation Objectives

Compensation Committee

The Committee is responsible for establishing, overseeing and reviewing executive compensation policies as well as approving, validating and benchmarking the compensation and benefits provided to our named executive officers. Any decision by the Committee related to compensation for our executive vice presidents is submitted for ratification by the board. Any decision by the Committee related to compensation for our CEO and president is submitted for ratification by the independent members of the board. The Committee’s charter is available on the Corporate Governance page at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com. The Committee currently includes four directors – Maura C. Breen (Chair), William J. DeLaney, Nicholas J. LaHowchic, and Woodrow A. Myers, Jr. Each of these directors is independent, as defined by the listing standards of The Nasdaq Global Select Market.

Role of Management in Establishing Compensation

At the direction of the Chair of the Committee, management generally prepares briefing materials for the Committee in advance of its meetings. An independent compensation consultant retained by the Committee may also prepare materials depending on the topics to be covered at the meeting. At the meetings, the Committee considers for approval compensation matters for senior executive officers and for newly hired or promoted senior executive officers. Management may also request the Committee consider additional issues involving compensation policies or design. During the annual evaluation process, the CEO evaluates the performance of our named executive officers (other than himself) and other members of our senior management team and provides

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a recommendation to the Committee with respect to annual increases to base salary, annual performance-based cash bonus awards, and long-term incentive equity awards. The Committee makes the final compensation decisions with respect to our named executives and other members of our senior management team, which are ratified by the board in the case of our executive vice presidents and which are ratified by the independent members of the board in the case of our CEO and president.

Management may be asked to assist in conducting the meetings and to provide relevant data, information and other resources. The Committee’s independent compensation consultant also participates as requested by the Committee. As part of regular Committee meetings, Committee members generally meet in executive session during which members of management are not present.

In consultation with the Committee, management establishes compensation parameters for employees below the senior management level. These compensation parameters generally reflect the philosophy and objectives established by the Committee in designing the compensation program for our named executive officers.

Role of the Compensation Consultant

Pursuant to its charter, the Committee has the independent authority to engage the services of outside advisors and experts. The Committee engaged Frederic W. Cook & Co., Inc. (“FWC”) as its compensation consultant with respect to 2015 compensation matters related to our senior executive officers, including our CEO. For purposes of this proxy statement, the term “Compensation Consultant” refers to FWC.

The Committee is solely responsible for commissioning the work of the Compensation Consultant, which is independent of management. The Committee has also assessed the independence of the Compensation Consultant pursuant to the rules of the SEC and concluded that its work for the Committee does not raise any conflict of interest. The Committee has adopted a policy requiring the approval of the Committee Chair or, at the Chair’s discretion, the entire Committee, before the Compensation Consultant can be utilized to perform any other services for the Company other than those required under its engagement by the Committee. In 2015, the Compensation Consultant was not utilized to perform any other services for the Company. The Committee has the authority to hire and dismiss the Compensation Consultant as well as to establish new engagements. With the permission of the Committee, management may receive copies of completed work performed by the Compensation Consultant and may also discuss work in progress. If requested by the Committee, a representative of the Compensation Consultant may participate in the meetings of the Committee in person or by telephone.

The role of the Compensation Consultant is to provide independent, expert advice to the Committee on the design of the Company’s compensation programs and the level of compensation paid to our senior executive officers. On an annual basis, the Compensation Consultant develops a peer group median based on a market analysis of the compensation elements of a selected group of peer companies (“Peer Group Median”) and a market analysis of the compensation elements of our general industry (“General Industry Median”) using a blend of nationally recognized compensation survey data. The Compensation Consultant then develops a market blend median (“Market Blend Median”) based on a blend of the Peer Group Median and the General Industry Median. The Compensation Consultant next conducts an annual competitive market assessment by comparing the compensation elements of our senior executive officers, including the CEO, with the General Industry Median and, where available, the Peer Group Median and the Market Blend Median. The Committee considers the competitive market assessment when making its final compensation decisions. It is the Committee’s current intention to continue annual competitive market assessments to ensure that our senior executive officers are compensated appropriately from a competitive and design perspective. In December 2014, FWC delivered its competitive market assessment and reviewed the results with the Committee (as discussed in further detail below). Management did not engage a separate executive compensation consultant during 2015.

Peer Group

The Compensation Consultant works with the Committee and management to review and select a group of peer companies that is reflective of the Company’s size and scope of business. The peer group companies (the “Peer Group Companies”) used for the December 2014 competitive market assessment include the ten companies above and the ten companies below our Company on the Fortune 100 list at the time the peer group was approved by the Committee in 2012 and includes

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companies from industries other than healthcare (exclusive of financial service and oil and gas companies due to their unique compensation practices). The Peer Group Companies are set forth below:

Peer Group Companies: Compensation Benchmarking

AmerisourceBergen Corp.	Home Depot Inc.
Apple Inc.	International Business Machines Corp.
AT&T Inc.	The Kroger Co.
The Boeing Co.	McKesson Corp.
Cardinal Health Inc.	Pfizer Inc.
Costco Wholesale Corp.	The Procter & Gamble Co.
CVS Health Corp.	Target Corp.
Ford Motor Co.	UnitedHealth Group Inc.
General Motors Co.	Verizon Communications, Inc.
Hewlett-Packard Co.	Walgreens Boots Alliance, Inc.

The following table provides a recent overview of our financial information relative to that of our Peer Group Companies:

Financial Information for Peer Group Companies

(based on publicly available information as of February 2016)

($ in billions)*

	Revenue (most recent four quarters)	Total Assets (most recent quarter end)	Market Capitalization (as of 2/8/16)
75th Percentile	$149.2	$170.9	$143.9
50th Percentile	112.9	94.4	79.5
25th Percentile	96.1	44.2	43.1
Express Scripts	101.8	53.2	45.7
Express Scripts Percentile	30%	30%	35%

*	Reflects adjustments to account for the breakup of Hewlett-Packard Co. into two separate entities: HP, Inc. and Hewlett Packard Enterprise Co.

The Committee expects to review and update our Peer Group Companies from time to time as necessary to account for mergers, acquisitions or other changes, or otherwise based on a determination by the Committee that any of our Peer Group Companies is no longer appropriate for benchmarking purposes.

Competitive Market Assessment of Executive Compensation Programs

The objective of our compensation design is to combine base salary, performance-based cash bonus awards, and long-term incentive equity awards to create an aggregate total direct compensation package that is generally competitive with the companies with which we compete for talent.

As stated above, the Committee engaged FWC to conduct a competitive market assessment for our senior executive officers, including our CEO, which was presented to the Committee in December 2014, in advance of the time 2015 executive compensation decisions were approved. The December 2014 competitive market assessment included a compensation benchmarking report with respect to our compensation program as compared to the General Industry Median and, with respect to the positions of CEO, president, chief financial officer, and general counsel, the Peer Group Median and the Market Blend Median. The results of the December 2014 compensation benchmarking report provide the market competitiveness for all three components of total direct compensation (as well as in total) for our senior executive officers, including each of our named executive officers. This compensation benchmarking report constitutes one of the factors considered by the Committee in determining the appropriate compensation levels of our named executive officers.

The results of the December 2014 compensation benchmarking assessment are outlined below and were considered by the Committee when approving our 2015 executive compensation program. Separate assessments were completed for Mr. Paz, Mr. Wentworth, Ms. Wade, Ms. Houston and Mr. Ebling. Mr. Slusser was appointed to the role of chief financial officer in September 2015 and Mr. Havel was appointed to the role of interim chief financial officer in January 2015 and, accordingly, neither an assessment of Mr. Havel’s compensation nor an assessment of Mr. Slusser’s compensation was included in the December 2014 compensation benchmarking assessment; however, the market data with respect to the position of chief

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financial officer was included in the report and considered when determining the compensation level for Messrs. Slusser and Havel. The following is a summary of the December 2014 compensation benchmarking assessment which assumes payout of performance-based variable pay at target:

•	total target cash compensation (base salary and annual performance-based cash bonus awards) was 26% below market median for Mr. Paz, 10% below market median for Mr. Wentworth, 18% below market median for Ms. Wade, 23% below market median for Ms. Houston, and 6% below market median for Mr. Ebling; and

•	total target direct compensation (base salary, annual performance-based cash bonus awards and long-term incentive equity awards) was 19% below market median for Mr. Paz, 9% above market median for Mr. Wentworth, 3% above market median for Ms. Wade, 6% below market median for Ms. Houston, and 6% above market median for Mr. Ebling.

The Compensation Consultant also conducted a competitive market assessment (which included a compensation benchmarking report) with respect to 2015 executive compensation which was presented to the Committee in December 2015. The December 2015 compensation benchmarking report was prepared on a similar basis to the December 2014 compensation benchmarking report described above. The results of the December 2015 compensation benchmarking report provide the market competitiveness for all three components of total direct compensation (as well as in total) for Mr. Paz, Mr. Wentworth, Mr. Slusser, Ms. Wade and Ms. Houston. As discussed above, Mr. Havel left the role of interim chief financial officer in September 2015 and Mr. Ebling left the role of general counsel in July 2015; accordingly, neither is included in the December 2015 compensation benchmarking report. The following is a summary of the December 2015 compensation benchmarking assessment which assumes payout of performance-based variable pay at target and does not include Mr. Paz or Mr. Wentworth as the December 2015 compensation benchmarking report reflected Mr. Paz’s expected retirement as CEO and Mr. Wentworth’s transition to the role of CEO, in each case, following the annual meeting:

•	total target cash compensation (base salary and annual performance-based cash bonus awards) was 24% below market median for Mr. Slusser, 22% below market median for Ms. Wade, and 37% below market median for Ms. Houston; and

•	total target direct compensation (base salary, annual performance-based cash bonus awards and long-term incentive equity awards) was 23% below market median for Mr. Slusser, 2% below market median for Ms. Wade, and 13% below market median for Ms. Houston.

The results of the December 2015 competitive market assessment demonstrated that total direct compensation for our named executive officers is generally below the market median (assuming payout of performance-based variable pay awards at target).

Components of Executive Compensation

Base Salary

The Committee considers the following when determining the annual base salary (and any changes thereto) of our named executive officers:

•	the individual performance of the executive officer;

•	the recommendations of management (for named executive officers other than our CEO) and the Compensation Consultant;

•	the level, scope and complexity of responsibilities of the position;

•	the competitive market assessment (described above);

•	the performance of the business unit or functional division for which the executive officer is responsible; and

•	our overall budget for compensation.

Base salary levels are typically reviewed annually as part of our performance review process or upon a promotion or significant change in a senior executive officer’s responsibilities. Changes in base salary for our named executive officers are approved by the Committee and ratified by the board in the case of our executive vice presidents and ratified by the independent members of the board in the case of our CEO and president. Annual changes are generally effective each year as of April 1.

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Following a careful review of the December 2014 competitive market assessment, in March 2015, following approval by the Committee and ratification by the board in the case of our executive vice presidents and our president, and ratification by the independent members of the board in the case of our CEO, base salaries were increased as follows:

•	CEO: by 2.8% from $1,250,000 to $1,285,000;

•	Mr. Wentworth: by 2.9% from $850,000 to $875,000;

•	Ms. Wade: by 2.9% from $550,000 to $566,000;

•	Ms. Houston: by 3.6% from $550,000 to $570,000; and

•	Mr. Ebling: by 3.7% from $675,000 to $700,000.

The base salary of Mr. Havel remained unchanged at $725,000. The base salary for Mr. Slusser was set at $725,000 in connection with his commencement of employment and appointment to the role of executive vice president and chief financial officer in September 2015. The new base salary amounts were effective April 1, 2015.

Executive Performance-Based Cash Bonus Awards

Pursuant to our executive performance-based cash bonus award program, each member of our senior management team, including each of our named executive officers, has an annual target bonus amount expressed as a percentage of the executive’s base salary – 150% for Mr. Paz, 125% for Mr. Wentworth, 100% for Mr. Slusser, 80% for each of Ms. Wade and Ms. Houston, and 100% for each of Mr. Havel and Mr. Ebling (the effect of any salary adjustments during the year are pro-rated when determining “base salary”). In the first quarter of each year, the Committee approves, and the board ratifies, a performance-based cash bonus award under the 2011 LTIP for each member of our senior management team to be paid in the first quarter of the following year. The award is granted at 215% of each such executive’s target bonus amount, which reflects the maximum potential award. For purposes of Section 162(m) of the Code, the Committee approves, and the board ratifies, a minimum EPS target that must be achieved during the performance year or the award is forfeited. If the minimum EPS target is met, the maximum potential award is eligible for payout and the Committee retains discretion to adjust the actual payout of the award downward from the maximum potential award. The EPS target with respect to 2015 was $1.75 (representing non-adjusted EPS as determined in accordance with GAAP).

The minimum EPS target was exceeded for 2015; however, the Committee used its downward discretion to reduce the actual payout of the awards. This decision was based on a variety of subjective factors (none of which were established in advance), including (i) the percentage payout under the 2015 Employee Annual Bonus Plan applicable to employees below the senior staff level, which paid out at 157% of target based in part on certain 2015 financial metrics, including adjusted EBITDA and adjusted EPS (as presented in detail in the Corporation’s earnings release included on From 8-K as filed with the SEC on February 16, 2016) and (ii) the individual performance of each named executive together with the subjective achievement of certain strategic and operational goals, including a client retention rate of 97%, a strong “1/1” or “January 1” operational performance, and the execution of capital structure initiatives. The actual payout of each award, as adjusted by the Committee, is set forth in the table below. The final bonus payout awards for our named executive officers were approved by the Committee and, with respect to Messrs. Slusser and Havel, ratified by the board and, with respect to Messrs. Paz and Wentworth, ratified by the independent members of the board.

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Each of our named executive officers (other than Mr. Ebling) received actual payouts in March 2016 under their respective 2015 performance-based cash bonus award as reflected in the following table:

Executive	Maximum Potential Bonus Award(1)	Bonus Award Paid Out	Percentage of Maximum Potential Bonus Award Paid Out	Target Bonus Award	Percentage of Target Bonus Award Paid Out
George Paz	$4,115,997	$3,005,635	73%	$1,914,417	157%
Timothy Wentworth	2,334,996	1,705,091	73%	1,086,045	157%
Eric Slusser	491,113	358,627	73%	228,425	157%
Sara Wade	966,734	705,941	73%	449,644	157%
Christine Houston	971,918	780,699	80%	452,055	173%
James Havel	1,558,750	1,138,250	73%	725,000	157%
Keith Ebling(2)	1,491,747	—	—	693,836	—

(1)	Maximum 2015 performance-based cash bonus awards were granted pursuant to the 2011 LTIP.

(2)	As noted above, Mr. Ebling left the role of executive vice president and general counsel in July 2015. See “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – Keith Ebling (Expected Payments)” on page 64.

Annual Long-Term Incentive Equity Awards

The 2011 LTIP permits the Company to grant stock options, restricted stock units, performance shares and other awards to eligible individuals, which awards may be subject to one or more performance metrics selected from a broad range of permitted performance goals set forth in the 2011 LTIP.

The Company considers many factors in determining the appropriate mix of long-term incentive equity awards, including the prevalence and composition of equity awards as reported in the competitive market assessment and the mix of awards required to effectively incentivize management and to appropriately reward the creation of value for stockholders and strong financial performance. The Committee approves and the members of the board ratify (in the case of our executive vice presidents) and the independent members of the board ratify (in the case of our CEO and president) an aggregate value of long-term incentive equity awards for each named executive. The awards are then allocated among three different types of equity awards as follows:

Stock Options

Target % of Annual Long-Term Incentive Equity Awards

• 33 1/3% based on the value calculated by the Black-Scholes valuation model, as described in Note 9 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for year ended December 31, 2015.

Key Features

• Vests in three equal annual installments, subject to acceleration in certain circumstances.

• Expires ten years from the date of grant (seven years for stock options issued prior to January 1, 2015).

• Exercise price equals the fair market value of our common stock on the grant date. The Company may not reduce the exercise price of any previously granted stock option, nor make any payment for cancellation of a stock option if the exercise price is below the fair market value of our common stock.

• Only provides compensation value if the stock price increases after the stock options are granted.

Restricted Stock Units

Target % of Annual Long-Term Incentive Equity Awards

• 33 1/3% based on the fair market value of our common stock on the date of grant.

Key Features

• Vests in three equal annual installments, subject to acceleration in certain circumstances.

• Upon vesting, settled in shares of our common stock on a share-for-share basis.

• Realizable value is determined based on our stock price at the time of vesting.

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Performance Shares

Target % of Annual Long-Term Incentive Equity Awards

• 33 1/3% based on the fair market value of our common stock on the date of grant.

Key Features

• Value of payout depends on the achievement of certain performance metrics over a three-year period. Performance metrics are weighted equally and include the following:

• Three-year total stockholder return: The Company’s performance with respect to three-year total stockholder return relative to the S&P 100 Index determines the payout with respect to 50% of the total number of performance shares granted based on the following scale, with results between the various thresholds resulting in proportionately adjusted payouts, provided that achievement below the 30th percentile will trigger a 0% payout:

–  Threshold: 30th percentile results in a payout of 50% with respect to 50% of the total number of performance shares granted;

–  Target: 50th percentile results in a payout of 100% with respect to 50% of the total number of performance shares granted; and

–  Maximum: 80th percentile results in a payout of 250% with respect to 50% of the total number of performance shares granted.

“Stockholder return” is the annualized rate of return reflecting price appreciation over the performance period plus reinvestment of dividends on a monthly basis and the compounding effect of dividends paid on reinvested dividends.

• Three-year average return on invested capital: The Company’s performance with respect to three-year return on invested capital relative to a predetermined target that aligns with the Company’s annual budget determines the payout with respect to 50% of the total number of performance shares granted based on the following scale, with results between the various thresholds resulting in proportionately adjusted payouts, provided that a three-year average return on invested capital below 10.50% will trigger a 0% payout:

–  Threshold: a three-year average return on invested capital equal to 10.50% results in a payout of 50% with respect to 50% of the total number of performance shares granted;

–  Target: a three-year average return on invested capital equal to 10.75% results in a payout of 100% with respect to 50% of the total number of performance shares granted; and

–  Maximum: a three-year average return on invested capital equal to 11.25% results in a payout of 250% with respect to 50% of the total number of performance shares granted.

“Return on invested capital” is income before extraordinary items (available for common stock), divided by total invested capital, which is the sum of total long-term debt, preferred stock, minority interest and total common equity.

• Performance shares are settled in shares of our common stock on a share-for-share basis.

The Committee determines the vesting schedule for each time-based equity grant and generally makes grants that vest in equal amounts over approximately three years. In order to relieve administrative burdens inherent with multiple vestings within a short period of time (e.g., calculation of tax withholding amounts, multiple SEC filing requirements, etc.), we generally align the annual vesting date for time-based equity awards to a specific date (as opposed to the anniversary of the actual grant date). For example, with respect to annual long-term incentive equity awards granted to employees, which are typically granted in late February or early March of each year, we have historically set the annual vesting dates for all awards to February 28. Except in the case of retirement, disability or death, certain change in control transactions, or, in the case of performance share awards, termination by the Company without “Cause” (as defined in the applicable employment agreement), executive officers generally must be employed by the Company on the scheduled vesting date in order for such vesting to occur.

The aggregate value of a named executive’s long-term incentive equity award is determined by the Committee based, in part, upon the contribution that the executive officer is expected to make to the overall growth, profitability and financial performance of the Company during the vesting period. The Committee also considers long-term incentive equity compensation levels of our Peer Group Companies and the results of the competitive market assessment. While the Company maintains stock ownership guidelines (see “Stock Ownership Guidelines for Executives” on page 40), the Committee does not consider existing stock ownership levels of individual executives in determining the amount of long-term incentive equity awards.

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Target values were determined by the Committee following consideration of the competitive market assessment presented to the Committee by FWC in December 2014. The value and the composition of long-term incentive equity awards granted to our named executive officers is set forth in the “Summary Compensation Table” on page 43.

Summary of 2015 Direct Compensation Decisions

The table below details the total direct compensation decisions for 2015.

Name	2015 Base Salary(1)	Bonus Target Percentage (% of Base Salary)	Target Bonus Amount (2)	2015 LTI Award(3)		Total Target Direct Compensation(4)	Amount Earned Above/ (Below) Target Bonus Amount(5)	Total Actual Direct Compensation
George Paz	$1,285,000	150	$1,914,417	$10,250,000		$13,449,417	$1,091,218	$14,540,635
Timothy Wentworth	875,000	125	1,086,045	5,750,000		7,711,045	619,046	8,330,091
Eric Slusser	725,000	100	228,425	1,000,000	(6)	1,953,425	130,202	2,083,627
Sara Wade	566,000	80	449,644	2,150,000		3,165,644	256,297	3,421,941
Christine Houston	570,000	80	452,055	1,900,000		2,922,055	328,644	3,250,699
James Havel(8)	725,000	100	725,000	5,250,000	(7)	6,700,000	413,250	7,113,250
Keith Ebling(8)	700,000	100	693,836	2,750,000		4,143,836	(693,836)	3,450,000

(1)	Amounts shown represent annualized base salaries effective April 1, 2015 (or, in the case of Mr. Slusser, effective September 8, 2015).

(2)	The target bonus amount is calculated by multiplying the bonus target percentage by the executive’s base salary, with the effect of any salary adjustments during the year pro-rated for the portion of the year during which such adjustments were in effect.

(3)	The amounts shown, other than for Mr. Slusser, include stock options, restricted stock units and performance shares (assuming payout at target) and reflect grant date fair market value. These awards are also reflected in the “Summary Compensation Table” below. Specific 2015 long-term incentive equity awards (which reflect grant date fair market value in the table above) are included in the “Grants of Plan-Based Awards in 2015” table below.

(4)	The amounts shown include base salary, target performance-based cash bonus award, stock options, restricted stock units and performance shares (assuming payout at target). Values with respect to stock options, restricted stock units and performance shares (assuming payout at target), reflect grant date fair market value and are also included in the “Summary Compensation Table” below.

(5)	With respect to each of our named executive officers, amounts represent the amount by which the actual payout under the 2015 performance-based cash bonus awards was in excess of (or below) such named executives’ target bonus amount.

(6)	Includes a one-time sign-on grant of restricted stock units with a grant date fair value of $1,000,000.

(7)	Includes a one-time sign-on grant of restricted stock units with a grant date fair value of $2,500,000.

(8)	Mr. Havel left the role of executive vice president and interim chief financial officer on September 9, 2015 and left the Company on March 11, 2016 and Mr. Ebling left the role of executive vice president and general counsel in July 2015. For a summary of the expected termination benefits with respect to Messrs. Havel and Ebling, see “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – James Havel” on page 63 and “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – Keith Ebling (Expected Payments)” on page 64.

Performance Measures

The performance measures used to determine the payout of 2015 performance-based cash bonus awards to our named executives in the first quarter of 2016 are discussed above, see “Compensation Discussion and Analysis — Components of Executive Compensation — Executive Performance-Based Cash Bonus Awards” on page 34. The performance metrics that will be used to determine the vesting of performance share awards granted in March 2015 for the 2015 – 2017 performance period (the “2015 PSUs”) are discussed above, see “Compensation Discussion and Analysis – Components of Executive Compensation – Annual Long-Term Incentive Equity Awards – Performance Shares” on page 36.

The performance metrics used to determine the vesting of performance share awards for the 2013 – 2015 performance period (the “2013 PSUs”) include three-year total stockholder return and three-year average return on invested capital as well as three-year compounded annual growth rate of earnings per share, with equal weighting (33 1/3%) for each performance metric.

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The performance metrics for the 2013 PSUs are calculated relative to a defined industry peer group and were designed to trigger payout as follows (with respect to 33 1/3% of the 2013 PSUs for each performance metric): 0% payout if the Company is ranked less than the 40th percentile relative to the peer group; 25% payout if the Company is ranked greater than the 40th percentile and less than the 50th percentile relative to the peer group; 100% payout if the Company is ranked greater than the 50th percentile and less than the 80th percentile relative to the peer group; and 250% payout if the Company is ranked greater than the 80th percentile relative to the peer group. Achievement of a percentile rank between the defined percentiles, would trigger a prorated number of 2013 PSUs with respect to the applicable performance metric. The defined industry peer group with respect to the 2013 PSUs is set forth below:

Industry Peer Group: Performance Share Awards for the 2013 – 2015 Performance Period: Granted in 2013 and Paid Out in 2016

Aetna Inc.	Humana Inc.
AmerisourceBergen Corp.	Laboratory Corp. of America Holdings
Anthem, Inc.	McKesson Corp.
Cardinal Health, Inc.	Patterson Companies, Inc.
Cigna Corp.	Quest Diagnostics Inc.
Coventry Health Care, Inc.	Tenet Healthcare Corp.
CVS Health Corp.	UnitedHealth Group Inc.
DaVita HealthCare Partners Inc.	Walgreens Boots Alliance, Inc.

Coventry Health Care, Inc. was not included in the determination of the 2016 payout of the 2013 PSUs due to its acquisition in the second quarter of 2013. The payout of the 2013 PSUs is reflected in the Option Exercises and Stock Vested Table on page 50.

With respect to both performance share awards and performance-based cash bonus awards, the Committee has the power and authority to make determinations concerning whether the performance measures have been achieved and may make appropriate adjustments to the results of the Company and/or any of the companies in the defined industry peer group (or the S&P 100 Index with respect to the 2015 PSUs), to account for changes in accounting principles or practices, changes in the number of shares outstanding (which would affect earnings per share targets), and similar changes, and may appropriately adjust for one-time items, extraordinary items, prior period adjustments, discontinued operation charges, and similar items, in determining whether the performance measures have been achieved. The Committee generally expects that it will only make such adjustments to the extent permitted by Section 162(m) of the Code.

Performance Share Award Results

The 2013 PSUs vested at 154.2% based on the achievement of the performance criteria as set forth in the table below.

Criteria	Express Scripts Performance	Weight	Percentile Rank	Peer Group Rank	Vesting as a Percentage of PSU Grant	Vesting Percent by Relative Weighting
Total Stockholder Return	17.0%	33 1⁄3%	33.33%	11 out of 16	0%	0%
Three-Year Compounded Annual Growth Rate — EPS	13.9%	33 1⁄3%	73.33%	5 out of 16	212.5%	70.83%
Three-Year Average Return on Invested Capital(1)	15.6%	33 1⁄3%	100%	1 out of 16	250%	83.33%
Total Vesting						154.2%

(1)	The acquisition of Medco Health Solutions, Inc. by Express Scripts, Inc. (the “Medco transactions”) significantly impacted the Company’s three-year average return on invested capital, primarily due to the fact that acquisitions are priced based on future expected returns. However, it can take years for synergies to be fully realized. “Invested capital” reflects the full acquisition price in the first year, which significantly reduces an acquiring company’s return on invested capital. Under the original terms of the performance share awards, the Company’s three-year average return on invested capital resulted in a payout of 138% with respect to 33 1/3% of the total number of performance shares granted. However, the Committee exercised its authority to make appropriate adjustments and performed an adjusted calculation, whereby the cost of the Medco transactions was phased-in over a period of 5 years, resulting in a three-year average return on invested capital outcome as set forth in the table above. The Committee determined this adjustment was appropriate because the Medco transactions were a significant benefit to the Company and concluded it was in the best interests of the Company and its stockholders to incentivize management to actively pursue beneficial acquisitions.

38    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

Other Compensation Related Matters

Perquisites

In accordance with our pay-for-performance compensation philosophy, no perquisites are provided to our senior executive officers that would be required to be reported in this proxy statement except for the reimbursement of relocation expenses and certain other miscellaneous expenses for Mr. Slusser as reflected on page 44. All of the offices in our headquarters building are the same size, including the offices of our senior executive officers; no reserved parking is provided to employees at any level; and no financial counseling programs are provided to our senior executive officers. In addition, our senior executive officers pay significantly higher premiums for medical insurance than our lower compensated employees.

Deferred Compensation

The Company provides an opportunity for senior executive officers to participate in the Executive Deferred Compensation Plan (“EDCP”), a deferred compensation program that is intended to comply with the rules provided under Section 409A of the Code. Participating executive officers can elect to defer up to 50% of their annual base salary and up to 100% of their annual performance-based cash bonus award. In addition, we have historically made contributions to each executive officer’s EDCP account in an amount equal to 6% of such executive officer’s annual cash compensation, with the contributions subject to cliff vesting at the end of the third calendar year following the year for which they are awarded. When a senior executive officer becomes eligible for retirement under the EDCP (which occurs upon reaching a minimum age of 55 and having a combined age plus years of service with the Company of 65), or upon termination due to death or disability (as defined in the EDCP plan), all Company EDCP contributions vest in full. Upon termination for any reason other than death, disability or retirement (as defined above), all unvested Company EDCP contributions are forfeited. Other than the 6% annual contribution to the EDCP and the opportunity to participate in the Company’s qualified 401(k) plan, the Company provides no retirement benefits to its senior executive officers.

Deferred compensation provides our senior executive officers a tax favored method of accumulating assets. The three-year vesting schedule applicable to Company contributions is intended to serve as a retention device for our senior executive officers. Amounts contributed to the EDCP by the participant are deemed to be invested in the hypothetical investment options selected by the participant from among the investment options similar to those available under the Company’s 401(k) plan and a Company stock fund. Contributions made by the Company are allocated as follows: 75% of the contribution is allocated to the participant’s selected hypothetical investment options and 25% is allocated to the Company stock fund. The account is credited with gains or losses actually experienced by the selected hypothetical investments. Accordingly, the EDCP does not credit above-market or preferential earnings on nonqualified deferred compensation.

Additional Benefits

Our senior executive officers also participate in employee benefit plans generally available to all employees on the same terms as similarly situated employees, including our 401(k) plan and health and welfare plans. The Company provides equivalent health insurance to all of our employees, and the employee paid portions of the premiums on such insurance are tiered such that more highly compensated employees pay higher premiums in order to subsidize the premiums for lower paid employees. As a result, the employee contributions paid by our highest paid employees can be nearly 300% higher than those paid by our lowest paid employees.

Clawback Policy

The Committee has approved and adopted a formal clawback policy that is applicable to all current and former executive officers (including the chief accounting officer) who receive incentive-based compensation (performance-based cash bonus awards and long-term incentive equity awards). The policy provides, subject to Committee discretion, for the recovery of incentive compensation in the event of a restatement of financial results, regardless of whether misconduct was the cause of the restatement. The policy became effective beginning with fiscal year 2012 reporting. Once final clawback rules are approved by the SEC, we intend to review our policy and compensation plans and, if necessary, amend them to comply with the new mandates.

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EXECUTIVE COMPENSATION

Employment Agreements

As discussed beginning on page 51, we have entered into employment agreements with our chief executive officer and each of our other senior executive officers, which provide for, among other things, severance benefits and change in control protections. The Committee believes that these agreements are appropriate and provide value to the Company for a number of reasons:

•	the agreements assist in attracting and retaining senior executive officers as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the severance provisions require terminated executives to execute a release in favor of the Company in order to receive any severance payments and such payments are further conditioned upon compliance with certain terms of the agreement, including covenants with respect to non-competition, non-solicitation and non-disparagement; and

•	the change in control protections and severance benefits help to retain key personnel during rumored or actual acquisitions or similar corporate changes.

The employment agreement with Mr. Paz runs through March 2017. The employment agreements with our other senior executive officers are automatically renewed on April 1 of each year for successive one-year periods unless either party provides at least ninety days notice prior to the end of the term. Mr. Paz intends to retire as chief executive officer immediately following the meeting but is expected to remain in his role as chair of the board.

Deductibility of Compensation

The goal for the deductibility of compensation is to comply with the requirements of Section 162(m) of the Code, to the extent deemed practicable or appropriate by the Committee, which retains flexibility to exercise discretion in the design and administration of our compensation program. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly-traded company may deduct in any one year for any of its “named executive officers” (as defined in the Code). This limitation does not apply to performance-based compensation meeting certain requirements (including the requirement that such compensation be paid under a stockholder-approved plan).

For 2015, the stock option, performance share and performance-based cash bonus awards, all of which were granted under the stockholder-approved 2011 LTIP, were designed with the intention of satisfying the deductibility requirements of Section 162(m). However, we cannot guarantee that our awards will in fact satisfy such requirements.

Stock Ownership Guidelines for Executives

The Company maintains guidelines for stock ownership with respect to its senior executive officers and vice presidents. The purpose of the guidelines is to encourage our senior executive officers and vice presidents to show a commitment to the Company and its stockholders by holding a prescribed number of shares of Company stock. In addition to shares of Company stock, the following equity vehicles (in each case assuming shares are withheld for taxes) are included when determining compliance with the ownership guidelines:

•	unvested restricted stock units, net of taxes;

•	Company share equivalents held under the EDCP, net of taxes; and

•	vested, unexercised stock options, net of taxes.

Unvested performance shares and unvested stock options are not included in determining compliance. While the guidelines are not mandatory, compliance is reviewed annually by the Committee and communicated to the senior executive officers and vice presidents. Each senior executive officer and vice president has five years from the time of becoming an executive officer or vice president to attain the recommended ownership level. The guidelines suggest that each senior executive officer or vice president hold a number of eligible shares with a value at least equal to a multiple of his or her base annual salary as follows: 5.0x for the chief executive officer, 4.0x for the president, 3.0x for all executive vice presidents, 2.5x for all senior vice presidents, and 1.0x-1.5x for our vice presidents, with an exception for cases where the guidelines are not met due to a significant decrease in the stock price, in which case, the guidelines provide a period of two years to remedy the shortfall. As of December 31, 2015, each of our named executive officers was in compliance with the guidelines.

Equity Award Granting Policy

The Company has an equity awards policy which covers grant approvals and the establishment of the grant date for equity awards. Pursuant to this policy:

•

annual long-term incentive equity awards granted to our named executive officers during the first quarter of each year have an effective grant date as of the last to occur of the following: (i) the date of the final action necessary by the Committee or the board (as appropriate) to approve such award; (ii) such later date as may be specified in the terms of such award; or (iii) if the effective date under (i) or (ii) above would not fall within an “open window” trading period, then

40    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

such award will be granted with an effective grant date as of the third trading date following the date of the next release of quarterly or annual financial results;

•	special equity awards for new hires, retention, promotion and special recognition may be granted during an “open window” trading period or, if the Committee, the board or the chief executive officer (as appropriate) acts outside of such a period, then such award will be granted with an effective grant date as of the third trading date following the date of the next release of quarterly or annual financial results;

•	the exercise price of stock options will not be less than the closing trading price of the stock on the grant date; and

•	equity grants with a prospective grant date will be made on a nominal value basis consistent with the method the Company uses to value options for financial reporting purposes under applicable authoritative accounting guidance.

By granting annual long-term incentive equity awards during the first quarter, the Committee is able to consider the previous year’s financial performance in determining the size and structure of such awards, both in the aggregate and with respect to individual senior executive officers. In addition, by granting annual long-term incentive equity awards during the first quarter, such grants are coordinated with the payout of performance-based cash bonus awards and annual base salary adjustments.

Derivatives Trading and Pledging

Because a primary goal of our equity-based incentive compensation program is to align the interests of our senior executive officers with those of our stockholders, we prohibit the trading of derivative securities related to shares of our stock, including hedging strategies, puts, calls or other types of derivative securities. Our policy also prohibits pledging shares of our stock.

Assessment of Risk

We do not believe that our compensation program generally, including the executive compensation program, encourages excessive or inappropriate risk-taking. A significant portion of our executive compensation program is generally performance-based, and, while appropriate risk-taking is a necessary component of growing a business, the Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management and employee decisions that could pose undue long-term risks. Examples of such practices include:

•	Limits on Annual Performance-Based Cash Bonus Awards. The compensation of our named executive officers is not overly-weighted toward short-term incentives. For instance, our CEO’s target performance-based cash bonus award for 2015 was approximately 14% of his total target direct compensation. Performance-based cash bonus awards with respect to each senior executive officer are also capped at 215% of such executive officer’s target bonus award.

•	Emphasis on Long-Term Incentive Equity Awards; Overlapping Vesting Periods. The largest percentage of total target direct compensation for our named executive officers is provided through long-term incentive equity compensation which vests over a period of years. This vesting period encourages our senior executive officers to focus on sustaining and enhancing our Company’s long-term performance. Long-term incentive equity awards are also made annually so that our senior executive officers always have unvested equity awards which could significantly decrease in value if our business is not appropriately managed for the long-term.

•	Performance Share Awards. A significant portion of the long-term incentive equity compensation of our named executive officers consists of performance shares. Performance share payouts are tied to the achievement of certain performance metrics which encourages focus on sustaining our long-term performance. These awards also have overlapping performance periods, so that any risks taken to increase the payout under one award could jeopardize the potential payout under other awards. To further reduce the incentive for unnecessary risk-taking, we cap the payout of these awards at 250% of target.

•	Performance Metrics. A significant portion of awards are made based on the achievement of a variety of performance metrics, both predetermined (return on invested capital and earnings per share) and relative to the S&P 100 index (total stockholder return), which diversifies the risks associated with any single indicator of performance. We believe these metrics are affected by management decisions and correlate to the creation of stockholder value over the long-term.

•	Role of Compensation Committee. Members of the Committee approve the final payout of the annual performance-based cash bonus awards for our named executive officers, following a review of executive and Company performance, which is ratified by the members of the board in the case of our executive vice presidents and by the independent members of the board in the case of our CEO and president. The Committee also reviews the Company’s compensation and incentive plans available to employees other than our named executive officers to, among other things, prevent unnecessary risk taking under such plans.

•	Stock Ownership Guidelines. Our stock ownership guidelines require our senior executive officers and vice presidents to hold a certain amount of Company stock. This requirement ensures that each senior executive officer and vice president will have a significant amount of personal wealth tied to the long-term performance of our stock.

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•	Clawback Policy. We have adopted a clawback policy applicable to all current and former executive officers (including the chief accounting officer) who receive incentive based compensation following the effectiveness of the policy. The policy provides, subject to Committee discretion, for the recovery of incentive compensation in the event of a restatement of financial results, regardless of whether misconduct was the cause of the restatement.

In summary, we have structured our compensation program so that a considerable amount of the wealth of our senior executive officers is tied to the long-term health and performance of our Company. We seek to provide incentives for our senior executive officers to manage for long-term performance while safeguarding our stockholders from inappropriate incentive compensation payments in the event of financial restatement. We also seek to avoid the type of disproportionately large short-term incentives that could encourage senior executive officers to take risks which may not be in the best long-term interests of our stockholders. We believe this combination of factors encourages our senior executive officers to manage our Company in a prudent manner.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Maura C. Breen (Chair), William J. DeLaney, Nicholas J. LaHowchic and Woodrow A. Myers, Jr., none of whom are employees or current or former officers of our Company, or had any relationship with our Company required to be disclosed under “Certain Relationships and Related Party Transactions.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Maura C. Breen, Chair

William J. DeLaney

Nicholas J. LaHowchic

Woodrow A. Myers, Jr.

March 8, 2016

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for the year ended December 31, 2015:

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards (2)(3)		Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
George Paz	2015	$1,324,058	—	$6,833,333	(7)	$3,416,667	$3,005,635	$255,894	$14,835,587
Chief Executive Officer and Chair of the Board	2014 2013	1,235,385 1,187,308		6,000,000 5,400,000		4,000,000 3,600,000	1,392,233 2,764,507	293,388 88,867	12,921,006 13,040,682
Timothy Wentworth	2015	901,250	—	3,833,333	(8)	1,916,667	1,705,091	108,562	8,464,903
President	2014	815,303	$489,180(9)	3,400,000		1,700,000	775,683	106,036	7,286,202
Eric Slusser	2015	220,289	—	1,000,000	(10)	—	358,627	32,493	1,611,409
Executive Vice President and Chief Financial Officer
Sara Wade	2015	583,031	—	1,433,333	(11)	716,667	705,941	79,762	3,518,734
Senior Vice President and Chief Human Resources Officer	2014	535,385		1,375,000		687,500	387,029	80,367	3,065,281
Christine Houston	2015	586,000	—	1,266,666	(12)	633,334	780,699	76,576	3,343,275
Senior Vice President, Operations
James Havel(13)	2015	716,635	110,000(14)	4,333,333	(15)	916,667	1,138,250	—	7,214,885
Former Executive Vice President and Interim Chief Financial Officer
Keith Ebling(16)	2015	719,519	—	1,833,333	(17)	916,667	—	113,069	3,582,588
Former Executive Vice President and General Counsel	2014 2013	660,385 617,788		1,800,000 1,533,334		900,000 766,667	662,540 959,093	121,202 51,139	4,144,127 3,928,021

(1)	The salary amount with respect to 2015 for each named executive officer, other than Mr. Slusser, is greater than such named executive officer’s 2015 base salary (see “Summary of 2015 Direct Compensation Decisions” on page 37) due to the timing of payroll processing and an additional paycheck included for the 2015 calendar year.

(2)	Amounts reflect the aggregate fair value of restricted stock units and performance share awards (assuming payout at target), in each case, as of the grant date calculated in accordance with applicable authoritative accounting guidance. For restricted stock units and performance share awards, fair value is calculated using the closing price of our common stock on the date of grant. For additional information regarding stock-based compensation, refer to Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 10-K”).

(3)	With respect to the value of performance share awards, the payout is dependent on the achievement of certain performance metrics over a three-year period. Based on these performance metrics, the maximum payout is 250% of the target award, which would result in a maximum value of: $8,541,668 for Mr. Paz; $4,791,668 for Mr. Wentworth; $1,791,668 for Ms. Wade; $1,583,333 for Ms. Houston; and $2,291,668 for Messrs. Havel and Ebling, with respect to performance share awards granted in 2015. For a full discussion of performance share awards, see “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Long-Term Incentive Equity Awards — Performance Shares” on page 36.

(4)	Amounts reflect the aggregate fair value of stock options as of the grant date calculated in accordance with applicable authoritative accounting guidance. The value of the stock option awards was calculated using a Black-Scholes multiple option-pricing model. For additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to Note 9 to the Consolidated Financial Statements included in our 2015 10-K.

(5)	With respect to 2015, amounts reflect the performance-based cash bonus awards (unvested as of December 31, 2015) earned during 2015, as discussed in the Compensation Discussion and Analysis above. These amounts were approved by the Committee at its February 16, 2016 meeting and ratified by the board, as applicable, at its March 9, 2016 meeting.

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EXECUTIVE COMPENSATION

(6)	Amounts include the basic Company contribution under the EDCP and the matching contribution under the 401(k) Plan. The amounts for 2015 are as follows:

Compensation Category	Mr. Paz	Mr. Wentworth	Mr. Slusser		Ms. Wade	Ms. Houston	Mr. Havel	Mr. Ebling
Company Contribution under the EDCP	$239,994	$92,662	$—		$63,862	$60,676	$—	$97,169
Company Matching Contribution under the 401(k) Plan	15,900	15,900	—		15,900	15,900	—	15,900
Other	—	—	32,493	(i)	—	—	—	—

Total	255,894	108,562	32,493		79,762	76,576	—	113,069

(i)	Includes a relocation allowance in the amount of $32,333 and $160 of miscellaneous expenses.

(7)	Includes (i) an award of performance shares with a grant date fair value of $3,416,667 (assuming payout at target), which is based on the market price of our common stock on the date of grant and (ii) an award of time-based restricted stock units with a grant date fair value of $3,416,667, which is based on the market price of our common stock on the date of grant.

(8)	Includes (i) an award of performance shares with a grant date fair value of $1,916,667 (assuming payout at target), which is based on the market price of our common stock on the date of grant and (ii) an award of time-based restricted stock units with a grant date fair value of $1,916,667, which is based on the market price of our common stock on the date of grant.

(9)	Represents amounts paid in connection with Mr. Wentworth’s $2,935,050 retention bonus granted in January 2012.

(10)	Amount reflects Mr. Slusser’s sign-on equity grant of restricted stock units.

(11)	Includes (i) an award of performance shares with a grant date fair value of $716,667 (assuming payout at target), which is based on the market price of our common stock on the date of grant and (ii) an award of time-based restricted stock units with a grant date fair value of $716,667, which is based on the market price of our common stock on the date of grant.

(12)	Includes (i) an award of performance shares with a grant date fair value of $633,333 (assuming payout at target), which is based on the market price of our common stock on the date of grant and (ii) an award of time-based restricted stock units with a grant date fair value of $633,333, which is based on the market price of our common stock on the date of grant.

(13)	Mr. Havel left the role of interim chief financial officer effective September 9, 2015 and left the Company on March 11, 2016. The amounts set forth in the table above reflect compensation amounts for Mr. Havel with respect to 2015. For a summary of Mr. Havel’s termination benefits, see “Employment Agreements and Potential Payments Upon a Termination or Change in Control – Estimated Benefits – James Havel” on page 63.

(14)	Reflects a one-time payment of $110,000 in connection with Mr. Havel’s sign-on bonus.

(15)	Includes (i) an award of performance shares with a grant date fair value of $916,667 (assuming payout at target), which is based on the market price of our common stock on the date of grant; (ii) an award of time-based restricted stock units with a grant date fair value of $916,667, which is based on the market price of our common stock on the date of grant; and (iii) a one-time sign-on award of time-based restricted stock units with a grant date fair value of $2,500,000.

(16)	Mr. Ebling left the role of executive vice president and general counsel effective July 24, 2015, but is expected to remain employed with the Company through June 1, 2016 (unless employment is earlier terminated by either Mr. Ebling or the Company) in order to facilitate a smooth and orderly transition. The amounts set forth in the table above reflect compensation amounts for Mr. Ebling with respect to 2015. For a summary of Mr. Ebling’s expected termination benefits, see “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – Keith Ebling (Expected Payments)” on page 64.

(17)	Includes (i) an award of performance shares with a grant date fair value of $916,667 (assuming payout at target), which is based on the market price of our common stock on the date of grant and (ii) an award of time-based restricted stock units with a grant date fair value of $916,667, which is based on the market price of our common stock on the date of grant.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2015

The following table provides additional information about our annual long-term incentive equity awards, which consist of performance share awards (PSUs), restricted stock unit awards (RSUs), non-qualified stock option awards (options) and non-equity incentive plan awards, in each case, granted to our named executive officers in 2015 pursuant to the 2011 LTIP.

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(i) (#)		All Other Option Awards: Number of Securities Underlying Options(j) (#)		Exercise or Base Price of Option Awards(k) ($/sh)	Grant Date Fair Value of Stock and Option Awards(4) (l) ($)
Name (a)	Type of Award	Grant Date (b)(1)	Committee Action Date (1)		Threshold (c) ($)	Target (d) ($)	Maximum (e) ($)	Threshold (f) (#)	Target (g) (#)	Maximum (h) (#)
George Paz	PSUs	03/04/2015	03/03/2015					20,138	40,276	100,690						$3,416,667
	RSUs	03/04/2015	03/03/2015								40,276	(5)				$3,416,667
	Options	03/04/2015	03/03/2015										189,385	(6)	$84.83	$3,416,667
	2015 Performance- Based Cash Bonus Award		02/17/2015	(7)	N/A	$1,914,417	$4,115,997
Timothy Wentworth	PSUs	03/04/2015	03/03/2015					11,297	22,594	56,485						$1,916,667
	RSUs	03/04/2015	03/03/2015								22,594	(5)				$1,916,667
	Options	03/04/2015	03/03/2015										106,240	(6)	$84.83	$1,916,667
	2015 Performance- Based Cash Bonus Award		02/17/2015	(7)	N/A	$1,086,045	$2,334,996
Eric Slusser	RSUs	09/09/2015	09/08/2015								11,960	(5)				$1,000,000
	2015 Performance- Based Cash Bonus Award		09/08/2015	(7)	N/A	$228,425	$491,114
Sara Wade	PSUs	03/04/2015	03/03/2015					4,224	8,448	21,120						$716,667
	RSUs	03/04/2015	03/03/2015								8,448	(5)				$716,667
	Options	03/04/2015	03/03/2015										39,724	(6)	$84.83	$716,667
	2015 Performance- Based Cash Bonus Award		02/17/2015	(7)	N/A	$449,644	$966,734
Christine Houston	PSUs	03/04/2015	03/03/2015					3,733	7,465	18,663						$633,333
	RSUs	03/04/2015	03/03/2015								7,465	(5)				$633,333
	Options	03/04/2015	03/03/2015										35,105	(6)	$84.83	$633,333
	2015 Performance- Based Cash Bonus Award		02/17/2015	(7)	N/A	$452,055	$971,918
James Havel(8)	PSUs	03/04/2015	03/03/2015					5,403	10,805	27,013						$916,667
	RSUs	03/04/2015	03/03/2015								10,805	(5)				$916,667
	RSUs	03/04/2015	03/03/2015								29,470	(9)				$2,500,000
	Options	03/04/2015	03/03/2015										50,810	(6)	$84.83	$916,667
	2015 Performance- Based Cash Bonus Award	03/04/2015	02/17/2015	(7)	N/A	$725,000	$1,558,750
Keith Ebling(10)	PSUs	03/04/2015	03/03/2015					5,403	10,805	27,013						$916,667
	RSUs	03/04/2015	03/03/2015								10,805	(5)				$916,667
	Options	03/04/2015	03/03/2015										50,810	(6)	$84.83	$916,667
	2015 Performance- Based Cash Bonus Award	03/04/2015	02/17/2015	(7)	N/A	$693,836	$1,491,747

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(1)	The terms of the awards provide for a grant date which is typically the first practical date during an open window period following Committee approval and ratification by the board (as applicable).

(2)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payouts with respect to 2015 performance-based cash bonus awards. In the first quarter of the 2015 performance year, the Committee approved, and the board ratified, a performance-based cash bonus award for each executive officer to be paid in the first quarter of 2016. The award was granted at 215% of each executive’s target bonus amount, which reflected the maximum potential award (column (e)). For purposes of Section 162(m) of the Code, the Committee also approved, and the board ratified, a minimum EPS target that must be achieved during the performance year or the award would be forfeited. If the minimum EPS target was achieved, the Committee retained the discretion to adjust the actual payout of the award downward from the maximum potential award. The minimum EPS target was exceeded for 2015; however, the Committee used its downward discretion to reduce the actual payout of each award (as a percentage of the maximum potential award) for each named executive officer. See “Compensation Discussion and Analysis — Components of Executive Compensation — Executive Performance-Based Cash Bonus Awards” on page 34.

(3)	The numbers in columns (f), (g) and (h) represent the threshold (50%), target (100%) and maximum (250%) payouts with respect to the performance share awards granted to our named executives in March 2015 for the January 1, 2015 through December 31, 2017 performance period. The number of shares of our common stock to be delivered upon settlement of the performance shares will be determined based upon our achievement of certain performance metrics over a three-year period. Realization of the performance share awards and their actual value, if any, will depend on our achievement of the performance metrics and the market value of our common stock on the date the performance share awards are settled. See “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Long-Term Incentive Equity Awards — Performance Shares” on page 36.

(4)	The amounts in column (l) with respect to performance share awards are based on the grant date fair value of the award assuming payout at target. The amounts in column (l) with respect to restricted stock unit awards are based on the grant date fair value of the award. The amounts in column (l) with respect to stock option awards are estimated on the date of grant using a Black-Scholes multiple option-pricing model. For additional information regarding equity-based compensation, including the assumptions used in the Black-Scholes model, refer to Note 9 to the Consolidated Financial Statements included in our 2015 10-K.

(5)	Numbers represent restricted stock unit awards. With respect to Mr. Paz, Mr. Wentworth, Ms. Wade and Ms. Houston, one-third of the restricted stock units vested on February 28, 2016 and the remainder is scheduled to vest in two equal installments on February 28, 2017 and February 28, 2018, subject to acceleration under the terms of the 2011 LTIP and the applicable award agreement. With respect to Mr. Slusser, all of the restricted stock units (granted as a sign-on equity grant) are scheduled to vest on September 9, 2018. With respect to Mr. Havel, one-third of these restricted stock units vested on February 28, 2016 and the remainder were forfeited to the Company as of his termination date (March 11, 2016). With respect to Mr. Ebling, one-third of these restricted stock units vested on February 28, 2016 and the remainder are expected to be forfeited to the Company as of his expected termination date (June 1, 2016, unless employment is earlier terminated by either Mr. Ebling or the Company).

(6)	Numbers represent non-qualified stock option awards. The stock options have an exercise price of $84.83 (the closing price of our common stock on the grant date) and, with respect to Mr. Paz, Mr. Wentworth, Ms. Wade and Ms. Houston, one-third of these stock options vested on February 28, 2016 and the remainder is scheduled to vest in two equal installments on February 28, 2017 and February 28, 2018, subject to acceleration under the terms of the 2011 LTIP and the applicable award agreement, and, in each case, will expire ten years following the date of grant. With respect to Mr. Havel, one-third of these stock options vested on February 28, 2016 and the remainder were forfeited to the Company as of his termination date (March 11, 2016). With respect to Mr. Ebling, one-third of these stock options vested on February 28, 2016 and the remainder are expected to be forfeited to the Company as of his expected termination date (June 1, 2016, unless employment is earlier terminated by either Mr. Ebling or the Company).

(7)	Consistent with historical practice, in the first quarter of 2015 the Committee approved (at its February 17, 2015 meeting), and the board ratified (at its March 4, 2015 meeting), a performance-based cash bonus award to be paid in the first quarter of the following year (Mr. Slusser’s performance-based cash bonus award was approved by the Committee at its September 8, 2015 meeting and ratified by the board at its September 9, 2015 meeting). The award was granted at 215% of each respective executive’s target bonus amount, which reflected the maximum potential award. For purposes of Section 162(m) of the Code the Committee also approved, and the board ratified, a minimum EPS target that must be achieved during the performance year or the award would be forfeited. For 2015, the Committee approved, and the board ratified, a minimum EPS target of $1.75 (representing non-adjusted EPS as determined in accordance with GAAP). The actual payout for the 2015 performance-based cash bonus awards is discussed under “Compensation Discussion and Analysis — Components of Executive Compensation — Executive Performance-Based Cash Bonus Awards” on page 34.

46    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

(8)	Mr. Havel left the role of interim chief financial officer effective September 9, 2015 and left the Company on March 11, 2016. The amounts set forth in the table above reflect grants of plan based awards in 2015 with respect to Mr. Havel. For a summary of Mr. Havel’s termination benefits, including the treatment of equity awards, see “Employment Agreements and Potential Payments Upon Termination or Change in Control — Estimated Benefits — James Havel” on page 63.

(9)	Number represents restricted stock unit award in connection with Mr. Havel’s sign-on grant. These restricted stock units vested on March 11, 2016, in accordance with the terms of the award, following Mr. Havel’s assistance with the successful transition of the chief financial officer position to Mr. Slusser.

(10)	Mr. Ebling left the role of executive vice president and general counsel effective July 24, 2015, but is expected to remain employed with the Company through June 1, 2016 (unless employment is earlier terminated by either Mr. Ebling or the Company) in order to facilitate a smooth and orderly transition. The amounts set forth in the table above reflect grants of plan based awards in 2015 with respect to Mr. Ebling. For a summary of Mr. Ebling’s expected termination benefits, including the treatment of equity awards, see “Employment Agreements and Potential Payments Upon Termination or Change in Control — Estimated Benefits — Keith Ebling (Expected Payments)” on page 64.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    47

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on vested and unvested equity awards held by our named executive officers as of December 31, 2015:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
George Paz	3/3/2010	174,386			$49.495	3/3/2017
	3/2/2011	161,666			56.50	3/2/2018
	2/27/2012	209,358			53.05	2/27/2019
	3/6/2013	140,060	70,031	(1)	58.17	3/6/2020	12,893	(4)	$1,126,977	83,500	(7)	$7,298,735
	3/5/2014	73,835	147,671	(2)	77.15	3/5/2021	21,603	(5)	1,888,318	113,415	(8)	9,913,605
	3/4/2015		189,385	(3)	84.83	3/4/2025	40,276	(6)	3,520,525	100,690	(9)	8,801,313
Timothy Wentworth	2/24/2012	43,081			47.61	2/24/2022
	3/6/2013	22,046	11,023	(1)	58.17	3/6/2020	3,247	(4)	283,820	15,020	(7)	1,312,898
	3/5/2014	31,380	62,760	(2)	77.15	3/5/2021	14,690	(5)	1,284,053	55,085	(8)	4,814,980
	3/4/2015		106,240	(3)	84.83	3/4/2025	22,594	(6)	1,974,942	56,485	(9)	4,937,354
Eric Slusser	9/9/2015						11,960	(10)	1,045,424
Sara Wade	2/22/2011	3,646			54.59	2/22/2018
	3/2/2011	20,348			56.50	3/2/2018
	2/27/2012	20,579			53.05	2/27/2019
	3/6/2013	18,156	9,078	(1)	58.17	3/6/2020	2,674	(4)	233,734	12,369	(7)	1,081,174
	3/5/2014	12,690	25,381	(2)	77.15	3/5/2021	5,941	(5)	519,303	22,278	(8)	1,947,320
	3/4/2015		39,724	(3)	84.83	3/4/2025	8,448	(6)	738,440	21,120	(9)	1,846,099
Christine Houston	3/2/2009	15,002			22.87	3/2/2016
	3/3/2010	10,742			49.495	3/3/2017
	3/2/2011	10,104			56.50	3/2/2018
	11/17/2011	19,889			43.77	11/17/2018
	2/27/2012	22,898			53.05	2/27/2019
	3/6/2013	16,858	8,430	(1)	58.17	3/6/2020	2,483	(4)	217,039	11,486	(7)	1,003,991
	3/5/2014	10,152	20,305	(2)	77.15	3/5/2021	4,752	(5)	415,372	17,820	(8)	1,557,646
	3/4/2015		35,105	(3)	84.83	3/4/2025	7,465	(6)	652,516	18,663	(9)	1,631,333
James Havel(12)	3/4/2015		50,810	(3)	84.83	3/11/2017	10,805	(6)	944,465	7,113	(12)	621,747
	3/4/2015						29,470	(11)	2,575,973
Keith Ebling(12)	3/2/2011	45,609			56.50	3/2/2018
	2/27/2012	63,818			53.05	2/27/2019
	3/6/2013	29,826	14,915	(1)	58.17	3/6/2020	4,393	(4)	383,992	20,322	(7)	1,776,346
	3/5/2014	16,612	33,226	(2)	77.15	3/5/2021	7,777	(5)	679,788	10,047	(12)	878,208
	3/4/2015		50,810	(3)	84.83	3/4/2025	10,805	(6)	944,465	7,654	(12)	668,996

(1)	The unvested portion of this stock option award vested on February 28, 2016.

(2)	One half of the unvested portion of this stock option award vested on February 28, 2016 and the remainder is scheduled to vest on February 28, 2017. With respect to Mr. Ebling, one-half of the unvested portion of this stock option award vested on February 28, 2016, which remains exercisable for one year following his termination date (expected June 1, 2016 unless employment is earlier terminated by either Mr. Ebling or the Company) and the remainder will be forfeited to the Company as of his termination date.

48    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

(3)	One-third of the unvested portion of this stock option award vested on February 28, 2016 and the remainder is scheduled to vest in two equal installments on February 28, 2017 and February 28, 2018. With respect to Mr. Havel, one-third of the unvested portion of this stock option award vested on February 28, 2016, which remains exercisable for one year following his termination date (March 11, 2016) and the remainder was forfeited to the Company as of his termination date. With respect to Mr. Ebling, one-third of the unvested portion of this stock option award vested on February 28, 2016, which remains exercisable for one year following his termination date (expected June 1, 2016 unless employment is earlier terminated by either Mr. Ebling or the Company) and the remainder will be forfeited to the Company as of his termination date.

(4)	The unvested portion of this restricted stock unit award vested on February 28, 2016.

(5)	One half of the unvested portion of this restricted stock unit award vested on February 28, 2016 and the remainder is scheduled to vest on February 28, 2017. With respect to Mr. Ebling, one-half of the unvested portion of this restricted stock unit award vested on February 28, 2016 and the remainder will be forfeited to the Company as of his termination date (expected June 1, 2016 unless employment is earlier terminated by either Mr. Ebling or the Company).

(6)	One-third of the unvested portion of this restricted stock unit award vested on February 28, 2016 and the remainder is scheduled to vest in two equal installments on February 28, 2017 and February 28, 2018. With respect to Mr. Havel, one-third of the unvested portion of this restricted stock unit award vested on February 28, 2016 and the remainder was forfeited to the Company as of his termination date (March 11, 2016). With respect to Mr. Ebling, one-third of the unvested portion of this restricted stock unit award vested on February 28, 2016 and the remainder will be forfeited to the Company as of his termination date (expected June 1, 2016 unless employment is earlier terminated by either Mr. Ebling or the Company).

(7)	Performance shares became payable following the end of the performance period on December 31, 2015 and were settled on March 9, 2016. The stated numbers reflect a payout of 154.2% of target. See “Compensation Discussion and Analysis — Summary of 2015 Direct Compensation Decisions — Performance Share Award Results” on page 38.

(8)	Performance shares become payable following the end of the performance period on December 31, 2016. In accordance with SEC rules, because our performance in 2014 and 2015 was above target level, we are reporting the maximum number (250% of target) for these outstanding performance share awards. The number of shares payable may decrease from the maximum amount based upon the performance of the Company relative to the performance metrics during the remainder of the performance period.

(9)	Performance shares become payable following the end of the performance period on December 31, 2016. In accordance with SEC rules, because our performance in 2015 was above target level, we are reporting the maximum number (250% of target) for these outstanding performance share awards. The number of shares payable may decrease from the maximum amount based upon the performance of the Company relative to the performance metrics during the remainder of the performance period.

(10)	The unvested portion of this restricted stock unit award is scheduled to vest on September 9, 2018.

(11)	The unvested portion of this restricted stock unit award vested on March 11, 2016, in accordance with its terms, following Mr. Havel’s assistance with the successful transition of the chief financial officer position to Mr. Slusser.

(12)	As discussed above, Mr. Havel left the Company effective March 11, 2016 and Mr. Ebling is expected to leave the Company effective June 1, 2016 (unless employment is earlier terminated by either Mr. Ebling or the Company). All unvested stock and option awards as of the respective termination date will be forfeited to the Company as of such date. Performance shares will be treated as described under “Employment Agreements and Potential Payments Upon a Termination or Change in Control – Benefits Upon a Termination by the Company Other Than for ‘Cause’” as set forth below.

Pursuant to the terms of their executive employment agreements, each of Messrs. Havel and Ebling will vest in a number of performance shares equal to the lesser of (i) the number of performance shares which would have vested and been paid based on the actual achievement of the performance metrics at the end of the performance period, or (ii) the number of performance shares which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in the case of Mr. Havel, and as of September 1, 2015 in the case of Mr. Ebling, in either case, pro-rated for the portion of the performance period during which each of Messrs. Havel and Ebling was employed by the Company.

Because we are unable to calculate the actual amounts to be paid out with respect to performance shares for the performance period ending December 31, 2016 and December 31, 2017, the amount set forth in the table above is based on an assumed performance period ending December 31, 2015 in the case of Mr. Havel and September 1, 2015 in the case of Mr. Ebling. The amount is based on the closing price of our common stock on December 31, 2015. The award is payable in shares of our common stock and is pro-rated for the portion of the performance period during which each of Messrs. Havel and Ebling were employed by the Company.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    49

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested Table

The following table provides information on the value realized by our named executive officers with respect to stock options exercised during 2015 and with respect to restricted stock units (RSUs) and performance share awards (PSUs) that vested during 2015:

	Type of Award	Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
George Paz	PSUs RSUs	— —	— —	87,984 36,261	$7,463,683 3,074,570
Timothy Wentworth	RSUs	—	—	28,215	2,442,210
Eric Slusser	N/A	—	—	—	—
Sara Wade	PSUs RSUs	— —	— —	8,640 7,373	732,931 625,157
Christine Houston	PSUs RSUs	— —	— —	5,497 5,959	466,311 505,264
James Havel	N/A	—	—	—	—
Keith Ebling	PSUs RSUs	— —	— —	13,354 10,952	1,132,820 928,620

(1)	Amounts reflect the value of the vested stock based on the closing price for our stock on the vesting date.

Nonqualified Deferred Compensation in 2015

The following table provides the EDCP account balance as of December 31, 2015 as well as 2015 EDCP contributions and earnings for each of our named executives. None of our named executive officers received payments under the EDCP in 2015:

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at Last FYE(5)
George Paz	—	$239,994	$(44,543)	—	$9,513,479
Timothy Wentworth	—	92,662	(1,113)	—	225,233
Eric Slusser	50,216	—	(338)	—	49,519
Sara Wade	—	63,862	(1,414)	—	212,344
Christine Houston	—	60,676	(956)	—	153,708
James Havel	—	—	—	—	—
Keith Ebling	—	97,169	(3,182)	—	498,307

(1)	Executives are entitled to defer up to 50% of their annual base salary and up to 100% of their annual performance-based cash bonus award.

(2)	Amounts reflect contributions made by the Company to each named executive’s EDCP account during the first quarter of 2015. These amounts are equal to 6% of all cash compensation (base salary and performance-based cash bonus award) received by the named executive during 2014. These contributions vest on December 31 of the third year after the year for which they were calculated, in this case December 31, 2017, unless the executive is eligible for retirement as defined under the EDCP, in which case these contributions vest immediately.

(3)	A named executive’s account under the EDCP is deemed to be invested in the hypothetical investment options selected by the participant from among the investment options available under the Company’s 401(k) plan, which provided returns ranging from -11.35% to 6.59% in 2015 and a Company Stock Fund, which provided a return of 3.24% in 2015. A participant may change the investment options during the annual open window period. The EDCP account is credited with gains or losses actually experienced by the selected hypothetical investments. Accordingly, the EDCP does not credit above-market or preferential earnings on nonqualified deferred compensation. Contributions made by the Company are allocated as follows: 75% of the contribution is allocated to the participant’s selected hypothetical investment options and 25% is allocated to the Company Stock Fund.

50    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

(4)	Upon a termination for any reason other than death, “disability” or “retirement” (a termination of employment after attaining age 55 and having a combination of full years of age plus service with Express Scripts totaling at least 65), all unvested contributions (i.e. Company EDCP contributions) are forfeited. All Company EDCP contributions vest upon a termination due to death or disability or upon becoming eligible for retirement. Withdrawals/distributions of vested amounts are made after termination from the Company, either at a fixed time in a lump sum payment or pursuant to a fixed schedule as previously specified. Distribution of a participant’s EDCP account shall be made in cash, except for those amounts that are invested in the Company Stock Fund, which will be distributed in whole shares of our common stock with fractional shares paid in cash. All withdrawals and distributions are made in compliance with Section 409A of the Code. Mr. Paz and Mr. Wentworth are each eligible for “retirement” under the terms of the EDCP.

(5)	Amounts include 2015 executive and Company contributions and related earnings, as well as Company contributions and deferrals of base salary and performance-based cash bonus awards (together with related earnings) from past participation in the EDCP.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have employment agreements with all of our named executive officers. The employment agreement with Mr. Paz was publicly filed as Exhibit 10.1 to our Form 8-K filed January 14, 2014 and an amendment thereto was filed as Exhibit 10.2 to our Form 8-K filed September 11, 2015, and the form of employment agreement for our other named executive officers was publicly filed as Exhibit 10.2 to our Form 8-K filed on March 24, 2014.

General Terms of Employment Agreements

•	Term. The employment agreement with Mr. Paz runs through March 2017 and the employment agreements with our other named executive officers are automatically renewed for a one-year period on April 1 of each year unless either party provides at least ninety days notice prior to the end of the term. Mr. Paz is expected to retire from his role as chief executive officer effective immediately following the annual meeting, with his departure treated as “tenured retirement” for purposes of his employment agreement. Mr. Havel’s employment with the Company terminated effective March 11, 2016 and Mr. Ebling’s employment with the Company is expected terminate effective June 1, 2016 (unless earlier terminated by either Mr. Ebling or the Company). On September 9, 2015, Mr. Ebling and the Company entered into a Transition and Release Agreement to provide for a transition period through June 1, 2016 and, accordingly, the terms of the employment agreements summarized below may not apply to Mr. Ebling. See “Employment Agreements and Potential Payments Upon Termination or Change in Control — Estimated Benefits — Keith Ebling (Expected Payments)” on page 64.

The following provides a summary of the benefits provided to our named executive officers under the employment agreements and the form of grant notices for long-term incentive equity awards. Defined terms set forth below have the meanings ascribed under one or more of the 2011 LTIP, the EDCP, the employment agreements and the award agreements, as applicable. Where benefits are subject to approval by the committee, such benefits are also ratified by the board in the case of our executive vice presidents and ratified by the independent members of the board in the case of our CEO and president. The benefits and payments set forth below are generally subject to adjustment and deferral as necessary to comply with section 409A of the Code.

•	Compensation and Benefits. Each of the agreements generally provides for: (i) the payment of an annual base salary (which may not be reduced after any increase); (ii) a minimum target performance-based cash bonus award as a fixed percentage of the named executive officer’s base salary; (iii) participation in our employee benefit plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to our other senior executives; (iv) the right to receive restricted stock unit awards, stock option awards and other equity awards and deferred compensation, to the extent determined by the Committee and the board; (v) the reimbursement of reasonable business expenses incurred in performing the named executive officer’s duties; and (vi) such perquisites and fringe benefits to which our other executive officers are entitled and which are suitable for the named executive’s position. Other than as set forth below, if the named executive’s employment is terminated, (i) all unvested stock options are forfeited and all vested stock options remain exercisable for the one-year period following the date of termination, and (ii) all unvested restricted stock units and performance shares are forfeited. Additionally, if the named executive’s employment is terminated by the Company for “cause,” all vested stock options are forfeited.

•	Benefits Upon Termination of Employment. Each agreement provides for the provision and forfeiture of certain benefits if the named executive officer’s employment is terminated for any reason. In general, if the named executive officer’s employment is terminated at any time, the named executive officer is entitled to (i) all previously earned and accrued, but unpaid, base salary; (ii) reimbursement for any business expenses properly incurred prior to termination; and (iii) such other employee benefits (if any) to which the named executive officer may be entitled under our employee benefit plans.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    51

EXECUTIVE COMPENSATION

•	Benefits Upon Termination by the Company Other Than for “Cause.” If the named executive officer’s employment is terminated by us other than for “cause”, the named executive officer is entitled to:

•	Any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

•	A severance benefit equal to (i) 18 months of base salary plus (ii) 150% of the executive officer’s target performance-based cash bonus award for the year in which the termination date occurs. The severance benefit is payable in 18 substantially equal monthly installments beginning the first full month after termination, subject to a six-month deferral if necessary to avoid certain adverse tax consequences.

•	Reimbursement for the cost of continuing medical insurance under COBRA for a period of 18 months after termination (for Mr. Paz, payments for 36 months equal to either the cost of continuing medical insurance under COBRA or, following expiration of the COBRA period, equivalent medical insurance coverage). With respect to Mr. Paz, following the cessation of the 36 month coverage and subject to certain conditions, Mr. Paz may pay the full cost to continue participating in the retiree medical plan through his 65th birthday; and if the retiree medical plan is no longer offered, the Company will use commercially reasonable efforts to assist Mr. Paz in purchasing medical coverage that is reasonably equivalent to the medical benefits provided to current employees (these rights with respect to medical benefits transfer to Mr. Paz’s spouse at the time of his death or disability).

•	For performance share awards, the named executive vests in a number of unvested performance shares equal to the lesser of (i) the number of performance shares which would have vested and been paid based on the actual achievement of the performance metrics at the end of the performance period, or (ii) the number of performance shares which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the performance period during which the named executive was employed by the Company.

•	With respect to Mr. Paz only, the provision of office space at a mutually agreed upon location, including administrative support, technical support, and other customary maintenance and support services. Following an initial five-year period, Mr. Paz must reimburse the Company at reasonable and customary rates for these benefits.

•	Benefits Upon Termination by the Named Executive for “Good Reason.” If the named executive officer terminates employment with us for “good reason”, the named executive officer is entitled to the benefits set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause’” above, except (i) all unvested and unpaid performance shares are forfeited and (ii) subject to approval by the Committee in its sole discretion, the named executive officer is entitled to receive an amount equal to the performance-based cash bonus award the named executive would have been entitled to receive for the year in which the termination occurs had the named executive remained employed through the end of such year, which amount shall be pro-rated for the portion of the termination year during which the named executive was employed by the Company and is payable in a lump sum at the same time performance-based cash bonus awards are paid out to other executive officers.

•	Benefits Upon Termination On Account of Death or “Disability.” If the named executive officer’s employment terminates on account of death or “disability”, the named executive officer is generally entitled to:

•	Any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

•	Reimbursement for the cost of continuing medical insurance set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause.’”

•	Subject to approval by the Committee in its sole discretion, the pro-rata performance-based cash bonus award set forth under “Benefits Upon Termination by the Named Executive for ‘Good Reason.’”

•	All unvested stock options vest and become exercisable in full, and all vested stock options may be exercised at any time, or from time to time, within one year after the date of death or disability.

•	All unvested restricted stock units vest, pro-rated for the portion of the period from the grant date through the last vesting date on the vesting schedule with respect to each restricted stock unit award during which the named executive was employed by the Company.

52    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

•	The named executive vests in a number of unvested performance shares to the extent the performance criteria are ultimately achieved and any payment of performance shares is pro-rated for the portion of the performance period during which the named executive was employed by the Company.

•	All Company EDCP contributions to the named executive’s EDCP account are accelerated and vested.

•	Benefits Upon Non-Renewal of the Employment Period.

•	If the named executive elects not to renew the agreement at the end of any employment period, the named executive officer will be entitled to receive any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

•	If the Company elects not to renew the agreement at the end of any employment period, the named executive officer is entitled to the benefits set forth under “Benefits Upon Termination by the Named Executive for ‘Good Reason.’”

•	Benefits Upon “Tenured Retirement.” If the named executive officer’s employment terminates on account of a “tenured retirement” (59.5 years of age and 4.5 years of service as a senior executive), the named executive is generally entitled to:

•	Any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

•	Reimbursement for the cost of continuing medical insurance set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause.’”

•	Subject to approval by the Committee in its sole discretion, the pro-rata performance-based cash bonus award set forth under “Benefits Upon Termination by the Named Executive for ‘Good Reason.’”

•	All vested stock options remain vested and exercisable through the end of their term, and all unvested stock options continue to vest in accordance with their term as if the named executive was still employed by the Company, and remain vested and exercisable through the end of their term.

•	All unvested restricted stock units continue to vest in accordance with their term as if the named executive was still employed by the Company.

•	The named executive vests in a number of unvested performance shares to the extent that the performance criteria are ultimately achieved; provided, however, that if the named executive’s termination date occurs prior to the third calendar month of the final year of the applicable performance period, the number of performance shares eligible for a payout greater than 100% of target with respect to such performance period is limited to a pro-rated number of performance shares based on the portion of the performance period during which the named executive was employed by the Company and the remaining performance shares are subject to a maximum payout equal to 100% of target.

•	With respect to Mr. Paz only, the provision of office space at a mutually agreed upon location, including administrative support, technical support, and other customary maintenance and support services. Following an initial five-year period, Mr. Paz must reimburse the Company at reasonable and customary rates for these benefits.

•	Benefits Upon “Early Retirement.” If the named executive officer’s employment terminates on account of “early retirement” (54.5 years of age, 4.5 years of service as a senior executive and the sum of the named executive’s age and cumulative years of service as a senior executive equal at least 64 years), the named executive is generally entitled to:

•	Any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

•	Reimbursement for the cost of continuing medical insurance set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause.’”

•	Subject to approval by the Committee in its sole discretion, the pro-rata performance-based cash bonus award set forth under “Benefits Upon Termination by the Named Executive for ‘Good Reason.’”

•	With respect to stock options granted prior to January 1, 2014:

•	vested stock options remain vested and exercisable until the earlier of (i) the end of their term and (ii) 12 months from the date of retirement plus the number of months employed by the Company past age 55 (the “early retirement extension period”); and

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•	unvested stock options that are scheduled to vest prior to the date that is “early retirement option expiration date” (12 months from the date of retirement plus the number of months employed by the Company past age 55) vest on schedule, pro-rated based on the number of months employed by the Company past age 55 divided by 60, and remain vested and exercisable through the early retirement option expiration date; unvested stock options scheduled to vest following the early retirement option expiration date are forfeited.

•	With respect to stock options granted after January 1, 2014:

•	vested awards remain vested and exercisable until the earlier of (i) the end of their term and (ii) four years following the date of retirement; and

•	unvested stock options that are scheduled to vest prior to the “early retirement option expiration date” (four years following the date of retirement) vest on schedule, pro-rated based on the number of months employed by the Company past age 55 divided by 60 and remain vested and exercisable through the early retirement option expiration date; unvested stock options scheduled to vest following the early retirement option expiration date are forfeited.

•	A pro-rated portion of restricted stock units (based on the number of months employed by the Company past age 55, divided by 60) that are scheduled to vest on or prior to the third anniversary of the retirement date shall continue to vest in accordance with their terms as if the executive officer was still employed by the Company.

•	Unvested performance shares vest, pro-rated based on the number of months employed by the Company past age 55, divided by 60, and such vested performance shares are only paid out to the extent the performance metrics are ultimately achieved; provided, however, that if the named executive’s termination date occurs prior to the third calendar month of the final year of the applicable performance period, the number of performance shares eligible for a payout greater than 100% of target with respect to such performance period is limited to a pro-rated number of performance shares based on the portion of the performance period during which the named executive was employed by the Company and the remaining performance shares are subject to a maximum payout equal to 100% of target.

•	Benefits Upon Retirement. If the named executive officer’s employment terminates on account of “retirement” (and such “retirement” is not treated as an “early retirement” or a “tenured retirement”) the named executive is generally entitled to:

•	If the named executive has attained the age of 59.5:

•	any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee;

•	reimbursement for the cost of continuing medical insurance set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause;’” and

•	subject to approval by the Committee in its sole discretion, the pro-rata performance-based cash bonus award set forth under “Benefits Upon Termination by the Named Executive for ‘Good Reason.’”

•	With respect to stock options granted prior to January 1, 2013, if the named executive has attained the age of 65, all unvested stock options vest and become exercisable in full, and all vested stock options may be exercised at any time, or from time to time, within one year after the date of retirement.

•	If the named executive has attained the age of 60 and 5 years of continuous service with the Company:

•	all unvested restricted stock units vest, pro-rated for the portion of the period from the grant date through the last vesting date on the vesting schedule with respect to each restricted stock unit award during which the named executive was employed by the Company; and

•	unvested performance shares vest to the extent the performance criteria are ultimately achieved and any payment of performance shares is pro-rated for the portion of the performance period during which the named executive was employed by the Company.

•	All Company contributions to the named executive’s EDCP account vest at the time the named executive officer attains the age of 55 and has a combination of full years of age plus service with Express Scripts totaling at least 65.

•	Benefits Upon a Change in Control.

•

If, prior to, concurrent with or following a change in control, the named executive officer is terminated without “cause” or the named executive officer terminates employment and such termination constitutes “good

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reason,” then the named executive officer shall be entitled to the benefits, except with respect to performance share awards, set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause’” or “Benefits Upon Termination by the Named Executive for ‘Good Reason’” as applicable.

•	If following the change in control date there will be no generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then all unvested stock options shall vest and become fully exercisable and each stock option shall be cancelled on the change in control date and the Company shall provide payment in connection with such cancellation at a purchase price equal to the excess (if any) of the per share change in control purchase price over the exercise price of the option. If following the change in control date there will be a generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then all stock options shall be assumed, exchanged or substituted for by a successor or acquirer entity and shall be subject to the same terms and conditions that were applicable to the stock options prior to the change in control. In addition, upon the occurrence of a change in control, if (i) within 90 days prior to the change in control date the employment of the named executive is terminated without cause, or (ii) within two years following the change in control date, the employment of the named executive is terminated without cause or the named executive terminates employment due to a constructive termination, then all outstanding unvested options shall vest in full on the change in control date, in the case of clause (i) above, and as of the date of termination, in the case of clause (ii) above and remain exercisable for the duration of their term.

•	If within two years following the change in control date either (i) the employment of the named executive officer is terminated without cause or (ii) the named executive terminates employment due to a constructive termination, then the outstanding unvested restricted stock units shall vest in full on the date of such termination. If the named executive is terminated without cause within 90 days prior to the change in control date then the outstanding unvested restricted stock units held by such named executive as of the date of termination shall vest in full on the change in control date. If following the change in control date there will be no generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then as of the change in control date, the Company shall pay into a rabbi trust, in respect of each cancelled restricted stock unit, a purchase price equal to the per share change in control purchase price and all restricted stock units shall be cancelled, and such per share amount shall be disbursed on the date on which the respective cancelled restricted stock unit would have vested, either according to its original schedule or upon acceleration, as applicable. If following the change in control date there will be a generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then each outstanding restricted stock unit shall be assumed, exchanged or substituted by a successor or acquirer entity and shall relate to the common stock of such successor or acquirer entity and shall continue to vest according to its original schedule or upon acceleration, as applicable.

•	With respect to performance shares, if the named executive officer is employed by the Company on the change in control date, then the named executive officer receives in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the greater of (i) the target grant with respect to each performance share award and (ii) the portion of each performance share award which would have vested and been paid based on an assumed performance period ending the day immediately preceding the change in control date. If the named executive officer’s employment has terminated due to death, “disability” or “retirement”, then the named executive officer shall receive in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the target grant with respect to each performance share award. If the named executive officer’s employment has been terminated by the Company without cause prior to the change in control date, then the named executive officer shall receive in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the lesser of (i) the target grant with respect to each performance share award and (ii) the portion of each performance share award which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the actual performance period during which the named executive officer was employed. The Committee, at its discretion, may provide for different treatment of performance share awards that are not assumed, exchanged or substituted or are cancelled in connection with a change in control.

•

Restrictive Covenants. Upon termination of employment, each named executive officer is prohibited from (i) soliciting certain clients or prospective clients of the Company for a period of two years after termination; (ii) soliciting or hiring employees of the Company for a period of two years after termination; (iii) competing with the Company for a period of eighteen months after termination; (iv) disparaging the Company or its officers, directors and employees; and (v) disclosing certain confidential information with respect to the Company or its business. If, following a termination the

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named executive violates any of these covenants, then the named executive would forfeit all termination benefits provided under the executive employment agreement, and would be required to reimburse the Company for any realized benefits resulting from termination.

Estimated Benefits

The following tables reflect the amount of incremental compensation that would be paid to each named executive officer (other than Mr. Havel) upon the termination of employment or a change in control, in each case, as of December 31, 2015. The computation of these amounts requires us to make certain estimates that are described above in the description of the employment agreements or in the accompanying footnotes. Some of these amounts are payable pursuant to the terms of the employment agreement while others arise from the terms of the applicable grant agreement and/or benefit plan. Those amounts payable pursuant to the employment agreement generally require the named executive officer to sign a general release and to comply with certain restrictive covenants, including those related to nonsolicitation, noncompetition, non-disparagement and confidentiality.

Because the incremental amount of payments to be made depends on several factors, the actual amounts to be paid out upon the termination of employment or a change in control can only be determined at the time of the event. The tables do not include the nonqualified deferred compensation that would be paid, which is set forth in the “Nonqualified Deferred Compensation Table” above, except to the extent an individual is entitled to an additional benefit as a result of the termination or change in control. The estimated payments, compensation and benefits upon termination and change in control are set forth in the tables below. All amounts based on the value of our common stock are calculated using the closing price of our common stock ($87.41) on December 31, 2015. Because Mr. Havel left the Company effective March 11, 2016 and Mr. Ebling is expected to leave the Company effective June 1, 2016 (unless his employment is earlier terminated by either Mr. Ebling or the Company) the payments expected to be actually made to Messrs. Havel and Ebling in connection with their respective terminations are set forth on pages 63 and 64, respectively.

GEORGE PAZ

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)		Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
									With Offer of Comparable Employment		Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	$—		$4,740,000	(3)	$—	$—		$—		$4,740,000	(3)(4)
Long-term Incentive:
PSUs	—	16,700,886	(5)	13,032,055	(6)	—	13,032,055	(7)	19,375,197	(8)	19,375,197	(8)
Stock Options Unvested & Accelerated	—	4,051,424	(9)	—		—	4,051,424	(10)	4,051,424	(11)	4,051,424	(11)
RSUs Unvested & Accelerated	—	6,535,821	(12)	—		—	3,196,263	(13)	—		6,535,821	(14)
Deferred Compensation Unvested & Accelerated(15)	—	—		—		—	—		—		—
Benefits:
Post-termination Health Care	—	38,255	(16)	38,255	(16)	—	38,255	(16)	—		38,255	(16)
Total	—	27,326,386		17,810,310		—	20,317,997		23,426,621		34,740,697

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TIMOTHY WENTWORTH

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)		Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
									With Offer of Comparable Employment		Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	$—		$2,906,250	(3)	$—	$—		$—		$2,906,250	(3)(4)
Long-term Incentive:
PSUs	—	726,911	(5)	4,272,043	(6)	—	4,272,043	(7)	7,701,844	(8)	7,701,844	(8)
Stock Options Unvested & Accelerated	—	144,705	(9)	—		—	1,240,329	(10)	1,240,329	(11)	1,240,329	(11)
RSUs Unvested & Accelerated	—	413,328	(12)	—		—	1,601,346	(13)	—		3,542,815	(14)
Deferred Compensation Unvested & Accelerated(15)	—	—		—		—	—		—		—
Benefits:
Post-termination Health Care	—	28,675	(16)	28,675	(16)	—	28,675	(16)	—		28,675	(16)
Total	—	1,313,619		7,206,968		—	7,142,393		8,942,173		15,419,913

ERIC SLUSSER

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)	Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
								With Offer of Comparable Employment	Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	N/A	$2,175,000	(3)	$—	$—		$—	$2,175,000	(3)(4)
Long-term Incentive:
PSUs	—	N/A	—		—	—		—	—
Stock Options Unvested & Accelerated	—	N/A	—		—	—		—	—
RSUs Unvested & Accelerated	—	N/A	—		—	116,158	(13)	—	1,045,424	(14)
Deferred Compensation Unvested & Accelerated	—	N/A	—		—	—		—	—
Benefits:
Post-termination Health Care	—	N/A	22,552	(16)	—	22,552	(16)	—	22,552	(16)
Total	—	N/A	2,197,552		—	138,710		—	3,242,976

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SARA WADE

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)	Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
								With Offer of Comparable Employment		Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	N/A	$1,509,000	(3)	$—	$—		$—		$1,509,000	(3)(4)
Long-term Incentive:
PSUs	—	N/A	2,238,296	(6)	—	2,238,296	(7)	3,546,026	(8)	3,546,026	(8)
Stock Options Unvested & Accelerated	—	N/A	—		—	628,338	(10)	628,338	(11)	628,338	(11)
RSUs Unvested & Accelerated	—	N/A	—		—	743,223	(13)	—		1,491,477	(14)
Deferred Compensation Unvested & Accelerated	—	N/A	—		—	180,995	(17)	—		—
Benefits:
Post-termination Health Care	—	N/A	18,161	(16)	—	18,161	(16)	—		18,161	(16)
Total	—	N/A	3,765,457		—	3,809,013		4,174,364		7,193,002

CHRISTINE HOUSTON

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)	Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
								With Offer of Comparable Employment		Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	N/A	$1,515,000	(3)	$—	$—		$—		$1,515,000	(3)(4)
Long-term Incentive:
PSUs	—	N/A	1,970,256	(6)	—	1,970,256	(7)	3,097,733	(8)	3,097,733	(8)
Stock Options Unvested & Accelerated	—	N/A	—		—	545,393	(10)	545,393	(11)	545,393	(11)
RSUs Unvested & Accelerated	—	N/A	—		—	640,074	(13)	—		1,284,927	(14)
Deferred Compensation Unvested & Accelerated	—	N/A	—		—	153,708	(17)	—		—
Benefits:
Post-termination Health Care	—	N/A	19,117	(16)	—	19,117	(16)	—		19,117	(16)
Total	—	N/A	3,504,373		—	3,328,548		3,643,126		6,462,170

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KEITH EBLING

(See page 64 for a description of expected benefits payable to Mr. Ebling upon the termination of his employment expected to occur on June 1, 2016)

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)	Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
								With Offer of Comparable Employment		Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	N/A	$2,062,500	(3)	$—	$—		$—		$2,062,500	(3)(4)
Long-term Incentive:
PSUs	—	N/A	3,276,368	(6)	—	3,276,368	(7)	4,959,038	(8)	4,959,038	(8)
Stock Options Unvested & Accelerated	—	N/A	—		—	908,103	(10)	908,103	(11)	908,103	(11)
RSUs Unvested & Accelerated	—	N/A	—		—	1,040,436	(13)	—		2,008,245	(14)
Deferred Compensation Unvested & Accelerated	—	N/A	—		—	316,958		—		—
Benefits:
Post-termination Health Care	—	N/A	28,675	(16)	—	28,675	(16)	—		28,675	(16)
Total	—	N/A	5,367,543		—	5,570,540		5,867,141		9,966,561

(1)	Mr. Paz is eligible for “tenured retirement” and Mr. Wentworth is eligible for “early retirement” under their respective employment agreements. No other named executive officers were retirement eligible as of December 31, 2015. If the employment of either Mr. Paz or Mr. Wentworth is terminated due to death or disability, the termination event, at the option of Mr. Paz or Mr. Wentworth, respectively, or their respective estate, as applicable, may be treated as “tenured retirement” and “early retirement,” respectively.

(2)	The terms “retirement,” “early retirement,” “tenured retirement,” “good reason,” “cause,” “disability,” and “change in control” are defined terms under one or more of the 2000 LTIP, the 2011 LTIP, the EDCP, the employment agreements and the award agreements, as applicable. Both the 2000 LTIP and the 2011 LTIP under which the awards reflected in this table were granted, generally define a change in control as:

•	a change in the composition of a majority of our board of directors without the approval of the incumbent directors;

•	an acquisition of more than 25% of our common stock or voting power;

•	any merger, unless (i) our stockholders possess more than 50% of the surviving company’s outstanding stock, (ii) no person or group who did not own 25% or more of our common stock before the change in control owns 25% or more of the stock of the surviving company, and (iii) at least a majority of the board of directors of the surviving company were members of the incumbent directors of our Company before the change in control;

•	the sale of all or substantially all of our assets; or

•	a stockholder-approved dissolution of our Company.

The 2000 LTIP and the award agreements under the 2011 LTIP, pursuant to which the awards reflected in this table were granted, generally define ‘‘comparable employment’’ as employment with us or our successor following a change in control pursuant to which:

•	the responsibilities and duties of the named executive officer are substantially the same as before the change in control, and the other terms and conditions of employment following the change in control do not impose obligations materially more burdensome;

•	the aggregate compensation is substantially economically equivalent to or greater than the named executive officer’s aggregate compensation immediately prior to the change in control; and

•	the named executive officer remains employed in the metropolitan area in which he or she was employed immediately preceding the change in control.

(3)

Severance benefit under the employment agreements is equal to (i) 18 months of base salary plus (ii) 150% of the executive officer’s target performance-based cash bonus award (based on the executive officer’s base salary as of January 1 of the year in which the termination date occurs). The severance benefit is payable in 18 substantially equal

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monthly installments beginning the first full month after termination; subject to a six-month deferral if necessary to avoid certain adverse tax consequences.

(4)	Assumes termination without cause or for good reason concurrent with change in control.

(5)	With respect to Mr. Paz, upon “tenured retirement,” all unvested performance shares vest and are paid out solely to the extent the performance metrics are ultimately achieved; provided, however, that if his termination date occurs prior to the third calendar month of the final year of the applicable performance period, the number of performance shares eligible for a payout greater than 100% of target with respect to such performance period is limited to a pro-rated number of performance shares based on the portion of the performance period during which he was employed by the Company and the remaining performance shares are subject to a maximum payout equal to 100% of target.

With respect to Mr. Wentworth, upon “early retirement,” all unvested performance shares vest, pro-rated based on the number of months such executive officer has worked past the age of 55 divided by 60 and such vested performance shares are only paid out to the extent the performance metrics are ultimately achieved; provided, however, that if his termination date occurs prior to the third calendar month of the final year of the applicable performance period, the number of performance shares eligible for a payout greater than 100% of target with respect to such performance period is limited to a pro-rated number of performance shares based on the portion of the performance period during which he was employed by the Company and the remaining performance shares are subject to a maximum payout equal to 100% of target.

The amount with respect to performance shares for the performance period ended December 31, 2015 is based on the actual payout for such performance shares at 154.2% of target. Because we are unable to calculate the number of performance shares that would have actually been paid out for the performance periods ending December 31, 2016 and 2017, the amounts with respect to performance shares for the performance periods ending December 31, 2016 and 2017 are based on an assumed performance period ended December 31, 2015. The awards are payable in shares of our common stock.

(6)	Upon an involuntary not for cause termination, the executive officer vests in a number of performance shares equal to the lesser of (i) the number of performance shares which would have vested and been paid based on the actual achievement of the performance metrics at the end of the performance period, or (ii) the number of performance shares which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the performance period during which the executive officer was employed by the Company. If the executive officer voluntarily terminates employment for good reason, all unvested performance shares are forfeited.

The amount with respect to performance shares for the performance period ended December 31, 2015 is based on the actual payout for such performance shares at 154.2% of target. Because we are unable to calculate the number of performance shares that would have actually been paid out for the performance periods ending December 31, 2016 and 2017, the amounts with respect to performance shares for the performance periods ending December 31, 2016 and 2017 are based on an assumed performance period ended December 31, 2015. The awards are payable in shares of our common stock.

(7)	Upon a termination due to death or disability, the executive officer vests in a number of unvested performance shares to the extent that the performance criteria are ultimately achieved and any payment of performance shares is pro-rated for the portion of the performance period during which the executive officer was employed by the Company.

The amount with respect to performance shares for the performance period ended December 31, 2015 is based on the actual payout for such performance shares at 154.2% of target. Because we are unable to calculate the number of performance shares that would have actually been paid out for the performance periods ending December 31, 2016 and 2017, the amounts with respect to performance shares for the performance periods ending December 31, 2016 and 2017 are based on an assumed performance period ended December 31, 2015. The awards are payable in shares of our common stock.

(8)	Upon a change in control, if the executive officer is employed by the Company on the change in control date, the executive officer receives in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the greater of (i) the target grant with respect to each performance share award and (ii) the portion of each performance share award which would have vested and been paid based on an assumed performance period ending the day immediately preceding the change in control date. This amount assumes the executive officer is employed on the change in control date regardless of whether an offer of comparable employment is made.

The amount with respect to performance shares for the performance period ended December 31, 2015 is based on the actual payout for such performance shares at 154.2% of target. Because we are unable to calculate the number of

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performance shares that would have actually been paid out for the performance periods ending December 31, 2016 and 2017, the amounts with respect to performance shares for the performance periods ending December 31, 2016 and 2017 are based on an assumed performance period ended December 31, 2015. The awards are payable in cash.

If the executive officer’s employment was previously terminated due to death, disability or retirement prior to the change in control date, then the executive officer receives in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the target grant with respect to each performance share award. If the executive officer’s employment was previously terminated by the Company without cause prior to the change in control date, then the executive officer receives in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the lesser of (i) the target grant with respect to each performance share award and (ii) the portion of each performance share award which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the actual performance period during which the executive officer was employed. The Committee, at its discretion, may provide for different treatment of performance share awards that are not assumed, exchanged or substituted or are cancelled in connection with a change in control.

(9)	With respect to Mr. Paz, upon “tenured retirement,” all unvested stock options continue to vest on schedule. The amount set forth in the table reflects the value of unvested stock options as of December 31, 2015 that continue vest on schedule following the date of termination.

With respect to Mr. Wentworth, upon “early retirement,” (i) all unvested stock options granted prior to January 1, 2014 and scheduled to vest prior to the date that is 12 months plus the number of months worked by the executive officer past the age of 55 and (ii) all unvested stock options granted after January 1, 2014 and scheduled to vest prior to the fourth anniversary of the date of termination, in each case, continue to vest on schedule, pro-rated based on the number of months he was employed past the age of 55 divided by 60 and remain vested and exercisable through such date. The amount set forth in the table reflects the value of unvested stock options as of December 31, 2015 that continue vest on schedule following the date of termination.

(10)	Upon a termination due to death or disability, all unvested stock options vest and remain exercisable for one year following the date of termination. The amount set forth in the table reflects the value of unvested stock options as of December 31, 2015 that vest on the date of termination.

(11)	Upon a change in control where there will be no U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date, all unvested stock options vest and are payable in cash. Upon a change in control where there will be a U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date, all options will be assumed, exchanged or substituted for by the successor entity to the Company’s common stock and if (i) within 90 days prior to the change in control date the employment of the named executive is terminated without cause, or (ii) within two years following the change in control date, the employment of the named executive is terminated without cause or the named executive terminates employment due to a constructive termination, then all outstanding unvested options shall vest in full on the change in control date, in the case of clause (i) above, and as of the date of termination, in the case of clause (ii) above and remain exercisable for the duration of their term.

The amount set forth in the table reflects the value of unvested stock options as of December 31, 2015 that vest on the date of termination assuming that either (i) there is no U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date or (ii) there will be a U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date, but the named executive is terminated without cause on the change of control date immediately following the change in control.

(12)	With respect to Mr. Paz, upon “tenured retirement,” all restricted stock units continue to vest on schedule. The amounts set forth in the table reflect the value of unvested restricted stock units as of December 31, 2015 that continue to vest in accordance with their terms following the date of termination.

With respect to Mr. Wentworth, upon “early retirement,” a pro-rated portion (based on the number of months such executive officer has worked past the age of 55, divided by 60) of his unvested restricted stock units that are scheduled to vest on or prior to the third anniversary of the termination date continue to vest in accordance with their terms. The amounts set forth in the table reflect the value of unvested restricted stock units as of December 31, 2015 that continue to vest in accordance with their terms following the date of termination.

(13)	Upon a termination due to death or disability, all unvested restricted stock units vest, pro-rated for the portion of the period from the grant date through the last vesting date on the vesting schedule with respect to each restricted stock unit award during which the executive officer was employed by the Company.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    61

EXECUTIVE COMPENSATION

(14)	If the executive officer is either (i) terminated without cause within 90 days prior to the change in control date or (ii) involuntarily terminated without cause within two years following the change in control date or constructively terminated within two years following the change in control date, then all of the executive officer’s restricted stock units vest as of the change in control date (in the case of clause (i) above) and as of the termination date (in the case of clause (ii) above). The amount set forth in the table assumes that on the change of control date, immediately following the change of control, the executive officer is terminated without cause.

(15)	Mr. Paz and Mr. Wentworth are each eligible for “retirement” and accordingly, all of the Company EDCP contributions to Mr. Paz and Mr. Wentworth have fully vested. For the total amount payable to Mr. Paz and Mr. Wentworth under the EDCP upon termination of employment, see the “Nonqualified Deferred Compensation in 2015” table on page 50.

(16)	Reimbursement for cost of continuing health insurance under COBRA for 18 months after termination (for Mr. Paz, payments for 36 months after termination equal to either the cost of continuing medical insurance under COBRA or, following expiration of the COBRA period, equivalent medical insurance coverage). Amounts are calculated based on the current monthly cost for COBRA for the highest cost options under our current health plans.

(17)	Upon a termination due to death or “disability”, all Company contributions to the named executive’s EDCP account are accelerated and vested. Withdrawals/distributions of vested amounts can be made after termination from the Company, either at a fixed time in a lump sum payment or pursuant to a fixed schedule as previously specified. The amount set forth in the table reflects the unvested Company contributions that vest on the termination date. Distribution of a participant’s EDCP account shall be made in cash, except for those amounts that are invested in the Company Stock Fund, which will be distributed in whole shares of our common stock with fractional shares paid in cash.

62    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

JAMES HAVEL

As discussed above, Mr. Havel left the role of interim chief financial officer effective September 9, 2015 and remained an employee of the Company through March 11, 2016 as executive vice president, finance. A summary of the expected payments, compensation and benefits with respect to Mr. Havel’s termination of employment is as follows:

Executive Benefits and Payments Upon Termination	Benefits Upon Termination
Compensation:
Severance Benefit	$2,175,000	(1)
Long-term Incentive:
PSUs	499,922	(2)
Stock Options Unvested & Accelerated	—
RSUs Unvested & Accelerated	2,071,152	(3)
Deferred Compensation Unvested & Accelerated	—
Benefits:
Post-termination Health Care	33,291	(4)
280G Tax Gross-up	—
Total	4,779,365

(1)	Payable in 18 monthly installments beginning March 11, 2016, subject to a six-month deferral if necessary to avoid certain adverse tax consequences.

(2)	Pursuant to the terms of his executive employment agreement, Mr. Havel will vest in a number of performance shares equal to the lesser of (i) the number of performance shares which would have vested and been paid based on the actual achievement of the performance metrics at the end of the performance period, or (ii) the number of performance shares which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the performance period during which he was employed by the Company.

The amount set forth in the table is calculated based on the closing price of our common stock of $70.28 on March 11, 2016 and an assumed performance period ending as of December 31, 2015 and is pro-rated for the portion of the performance period during which Mr. Havel was employed by the Company.

(3)	29,470 restricted stock units vested on March 11, 2016, pursuant to the terms of the award agreement, following Mr. Havel’s assistance with the successful transition of the chief financial officer role, which was reviewed and approved by the Committee at its March 8, 2016 meeting and ratified by the board at its March 9, 2016 meeting. The amount set forth above is based on the closing price of our common stock of $70.28 on March 11, 2016.

(4)	Estimated reimbursement for cost of continuing health insurance under COBRA.

Mr. Havel also received an amount of $1,138,250 pursuant to the 2015 executive performance-based cash bonus award program which represents 73% of his maximum potential performance-based cash bonus award granted by the Committee (and ratified by the board) in March 2015.

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EXECUTIVE COMPENSATION

KEITH EBLING

(Expected Payments)

As discussed above, Mr. Ebling left the role of executive vice president and general counsel effective July 24, 2015. On September 9, 2015, Mr. Ebling and the Company entered into a Transition and Release Agreement (the “Transition Agreement”) to provide for a transition period through June 1, 2016. Accordingly, Mr. Ebling is expected to remain employed with the Company through June 1, 2016 (unless employment is earlier terminated by either Mr. Ebling or the Company) in order to facilitate a smooth and orderly transition. A summary of the expected payments, compensation and benefits (subject to certain conditions) with respect to Mr. Ebling’s expected termination of employment effective June 1, 2016 is as follows:

Executive Benefits and Payments Upon Termination	Benefits Upon Termination
Compensation:
Severance Benefit	$1,575,000	(1)
Long-term Incentive:
PSUs	2,375,271	(2)
Stock Options Unvested & Accelerated	—
RSUs Unvested & Accelerated	—
Deferred Compensation Unvested & Accelerated	—
Benefits:
Post-termination Health Care	15,101	(3)
280G Tax Gross-up	—
Total	3,965,372

(1)	Payable in 9 monthly installments beginning July 1, 2016, subject to a six-month deferral if necessary to avoid certain adverse tax consequences.

(2)	Pursuant to the terms of the Transition Agreement, with respect to performance share units for the performance periods ending December 31, 2016 and 2017, Mr. Ebling will vest in a number of performance shares equal to the lesser of (i) the number of performance shares which would have vested and been paid based on the actual achievement of the performance metrics at the end of the performance period, or (ii) the number of performance shares which would have vested and been paid based on an assumed performance period ending as of September 1, 2015, in either case, pro-rated for the portion of the performance period during which he was employed by the Company through September 1, 2015. With respect to performance share units for the performance period ended December 31, 2015, Mr. Ebling vested in 20,322 performance shares.

With respect to performance share units for the performance period ended December 31, 2015, the amount set forth in the table above is based on the closing price of our common stock of $70.28 on March 11, 2016, the date performance shares with respect to the performance period ended December 31, 2015 vested. With respect to performance share units for the performance periods ending December 31, 2016 and 2017, the amount set forth in the table above is based on the closing price of our common stock of $70.28 on March 11, 2016 and an assumed performance period ending as of September 1, 2015 and is pro-rated for the portion of the performance period during which Mr. Ebling was employed by the Company through September 1, 2015.

(3)	Estimated reimbursement for cost of continuing health insurance under COBRA through March 1, 2017.

Mr. Ebling also received a transition bonus of $346,918 which was paid in the first quarter of 2016.

64    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Executive Officers

The following table contains certain information regarding the beneficial ownership of our common stock as of February 15, 2016 (unless otherwise noted) by (i) each of our directors and director nominees, (ii) each of our executive officers named in the Summary Compensation Table above, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns. The business address for each of our directors and executive officers listed below is c/o Express Scripts Holding Company, One Express Way, St. Louis, MO 63121.

Name	Shares of Common Stock Beneficially Owned Directly or Indirectly(1)	Stock Options Exercisable currently or within 60 days	Shares Issuable within 60 days(2)	Other Stock- Based Holdings(3)	Total Shares Beneficially Owned(4)
George Paz	890,342	966,299	120,619	69,859	2,047,119
Gary G. Benanav	44,304	28,426	—	—	72,730
Maura C. Breen	15,547	28,426	—	—	43,973
William J. DeLaney	3,668	16,092	—	—	19,760
Elder Granger	—	—	—	—	—
Nicholas J. LaHowchic	24,230	20,776	—	—	45,006
Thomas P. Mac Mahon	39,837	41,554	—	—	81,391
Frank Mergenthaler	10,397	44,128	—	—	54,525
Woodrow A. Myers	9,654	14,084	—	—	23,738
Roderick A. Palmore	255	1,127	—	—	1,382
William L. Roper	3,534	12,918	6,872	—	23,324
Seymour Sternberg	39,496	6,048	—	—	45,544
Timothy Wentworth	60,296	174,323	33,143	1,059	268,821
Eric Slusser	—	—	—	—	—
Sara Wade	11,537	110,428	20,829	257	143,051
Christine Houston	23,441	135,928	18,833	98	178,300
James Havel	—	16,936	3,601	—	20,537
Keith Ebling	47,542	204,329	32,204	953	285,028
Directors and Executive Officers as a Group (26 persons)	1,196,819	1,894,844	252,076	73,800	3,417,539

(1)	Includes shares in which voting and investment power are shared with the director’s or executive’s spouse or held in family trust(s), as follows: Mr. Paz 139,797, Mr. Benanav 44,304, Mr. Mac Mahon 39,837, Mr. Sternberg 37,823, Mr. Wentworth 9,635, Mr. Ebling 33,317; and for directors and executive officers as a group 304,713.

(2)	Includes shares that may be acquired within 60 days of February 15, 2016 upon the vesting of restricted stock units (“RSUs”) and the payout of performance shares (“PSUs”). RSUs vesting within 60 days of February 15, 2016 are as follows: Mr. Paz 37,119; Mr. Wentworth 18,123; Ms. Wade 8,460; Ms. Houston 7,347; Mr. Havel 3,601; Mr. Ebling 11,882; and for directors and executive officers as a group 102,508. PSUs approved for payout on March 9, 2016 are as follows: Mr. Paz 83,500; Mr. Wentworth 15,020; Ms. Wade 12,369; Ms. Houston 11,486; Mr. Ebling 20,322; and for directors and executive officers as a group 142,696. Also includes vested restricted stock units, the settlement of which has been deferred, as follows: Mr. Roper 6,872 shares, and for directors and executive officers as a group 6,872 shares.

(3)	Includes vested phantom shares representing investments in the Company stock fund under the EDCP, as to which no voting or investment power exists. Also includes vested phantom shares contributed on February 29, 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(4)	The total beneficial ownership for any individual, and total for the directors and executive officers as a group, is less than 1%, based on 668,056,786 shares of common stock issued and outstanding on February 15, 2016.

Five Percent Owners of Company Stock

The following table sets forth information as to each person or entity known to us, based on information available to us, to be the beneficial owner of more than five percent of the outstanding shares of our common stock as of February 15, 2016 (percent of common stock outstanding based on shares of common stock issued and outstanding on February 15, 2016).

Name and Mailing Address	Number of Shares		Percent of Common Stock Outstanding
Capital World Investors 333 South Hope Street, Los Angeles, CA 90071	44,862,058	(1)	6.72%
Vanguard Group Inc. 100 Vanguard Blvd., Malvern, PA 19355	40,444,684	(2)	6.05%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	37,804,297	(3)	5.66%

(1)	Information based on Schedule 13G/A filed with the SEC on March 4, 2016 by Capital World Investors, reporting beneficial ownership as of December 31, 2015. Such filing reports that the beneficial owner, Capital World Investors holds sole voting power and sole dispositive power with respect to the shares reported.

(2)	Information based on Schedule 13G/A filed with the SEC on February 10, 2016 by Vanguard Group Inc., including on behalf of certain subsidiaries, reporting beneficial ownership as of December 31, 2015. Such filing reports that the beneficial owner, Vanguard Group Inc. holds sole voting power with respect to 1,260,322 of the shares reported, shared voting power with respect to 70,200 of the shares reported, sole dispositive power with respect to 39,100,678 of the shares reported, and shared dispositive power with respect to 1,344,006 of the shares reported.

(3)	Information based on Schedule 13G/A filed with the SEC on February 10, 2016 by BlackRock, Inc., including on behalf of certain subsidiaries, reporting beneficial ownership as of December 31, 2015. Such filing reports that the beneficial owner, BlackRock, Inc. holds sole voting power with respect to 32,143,389 of the shares reported, shared voting power with respect to 15,323 of the shares reported, sole dispositive power with respect to 37,788,974 of the shares reported, and shared dispositive power with respect to 15,323 of the shares reported. The filing also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and that no one person’s interest in the shares is greater than five percent (5%) of the total number of outstanding shares.

66    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, persons who beneficially own more than ten percent of a registered class of our equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and to furnish the Company with copies of the forms. Based solely on our review of the forms we received or that were filed with the SEC, or written representations from reporting persons, we believe that all of our directors, executive officers and any greater than ten percent beneficial owners complied with all such filing requirements during 2015.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    67

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is composed of four directors who, in the judgment of our board of directors, meet the independence requirements of The Nasdaq Global Select Market.

Since 1992 the Audit Committee has operated under a charter adopted by our board of directors. The charter, as amended, can be found at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com. The primary function of the Audit Committee is to assist our board of directors in its oversight of the integrity of our Company’s financial reporting processes and system of internal controls with respect to finance and accounting. Management is responsible for our financial statements and overall reporting process, including the system of internal controls. The independent registered public accountants are responsible for conducting annual audits and quarterly reviews of our financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to SEC rules:

•	The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of Express Scripts Holding Company included in the annual report on Form 10-K for the year ended December 31, 2015 (which we refer to as the “Financial Statements”).

•	The Audit Committee has discussed with PricewaterhouseCoopers LLP, or “PwC,” our Company’s independent registered public accountants, the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, or “PCAOB.”

•	The Audit Committee has received from PwC the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence (which relates to the auditor’s independence from our Company and its related entities), and has discussed with PwC the independence of PwC from us.

•	Based upon the aforementioned review and discussions, the Audit Committee recommended to the board of directors that the Financial Statements be included in the Express Scripts Holding Company Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Respectfully submitted,

Frank Mergenthaler, Chair

William J. DeLaney

Nicholas J. LaHowchic

Seymour Sternberg

The Report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

68    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 2

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as our independent registered public accountants for the year ended December 31, 2015. The Audit Committee of the board of directors has appointed PricewaterhouseCoopers LLP to act in that capacity for the year ending December 31, 2016. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from stockholders.

Although we are not required to submit this appointment to a stockholder vote, the Audit Committee believes that it is appropriate as a matter of policy to request that our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our principal independent registered public accountants. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PricewaterhouseCoopers LLP or appoint another auditor. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit with respect to our annual financial statements for the years ended December 31, 2014 and December 31, 2015, as well as fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2014	2015
Audit fees(1)	$3,375,000	$3,615,000
Audit-related fees(2)	1,006,000	1,027,500
Tax fees(3)	344,400	31,600
All other fees(4)	5,200	8,900
Total fees	$4,730,600	$4,683,000

(1)	Audit fees are fees paid for professional services rendered for the audit of our annual consolidated financial statements, for reviews of our interim consolidated financial statements and SEC filings, and for the audit of internal controls over financial reporting. Audit fees also include fees for work generally only the independent auditor can be expected to provide such as services associated with documents filed with the SEC and with assistance in responding to SEC comment letters, as well as reports, specific audits and agreed upon procedures as required by regulators.

(2)	Audit related fees are fees paid for assurance and related services performed by our independent registered public accountant including services related to SOC 1 reports.

(3)	Tax fees are fees paid for state tax apportionment work, preparation and review of international tax filings and international tax consulting and advice related to compliance with international tax laws.

(4)	All other fees include any fees earned for services rendered by PricewaterhouseCoopers LLP during 2014 and 2015 which are not included in any of the above categories. The other fees for 2014 and 2015 consist of licensing fees paid by us with respect to certain accounting research software.

The Audit Committee charter requires the Audit Committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent auditors. In determining whether proposed services are permissible, the Audit Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Audit Committee may (i) consult with management as part of the decision-making process, but may not delegate this authority to management and (ii) delegate, from time to time, its authority to pre-approve such services to one or more Audit Committee members, provided that any such approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting.

Directors’ Recommendation

The board of directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2016.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    69

PROXY ITEM NO. 3

PROXY ITEM NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement.

We encourage stockholders to review the Compensation Discussion and Analysis, or “CD&A”, beginning on page 25. The CD&A provides additional details of our executive compensation program, including our compensation philosophy and objectives, the individual elements of our executive compensation program, and how our executive compensation program is administered.

The board of directors believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement aligns with our compensation philosophy and objectives as well as the pay practices of our Peer Group Companies. The board of directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section and the tabular and narrative disclosures, included in the Company’s 2016 annual meeting proxy statement.

Because the vote is advisory, it will not be binding upon the board of directors or the Compensation Committee and neither the board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The board of directors values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the board of directors and the Compensation Committee will consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions. We currently intend to hold a non-binding stockholder vote on our executive compensation each year at the annual meeting of our stockholders.

Directors’ Recommendation The board of directors unanimously recommends a vote FOR the approval of the above resolution and the Company’s executive compensation.

70    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 4

PROXY ITEM NO. 4: APPROVAL AND RATIFICATION OF THE EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

The board of directors has adopted the Express Scripts Holding Company 2016 Long-Term Incentive Plan (the “2016 LTIP”) for employees and non-employee directors of the Company and its affiliates, subject to stockholder approval. The 2016 LTIP will become effective as of May 4, 2016, subject to the approval and ratification by the Company’s stockholders at the meeting.

The 2016 LTIP provides for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other awards to eligible individuals. A summary of the principal provisions of the 2016 LTIP is set forth below (terms used in the following summary and not otherwise defined have the meanings ascribed to them in the 2016 LTIP). The summary is qualified by reference to the full text of the 2016 LTIP, which is attached as Appendix A to this Proxy Statement. Defined terms used in the summary and not otherwise defined in this Proxy Statement have the meaning set forth in the 2016 LTIP.

The 2016 LTIP aims to reflect certain “best practices,” and accordingly includes the following provisions:

•	No Single Trigger Acceleration of Awards upon a Change in Control. Generally, awards will not automatically accelerate upon the occurrence of a Change in Control unless the awards are not assumed by an acquirer or employment is terminated, subject to the descriptions on page 77.

•	No Share Recycling. Shares tendered or withheld in payment of the exercise price for options and stock appreciation rights or in satisfaction of withholding taxes for any awards will not be available again for issuance as future awards under the 2016 LTIP.

•	Minimum Vesting Requirement. The 2016 LTIP provides that all but 5% of the awards granted will provide for a vesting period or performance period of at least one year following the date of grant.

•	Limited Discretionary Accelerations. The plan’s administrator may not accelerate the vesting of an award, except in the event of death, disability or a Change in Control.

•	No Repricing. The terms of the 2016 LTIP prohibit the repricing of the exercise price of underwater options or stock appreciation rights, including the cancellation of an underwater option or stock appreciation right in exchange for cash.

•	Clawback. Awards under the plan to senior executives are subject to the current and any other applicable clawback policies of the Company.

•	Limits on Awards to Non-Employee Directors. The awards granted to any non-employee director in any consecutive 12-month period may not exceed $500,000 except with respect to a $1,000,000 cap for an independent chair of the board of directors.

•	5 Year Term. The 2016 LTIP will terminate in 2021 which is the fifth anniversary of the effective date.

Our long-term incentive program aligns the interests of our employees, officers and directors with those of our stockholders. In furtherance of this objective, our Compensation Committee has considered two key metrics in making equity grants under the 2016 LTIP: “historical burn rate” and “overhang.”

•	Historical Burn Rate. Our historical burn rate is equal to the number of shares subject to equity awards granted during a period, assuming the target payout for performance shares, in proportion to our outstanding shares. Our burn rate for fiscal year 2015 was 0.59%, and our three-year average burn rate for fiscal years 2013 through 2015 was 0.55%.

•	Overhang. Our overhang is the number of shares subject to equity awards outstanding at fiscal year-end plus the number of shares available for future grants in proportion to our shares outstanding at fiscal year-end. As of December 31, 2015, our overhang was 8.53%.

Internal Revenue Code Section 162(m)

Section 162(m) of the Code, generally limits the deductibility for tax purposes of compensation in excess of $1 million per year paid by a publicly traded company to certain executive officers who are deemed to be “covered employees” under Section 162(m) of the Code. Compensation that qualifies under Section 162(m) of the Code as “performance-based” compensation is, however, exempt from the $1 million deductibility limitation. The deductibility of payments made under the 2016 LTIP resulting in total covered compensation in excess of $1 million for our covered employees following the annual meeting will depend on whether the payment is performance-based within the meaning of Section 162(m) of the Code.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    71

PROXY ITEM NO. 4

The 2016 LTIP is intended to enable us to grant awards that satisfy the requirements of a performance-based compensation program under Section 162(m) of the Code, including the requirement that the compensation must be paid solely on account of the attainment of pre-established, objective performance goals. However, in order for compensation granted pursuant to the 2016 LTIP to qualify for the performance-based exemption from the applicability of Section 162(m) of the Code, the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders in a separate vote prior to payment. Accordingly, we are asking our stockholders to approve the 2016 LTIP.

The board believes that the 2016 LTIP will promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s stockholders and by providing participants with an incentive for outstanding performance. The board believes it is in the best interest of the Company and its stockholders to approve the 2016 LTIP.

Summary of the Express Scripts Holding Company 2016 LTIP

The purpose of the 2016 LTIP is to motivate key personnel to produce a superior return to stockholders of the Company by offering an opportunity to benefit from stock appreciation through stock ownership. The 2016 LTIP is intended to reward high levels of corporate performance and to facilitate the recruiting and retention of key personnel.

All full-time and part-time employees (including officers and directors who are employees) and non-employee directors (except with respect to grants of incentive stock options) of the Company and its affiliates will be eligible to participate in the 2016 LTIP at the discretion of the Compensation Committee. As of February 15, 2016 approximately 5,500 individuals were eligible to participate in the 2016 LTIP. The Compensation Committee will make awards based on, among other factors, an individual’s capacity for contributing to the future growth and profitability of the Company. Each award will be evidenced by an agreement or certificate setting forth the terms and conditions of the award, including the term of the award, which will not be greater than ten years. All awards are non-transferable unless the agreement or certificate permits the transfer to the participant’s successor upon the participant’s death. The board (which may delegate the determination to a committee of the board) may determine that each individual who is elected or appointed to the office of director as a non-employee director receive an award (other than incentive stock options) as compensation. In determining the level and terms of such awards, the board may consider a variety of factors, including the compensation practices of comparable companies, consultant recommendations and such other information as the board may deem appropriate, subject to the terms of the 2016 LTIP.

The Compensation Committee administers the 2016 LTIP and grants awards under the 2016 LTIP, except with respect to awards for non-employee directors, in which case the board administers the 2016 LTIP. The Compensation Committee has the power to interpret the 2016 LTIP, to determine the terms of the agreements or certificates, and to make all other determinations necessary or advisable for the administration of the 2016 LTIP. In addition, the Compensation Committee may delegate all or any part of its authority under the 2016 LTIP to one or more committees, or to senior managers of the Company, in each case to the extent permitted by Delaware law; provided that, determinations regarding the timing, pricing, amount, and terms of any award to participants who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be made only by the Compensation Committee, subject to certain limitations. No such delegation may be made that would cause awards or other transactions under the 2016 LTIP to cease to be exempt from Section 16(b) of the Exchange Act or cause an award not to qualify for, or to cease to qualify for, the favorable treatment under Code Section 162(m) of the Code. The Compensation Committee may revoke such delegation at any time.

The Compensation Committee will not have the right, without stockholder approval, to:

•	reduce or decrease the purchase price for an outstanding stock option or stock appreciation right;

•	cancel an outstanding stock option or stock appreciation right for the purpose of replacing or re-granting such stock option or stock appreciation right with a purchase price that is less than the original purchase price;

•	extend the expiration date of a stock option or stock appreciation right;

•	cancel an outstanding stock option or stock appreciation right in exchange for cash at any time where fair market value of the shares underlying such award is less than the exercise price of such award;

•	modify, amend, or waive the terms and conditions of awards to persons who are considered “reporting persons” for purposes of Section 16 of the Exchange Act, other than on account of death, disability, or a Change in Control; or

•	modify, amend, or waive the terms and conditions of awards to a person who is not considered a “reporting person” for purposes of Section 16 of the Exchange Act, other than on account of death, Disability or a Change in Control, or otherwise to the extent that the terms and conditions which are modified, amended, or waived, relate to no more than five percent (5%) of the number of shares initially available under the 2016 LTIP.

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Any authority granted to the Compensation Committee may also be exercised by the board or another committee of the board, except to the extent that the grant or exercise of such authority would cause an award to cease to qualify for the favorable treatment under Section 162(m) of the Code.

Shares Available for Issuance

The maximum number of shares available for awards under the 2016 LTIP will be 33,000,000 shares of common stock. Stock options and stock appreciation rights awarded will reduce the number of shares available for awards by one share for every one share subject to such award; provided that stock appreciation rights that may be settled only in cash will not reduce the number of shares available for awards. Awards of restricted stock, restricted stock units, performance shares, and other awards settled in shares will reduce the number of shares available for awards by one share for every one share awarded, up to twenty-five percent (25%) of the total number of shares originally available under the 2016 LTIP; beyond that, restricted stock, restricted stock units, performance shares, and other awards settled in shares will reduce the number of shares available for awards by three shares for every one share awarded. Restricted stock units that may be settled only in cash will not reduce the number of shares available for awards. Shares issued under the 2016 LTIP may be authorized and unissued shares or issued shares held as treasury shares. Shares purchased on the open market will not increase the shares available under the 2016 LTIP. Shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award will be counted against the share limits of the 2016 LTIP and will not again be available for issuance in connection with future awards. The last sale price of our common stock on Nasdaq on March 15, 2016 was $69.59 per share.

The following will not be applied to the share limitations:

•	dividends or dividend equivalents paid in cash in connection with outstanding awards;

•	awards which by their terms may be settled only in cash;

•	any shares subject to an award under the plan which award is forfeited, cancelled, terminated, expires or lapses for any reason, and

•	shares and any awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as the result of a merger, consolidation, or acquisition of the issuing company with or by the Company.

The Company has previously made grants under the 2011 LTIP, the Accredo Health, Incorporated 2002 Long-Term Incentive Plan, the Medco Health Solutions, Inc. 2002 Stock Incentive Plan, and the Express Scripts, Inc. 2000 Long-Term Incentive Plan, each as amended (the “Prior Plans”). The Prior Plans will remain in effect, but grants pursuant to the Prior Plans will not be made after the effective date of the 2016 LTIP. All grants and awards that are made under the Prior Plans will be governed by the terms of the applicable Prior Plan and will not be applied to the share limitations of the 2016 LTIP.

As of February 15, 2016, there were 29,960,004 shares remaining for issuance under the Prior Plans and no shares are available for issuance under any other/preceding plan, except with respect to outstanding awards. In addition, shares remaining under the Prior Plans will not be utilized for grants or awards under the 2016 LTIP, and all such unissued shares will be cancelled, except with respect to the settlement of outstanding awards issued under the Prior Plans. Set forth below is a table which sets forth the number of shares underlying equity grants made by the Company under Prior Plans for the last three fiscal years, excluding time-based restricted stock units which vested and non-qualified stock options that have been exercised, during fiscal years 2013, 2014 and 2015:

	2015	2014	2013
Non-Qualified Stock Options Granted	3,119,701	2,958,695	2,320,300
Time-Based Restricted Stock Units Granted	697,404	539,878	352,432
Performance-Based Restricted Stock Units Granted	148,658	147,617	164,970
Time-Based Restricted Stock Units Forfeited	62,681	168,404	162,841
Performance-Based Restricted Stock Units Forfeited	—	10,671	43,073
Non-Qualified Stock Options Forfeited	265,410	610,564	556,591
Performance-Based Restricted Stock Units Vested(1)	148,658	147,617	187,395

(1)	The amount with respect to performance shares granted in 2013 is based on the actual vested amount of such performance shares. Because we are unable to calculate the number of performance shares that will actually vest with respect to performance shares granted in 2014 and 2015, the amount with respect to such performance shares is based on the target grant.

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Award Limitations

No participant may receive any combination of awards relating to more than 1,000,000 shares (subject to adjustment) in the aggregate, or a cash-based bonus award with a value that exceeds $10,000,000 in the aggregate, in any fiscal year of the Company under the 2016 LTIP. No non-employee director may receive any combination of awards having a value that exceeds $500,000 in the aggregate, provided that the limitation will increase to $1,000,000 for a non-employee director who serves as the independent chair of the board of directors.

Types of Awards

General. The Compensation Committee has the discretion to award options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other awards.

Options. Options may be either incentive stock options or non-qualified stock options. Only non-qualified stock options may be granted to non-employee directors. The purchase price of the option may not be less than 100% of the fair market value of the shares on the grant date, which generally means the closing sales price for the common stock on such date. The purchase price is payable in full at the time of exercise, provided that, to the extent permitted by law and in accordance with rules adopted by the Compensation Committee, participants may simultaneously exercise options and sell the shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such shares. The purchase price may be paid in cash or, if the Compensation Committee so permits, through delivery or tender to the Company of shares held, either actually or by attestation, by the participant or through a net or cashless form of exercise as permitted by the Compensation Committee, or, if the Compensation Committee so permits, a combination thereof, unless otherwise provided in the agreement or certificate. The Compensation Committee, in its discretion, may also approve other methods or forms of payment of the purchase price.

Each award that vests solely on the basis of the passage of time (and not on the basis of any performance standards) will not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the grant date. Such an award that vests based on performance standards may, in the discretion of the Compensation Committee, vest as rapidly as immediate vesting on or about the first anniversary of the grant date. Vesting of such award may be accelerated upon the occurrence of the participant’s death, disability or a Change in Control.

A participant may not hold incentive stock options with a fair market value (determined as of the date of grant) in excess of $100,000 in the year in which such options are first exercisable if such limitation is necessary to qualify the option as an incentive stock option. If, when an incentive stock option is granted, the participant possesses more that 10% of the total voting power of all of the stock of the Company and its subsidiaries, the option price for such incentive stock option will be at least 110% of the fair market value of the shares subject to the option on the grant date, and such option will expire no later than five years after the grant date.

Stock Appreciation Rights. Stock appreciation rights entitle the participant, subject to the terms and conditions determined by the Compensation Committee, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of the shares on the grant date. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option. If issued in connection with an option, the Compensation Committee may impose a condition that its exercise cancels the connected option and that exercise of the connected options cancels the stock appreciation right. Each stock appreciation right may be exercisable in whole or in part according to the agreement or certificate. Except as otherwise provided in the agreement or certificate, upon exercise of a stock appreciation right, the participant will receive cash, stock or a combination of cash and stock (as determined by the Compensation Committee if not otherwise specified in the award) as promptly as practicable after such exercise. The agreement or certificate may limit the amount or percentage of the total appreciation on which payment may be made in the event of the exercise of a stock appreciation right.

Each such award that vests solely on the basis of the passage of time (and not on the basis of any performance standards) will not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the grant date. Such an award that vests based on performance standards may, in the discretion of the Compensation Committee, vest as rapidly as immediate vesting on the first anniversary of the grant date. The vesting of such award may be accelerated upon the occurrence of the participant’s death, disability or a Change in Control as provided in the applicable agreement.

Performance Shares. Performance shares entitle the participant to future payments based upon the achievement of performance targets (as described below) established in writing by the Compensation Committee. The agreement or

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certificate may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum target but falls below the maximum target and will provide for the timing of such payment. The agreement or certificate may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance shares awarded to a participant, upon such terms and conditions as will be set forth in the agreement or certificate, upon the occurrence of certain events, which may include a fundamental change (as defined below), the participant’s death or disability, a change in accounting practices of the Company or its affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in the 2016 LTIP. A “fundamental change” generally means a dissolution or liquidation of the Company, a sale of substantially all of the Company’s assets, a merger or consolidation of the Company, regardless of whether the Company is the surviving entity, or a statutory share exchange. To the extent cash is distributed, a performance share earned after the conclusion of the performance period will have a value equal to the fair market value of a share of Common Stock on the last day of the performance period. Such an award will vest or be earned no more rapidly than immediate vesting on the first anniversary of the grant date, except upon occurrence of the participant’s death, disability or a Change in Control as provided in a certificate or agreement.

Participants holding performance shares will have no voting rights with respect to such awards and will have no dividend rights with respect to shares subject to such awards other than as the Compensation Committee so provides, in its discretion, in an agreement or certificate; provided, that, any such dividends will be subject to such restrictions and conditions as the Compensation Committee may establish with respect to the performance shares and will be payable only at the same time as the underlying performance shares may become earned, vested, and payable.

Restricted Stock and Restricted Stock Units. All or any part of any restricted stock or restricted stock unit award may be subject to such conditions and restrictions as may be established by the Compensation Committee, and set forth in the applicable agreement or certificate, which may include, but are not limited to, continuous service with the Company, a requirement that a participant pay a purchase price for such award, the achievement of specific performance goals, and/or applicable securities laws restrictions. During any period during which such an award is restricted and subject to a substantial risk of forfeiture, (i) participants holding restricted stock may exercise full voting rights with respect to such shares and will be entitled to receive all dividends and other distributions paid with respect to such shares while they are so restricted and (ii) participants holding restricted stock units will have no voting rights with respect to such awards and will have no dividend rights with respect to shares subject to such restricted stock units other than as the Compensation Committee so provides, in its discretion, in an agreement or certificate. Any dividends or dividend equivalents may be paid currently or may be credited to a participant’s account and may be subject to such restrictions and conditions as the Compensation Committee may establish.

Each such award that vests solely on the basis of the passage of time (and not on the basis of any performance standards) will not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the grant date, or, in the case of an award that vests based on performance standards, such award may, in the discretion of the Compensation Committee, vest as rapidly as immediate vesting on the first anniversary of the award grant date. The vesting of restricted stock or a restricted stock unit award may be accelerated upon the occurrence of the participant’s death, disability or a Change in Control as provided in a certificate or the applicable agreement.

Other Awards. The Compensation Committee may also grant other awards in its sole discretion, including, without limitation, those awards pursuant to which a cash bonus may be made or shares may be acquired in the future, such as awards denominated in stock, stock units, securities convertible into stock and phantom securities. The Compensation Committee, in its sole discretion, will determine, and provide in the applicable agreement or certificate for, the terms and conditions of such awards, provided that such awards will not be inconsistent with the terms and purposes of the 2016 LTIP.

Minimum Vesting

Up to five percent (5%) of the shares initially available under the 2016 LTIP as of the effective date may be granted as awards that vest more rapidly than as provided under the minimum vesting provisions set forth in the plan and as described above.

Performance Conditions

The Compensation Committee may require the satisfaction of certain performance goals as a condition to the grant or vesting of any award under the 2016 LTIP.

Performance-Based Awards

If the Compensation Committee determines at the time any award is granted to a participant that such participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a

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“covered employee” within the meaning of Section 162(m)(3) of the Code, then the Compensation Committee may provide that the terms applicable to performance-based awards under the 2016 LTIP as described herein are applicable. The Compensation Committee may provide, in its discretion, that an award granted to any other participant is subject to such terms, to the extent the Compensation Committee deems appropriate, whether or not Section 162(m) of the Code is or would be applicable with respect to such participant.

Awards under the 2016 LTIP may be made subject to the achievement of performance goals established by the Compensation Committee relating to one or more business criteria (“Performance Criteria”) pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an affiliate, a parent, a subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured annually or cumulatively over a longer period of time.

Performance Criteria that may be used to establish performance goals include:

•	earnings or earnings per share before income tax (profit before taxes);

•	net earnings or net earnings per share (profit after tax);

•	compound annual growth in earnings per share;

•	inventory;

•	total or net operating asset turnover;

•	operating income;

•	total stockholder return;

•	compound stockholder return;

•	return on equity;

•	average return on invested capital;

•	pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis;

•	sales growth;

•	operating or profit margins;

•	market share or market penetration;

•	successful transition of the Company’s clients to new claim adjudication platforms;

•	achievement of post-merger integrations goals;

•	achievement of goals related to customer service, satisfaction or retention;

•	achievement of employee diversity, satisfaction or turnover goals; and

•	achievement of general sales, marketing, operating or workplan goals.

Performance will be evaluated by excluding the effect of any unusual or infrequently occurring items that occur during the applicable performance period. The performance goals for each participant and the amount payable if those goals are met will be established in writing for each specified period of performance by the Compensation Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals will be objective. Such goals and the amount payable for each performance period if the goals are achieved will be set forth in the applicable agreement or certificate. Following the conclusion or acceleration of each performance period, the Compensation Committee will determine the extent to which (i) Performance Criteria have been attained, (ii) any other terms and conditions with respect to an award relating to such performance period have been satisfied, and (iii) payment is due with respect to a performance-based award. No amounts will be payable to any participant for any performance period unless and until the Compensation Committee certifies that the Performance Criteria and any other material terms have been satisfied.

The Compensation Committee may adjust downward, but not upward, the amount payable pursuant to such award. The applicable agreement or certificate may permit an acceleration of the performance period and an adjustment of performance

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targets and payments with respect to some or all of the performance-based award(s) awarded to a participant, upon such terms and conditions as set forth in the agreement or certificate, upon the occurrence of certain events, which may, but need not, include without limitation a fundamental change (described above), death or disability, a change in accounting practices of the Company or its affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in the 2016 LTIP. Any such acceleration or adjustment will be made only to the extent and in a manner consistent with Section 162(m) of the Code. Such an award will vest or be earned no more rapidly than immediate vesting on the first anniversary of the award grant date, except upon the occurrence of the participant’s death, disability or a Change in Control as provided in an agreement or certificate.

Termination of Employment

Each agreement or certificate will set forth the extent to which the participant will have the right to exercise and/or retain an award following termination of employment. Such provisions will be determined in the sole discretion of the Compensation Committee, will be included in the agreement or certificate, need not be uniform, and may reflect distinctions based on the reasons for termination.

Change in Control

Unless otherwise set forth in the agreement or certificate or unless otherwise determined by the Compensation Committee (subject to the terms of the 2016 LTIP), immediately prior to the occurrence of a Change in Control, all outstanding awards subject to performance-based vesting will:

•	be converted to an award in an amount equal to the actual performance achieved through the date immediately prior to the Change in Control;

•	cease to be subject to the achievement of performance criteria; and

•	vest in full at the end of the performance period provided the participant is employed by or is providing services to us or our successor on such date.

Unless otherwise set forth in the agreement or certificate or unless otherwise determined by the Compensation Committee (subject to the terms of the 2016 LTIP), in the event that a Change in Control occurs and the participant’s employment or service is terminated without cause during the twenty-four (24) months following such Change in Control, then:

•	all options and stock appreciation rights (“SARs”) will become immediately exercisable and will remain exercisable throughout their term; and

•	any restriction periods and restrictions imposed on all outstanding awards of restricted stock, restricted stock units, performance units, performance shares, cash-based awards and other share-based awards will lapse and be settled as soon as reasonably practicable, but in no event later than ten (10) days following such termination of employment.

Unless otherwise set forth in the agreement or certificate or unless otherwise determined by the Compensation Committee (subject to the terms of the 2016 LTIP), if outstanding awards are not assumed or substituted in connection with a Change in Control, then immediately upon the occurrence of the Change in Control,

•	all options and SARs will become immediately exercisable and will remain exercisable throughout their term; and

•	any restriction periods and restrictions imposed on all outstanding awards of restricted stock, restricted stock units, performance units, performance shares, cash-based awards and other share-based awards will lapse and be settled as soon as reasonably practicable, but in no event later than ten (10) days following the Change in Control.

The awards will be considered assumed or substituted for if, following the Change in Control, the awards relate to (1) the Company’s stock, (2) common stock for which the Company’s stock is exchanged or (3) common stock of a successor or acquirer entity, for which there is a generally recognized U.S. public market, and the awards remain subject to such terms and conditions that were applicable to the awards prior to the Change in Control.

Clawback

If a participant is or subsequently becomes a senior executive or Chief Accounting Officer of the Company or any other position that is subject to the Policy (as defined below), each award granted to such participant will be subject to the Company’s Clawback and Recoupment Policy, or any successor policy, as it may be in effect from time to time, including, without limitation, any changes required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Policy”), and the Compensation Committee will have discretion regarding application of the Policy to awards granted under the 2016 LTIP.

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Miscellaneous Provisions

Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for awards, in the limitations on the number and type of securities that may be issued to an individual participant, in the number and type of securities and amount of cash subject to awards then outstanding, in the option purchase price as to any outstanding options, in the purchase price as to any outstanding stock appreciation rights and, subject to the acceleration and adjustment of performance targets, in outstanding performance shares and payments with respect to outstanding performance shares, and comparable adjustments, if applicable, to any outstanding other award, automatically will be made to give effect to adjustments made in the number or type of shares through a fundamental change (described above), divestiture, distribution of assets to stockholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, provided that fractional shares will be rounded to the nearest whole share, for which purpose one-half share will be rounded down to the nearest whole share.

The 2016 LTIP will remain in effect for a term of five years following the date on which it is effective or until all shares subject to the 2016 LTIP have been purchased or acquired under the plan’s provisions, whichever occurs first, unless the 2016 LTIP is sooner terminated. The Company will withhold from any payment under the 2016 LTIP any required withholding taxes, except as otherwise provided in the plan. The board of directors may amend, modify, terminate, or suspend the 2016 LTIP, and the Compensation Committee may amend any agreement or certificate, provided, in each instance, that any necessary approval of the stockholders is obtained and no participant’s rights are materially adversely affected unless otherwise permitted by an agreement or a certificate or applicable law. Amendments to the 2016 LTIP are subject to stockholder approval only as required by applicable law or regulation, or if the amendment increases the total number of shares available under the plan. The 2016 LTIP will be unfunded and will not require the segregation of any assets.

Certain Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2016 LTIP and with respect to the sale of Common Stock acquired under the 2016 LTIP. This summary is based upon the provisions of the tax code, and regulations promulgated thereunder, as in effect on the date of this proxy statement. Changes in the law may modify this discussion, and in some cases the changes may be retroactive. Further, this summary is not intended to be a complete discussion of all the federal income tax consequences associated with the 2016 LTIP. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax and legal advisors. Participants should also consult with their own tax and legal advisors regarding the application of any state, local, and foreign taxes and any federal gift, estate, and inheritance taxes.

Incentive Stock Options. Some options may constitute “incentive stock options” within the meaning of Section 422 of the Code. If the Company grants an incentive stock option, the participant will not be required to recognize income upon the grant of the incentive stock option, and the Company will not be allowed to take a deduction.

Similarly, when the participant exercises any incentive stock options, provided the participant has not ceased to be an employee for more than three months before the date of exercise, the participant will not be required to recognize income, and the Company will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the incentive stock option is exercised. The Code imposes an alternative minimum tax on a taxpayer whose alternative minimum taxable income, as defined in Section 55(b)(2) of the Code, exceeds the taxpayer’s adjusted gross income.

Additional tax consequences will depend upon how long participants hold the shares of Common Stock received after exercising the incentive stock options. If a participant holds the shares for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, the participant will not recognize any ordinary income, and the Company will not be allowed to take a deduction. However, the difference between the amount the participant realizes upon disposition of the shares and the basis (i.e., the amount the participant paid upon exercise of the incentive stock option) in those shares will be taxed as a long-term capital gain or loss.

If the participant disposes of shares acquired upon exercise of an incentive stock option which he or she has held for less than two years from the date of grant or one year from the date of exercise (“Disqualifying Disposition”), the participant generally will recognize ordinary income in the year of the disposition. To calculate the amount of ordinary income that must be recognized upon a Disqualifying Disposition, make the following determinations and calculations:

•	determine which is smaller: the amount realized on disposition of the shares or the fair market value of the shares on the date of exercise;

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•	next, subtract the basis in those shares from the smaller amount. This is the amount of ordinary income that the participant must recognize.

To the extent the participant recognizes ordinary income, the Company is allowed to take a deduction. In addition, the participant must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that the participant realizes upon disposition of those shares which exceeds the fair market value of those shares on the date the participant exercised the option. The participant will recognize a short-term or long-term capital loss, depending on whether the holding period for the shares exceeds one year, to the extent the basis in the shares exceeds the amount realized upon disposition of those shares.

As noted above, the excess of the fair market value of the shares at the time the participant exercises his or her incentive stock option over the exercise price for the shares is an item of tax preference that may be subject to the alternative minimum tax.

Non-Qualified Stock Options. If the participant receives a non-qualified stock option, the participant will not recognize income at the time of the grant of the stock option; however, the participant will recognize ordinary income upon the exercise of the non-qualified stock option. The amount of ordinary income recognized equals the difference between (a) the fair market value of the stock on the date of exercise and (b) the amount of cash paid for the stock. The Company will be entitled to a deduction in the same amount. The ordinary income the participant recognizes will be subject to applicable tax withholding by the Company. When the participant sells these shares, any difference between the sales price and the exercise price, to the extent not already recognized as ordinary income, will be treated as a capital gain or loss.

Restricted Stock. Unless a timely 83(b) election is made, as described in the following paragraph, a participant generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A participant will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of such shares of Common Stock or the transfer restrictions (collectively, the “Restrictions”) lapse. The amount recognized will be equal to the difference between the fair market value of such shares at such time and the original purchase price paid for the shares, if any. The ordinary income recognized by a participant with respect to restricted stock awarded under the 2016 LTIP will be subject to applicable tax withholding by the Company. If a timely 83(b) election has not been made, any dividends received with respect to Common Stock subject to the Restrictions will be treated as additional compensation income and not as dividend income.

A participant may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If such election is made within 30 days of the date of grant, then the participant would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the Participant.

The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the participant then forfeits the restricted stock, the participant may not deduct as a loss the amount previously included in gross income.

A participant’s tax basis in shares of restricted stock received pursuant to the 2016 LTIP will be equal to the sum of the amount (if any) the participant paid for the Common Stock and the amount of ordinary income recognized by such participant as a result of making an 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the participant’s holding period for such shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on such shares lapse.

In general, the Company will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a participant with respect to shares of restricted stock awarded pursuant to the 2016 LTIP.

If, subsequent to the lapse of the Restrictions on the shares, the participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the participant will be taxed as a capital gain or capital loss.

Stock Appreciation Rights/Performance Shares/Restricted Stock Units. A participant generally will not recognize taxable income upon the grant of stock appreciation rights, performance shares, or restricted stock units. Instead, a participant will recognize as ordinary income, and the Company will have as a corresponding deduction, any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under the stock appreciation right, performance share, or restricted stock unit award. The ordinary income the participant recognizes will be subject to applicable tax withholding by the Company.

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PROXY ITEM NO. 4

Upon selling any Common Stock received by a participant in payment of an amount due under a stock appreciation right, performance share, or restricted stock unit award, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant’s tax basis in the Common Stock.

Other Awards. The tax consequences associated with any other award granted under the 2016 LTIP will vary depending on the specific terms of such award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the applicable holding period and the participant’s tax basis.

Income Tax Rates on Capital Gain and Ordinary Income. Under current tax law, short-term capital gain and ordinary income will be taxable at a maximum federal rate of 39%. Phase outs of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income generally will also be subject to the Medicare tax and, under certain circumstances, a social security tax. On the other hand, long-term capital gain will be taxable at a maximum federal rate of 20%.

Section 409A of the Code. Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including without limitation, the deferral of income pursuant to some of the arrangements described herein (e.g., performance shares). Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.

Section 162(m) of the Code. Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a “covered employee” (as defined) to the extent such remuneration exceeds $1,000,000. Section 162(m) of the Code provides an exception from the deduction limit for compensation payable solely on account of the attainment of one or more performance goals, subject to certain requirements.

Section 280G of the Code and Section 4999 of the Code. Under Section 280G of the Code and Section 4999 of the Code, the Company is prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.

Non-United States Taxpayers. If the participant is subject to the tax laws of any country other than the United States, the participant should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the 2016 LTIP.

New Plan Benefits

No awards have been granted, and no shares have been issued under the 2016 LTIP. Except as described in the next paragraph, future grants under the 2016 LTIP will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the 2016 LTIP will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the 2016 LTIP.

Our non-employee directors receive equity awards, which we expect will be made under the 2016 LTIP following the annual meeting, if approved. As discussed under “Corporate Governance — Directors’ Compensation,” following adjustment of directors’ compensation approved in March 2016, we will make annual equity grants with a notional value of $200,000, with new directors who have taken office since the previous annual meeting receiving a pro-rated grant for the partial first year. The equity awards are divided between non-qualified stock options and restricted stock units. The Directors’ Compensation table on page 21 sets for the compensation received by non-employee directors for 2015.

Directors’ Recommendation The board of directors unanimously recommends a vote FOR the approval and ratification of the Express Scripts Holding Company 2016 Long-Term Incentive Plan

80    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2015 relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)		(c)
Equity Compensation Plans approved by security holders(1)	19,670,934	(2)	$57.03	(3)	37,293,749	(4)
Equity Compensation Plans not approved by security holders	—		—		—
Total	19,670,934	(2)	$57.03	(3)	37,293,749	(4)

(1)	All shares reflected in this table are issuable pursuant to equity incentive plans that were approved prior to the consummation of the Medco transactions by (i) Express Scripts, Inc., in its capacity as our sole stockholder, and (ii) stockholders of either Express Scripts, Inc. or Medco Health Solutions, Inc., as applicable.

(2)	Does not include stock options, restricted stock units or performance shares awarded after December 31, 2015.

•	The following is a summary of the 2011 LTIP as of December 31, 2015:

•	There are 6,703,506 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $69.25.

•	The number of outstanding and unvested restricted stock units and performance shares (assuming vesting at target) is 1,257,823. Assuming that all performance shares vest at the maximum level, the amount shown in column (a) would be increased by 611,252 shares.

•	The following is a summary of the Medco Health Solutions, Inc. 2002 Stock Incentive Plan (the “Medco 2002 SIP”) as of December 31, 2015:

•	We assumed sponsorship of the Medco 2002 SIP and awards granted thereunder upon the consummation of the Medco transactions.

•	There are 8,848,051 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $50.83.

•	The number of outstanding and unvested restricted stock units is 351,117 and the number of outstanding vested deferred restricted stock units (which were previously offered under the Medco 2002 SIP prior to April 2, 2012) is 21,422.

•	The following is a summary of our 2000 Long-Term Incentive Plan (the “2000 LTIP”) as of December 31, 2015:

•	There are 1,722,968 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $48.12.

•	Pursuant to the terms of the 2011 LTIP, no grants of equity awards may be made under the 2000 LTIP after June 1, 2011.

•	The following is a summary of our Accredo Health, Incorporated 2002 Long-Term Incentive Plan (the “Accredo Plan”) as of December 31, 2015:

•	We assumed sponsorship of the Accredo Plan and awards granted thereunder upon the consummation of the Medco transactions; however, no further awards may be made under the Accredo Plan.

•	As of December 31, 2015, there are 766,047 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $41.78.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

(3)	Shares issuable upon vesting of restricted stock units or performance shares are not included in the weighted average exercise price computation.

(4)	Includes shares available for issuance under the 2011 LTIP, the EDCP, the Express Scripts, Inc. Employee Stock Purchase Plan (the “ESPP”), and the Medco 2002 SIP. Because no further grants under the 2000 LTIP or the Accredo Plan may be made, shares available for issuance under the 2000 LTIP and the Accredo Plan are not included. The number of shares available for issuance includes 18,600,275 shares remaining available for future issuance under the 2011 LTIP, 5,874,152 shares remaining available for future issuance under the EDCP, 1,459,593 shares remaining available for future issuance under the ESPP and 11,359,729 shares remaining available for future issuance under the Medco 2002 SIP.

82    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Certain stockholders have submitted two proposals set forth below. The proposals have been carefully considered by our board of directors, which has concluded that adoption of the proposals would not be in the best interests of the Company or its stockholders. For the reasons stated after each proposal, our board of directors recommends a vote AGAINST each of the stockholder proposals.

The proposals and supporting statements are presented as received from the stockholders in accordance with SEC rules, and we (and our board of directors) disclaim any responsibility for their content. All references to “we” in the proposal and supporting statement are references to the proponents and not our other stockholders, us, or our board of directors. We will furnish, orally or in writing as requested, the names, addresses and claimed stock ownership positions of the proponents of each proposal promptly upon written or oral request directed to our Corporate Secretary, Express Scripts Holding Company, at One Express Way, St. Louis, Missouri 63121.

Each stockholder proposal is required to be voted upon at the annual meeting only if properly presented at the meeting by the stockholder proponents. The proponents have informed us that each intends to present the proposal and related supporting statement at the annual meeting.

Information regarding the inclusion of proposals in the proxy statement for our 2017 annual meeting of stockholders can be found on page 89 under “Other Matters — Future Stockholder Proposals.”

Proxy Item No. 5:

STOCKHOLDER PROPOSAL REGARDING

AN INDEPENDENT BOARD CHAIRMAN

Proposal 5 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. Shareholders of our company gave an impressive 43% vote of support for this topic in 2015.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is the CEO, as is the case with our Company. Having a board chairman who is independent of the Company and its management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), “The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.”

An NACD Blue Ribbon Commission on Directors’ Professionalism recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.” A blue-ribbon report from The Conference Board echoed that position.

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STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors.

An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance shareholder value:

Independent Board Chairman – Proposal 5

Directors’ Recommendation

The board of directors unanimously recommends a vote AGAINST this proposal for the reasons set forth below:

The board of directors and the Corporate Governance Committee have considered this proposal and concluded that its adoption is unnecessary and is not in the best interests of our stockholders. In considering the proposal, the board also considered a 2015 vote on a similar proposal by our stockholders, which was rejected by a majority of votes cast. Additionally, the board considered the September 2015 announcement of the retirement of our chief executive officer and the resulting separation of the offices of chair of the board and chief executive officer immediately following the annual meeting.

The board of directors values the flexibility of selecting, on a case-by-case basis, the style of leadership best suited to meet the needs of Express Scripts and its stockholders based on the individuals available and circumstances as they exist at the time.

The adoption of a mandate that the chair of the board be an independent director would limit the board’s ability to select the director best suited to serve as chair based on the relevant facts, circumstances, and criteria as they exist at the time. Such a mandate would impose an unnecessary restriction on the board that is not in the best interests of Express Scripts or its stockholders. It is essential that the board maintain an appropriate degree of discretion to select the best possible chair of the board, including whether Express Scripts and its stockholders are best served by a chair who acts in a dual role as chief executive officer.

It is the stated preference of the board that, upon a transition of the chief executive officer, the roles of chair of the board and chief executive officer should generally be split until such time as the board determines otherwise based on the best interests of the Company.

We recently adopted a change to our Corporation Governance Guidelines to reflect the board’s preference that the roles of chair of the board and chief executive officer should generally be separated upon a transition of the role of chief executive officer. Unlike the proposed inflexible mandate of the stockholder proposal, the preference set forth in the Corporate Governance Guidelines does not limit the board’s discretion to act in the best interests of the Company and its stockholders by selecting the best possible chair of the board based on the relevant facts, circumstances and criteria as they exist at the time. The board believes this approach provides the necessary flexibility in determining the Company’s board governance structure.

The roles of chief executive officer and chair of the board are expected to be separated immediately following the annual meeting.

As discussed above, George Paz is expected to retire as chief executive officer following the annual meeting and remain as chair of the board. Accordingly, the roles of chief executive officer and chair of the board will be separated following the annual meeting.

Our Corporate Governance Guidelines mandate (i) a strong independent Presiding Director, (ii) a majority independent board, and (iii) fully independent key committees, each of which ensures the board of directors will remain focused on stockholder interests.

The board of directors has adopted Corporate Governance Guidelines, available on our website and discussed in greater detail in the Corporate Governance section of this proxy statement. These guidelines and other governing documents, including our committee charters, include a multitude of provisions to ensure that we conduct our business in accordance

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STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

with the highest governance standards and with the purpose of enhancing stockholder value. These provisions include the following:

•    We have an accountable board. Each of our board members is subject to re-election by stockholders annually, and is subject to a majority voting policy as set forth in our bylaws.

•    We have a strong, independent Presiding Director. Our Corporate Governance Guidelines provide for a Presiding Director who is elected annually by the independent directors. The Presiding Director is an independent director who, among other duties:

•    presides at all meetings of the board at which the chair is not present, including executive sessions of the independent directors;

•    serves as a liaison between the chair of the board and the independent directors;

•    has the authority to approve the nature and extent of information and data sent to the board;

•    has the authority to approve meeting agendas for the board;

•    has the authority to approve the meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•    has the authority to call meetings of the independent directors; and

•    if requested by major stockholders, ensures that he or she is available for consultation and direct communication with such stockholders.

We believe the Presiding Director role has been and will continue to be an effective means for strengthening our corporate governance process, empowering our independent directors and enhancing the overall functioning of the board. Mr. Mac Mahon currently serves as the Presiding Director of our Company.

•    The board of directors is composed predominately of independent directors. The Company’s board is composed almost entirely of independent directors. All but two of the current board members and nominees are non-employee directors and, immediately following the annual meeting, all but one of the current board members and nominees are expected to be non-employee directors. Moreover, these independent directors are active participants in the Company’s governance process and meet regularly in executive sessions without members of management present.

•    The independent directors are active participants in the process. Each director is an equal participant in the major strategic and policy decisions of Express Scripts and the chair of the board has no greater vote on matters considered by the board than any other director. Further, the Presiding Director and the other independent directors communicate regularly with the chair of the board regarding appropriate agenda topics and other related matters. Any director may recommend agenda items, and is free to raise any subjects that are not on the agenda for a particular meeting. Moreover, all directors are bound by fiduciary obligations to act in a manner they believe to be in the best interests of Express Scripts and its stockholders. Separating the roles of chair of the board and chief executive officer would not augment or alter these duties.

•    The key committees are composed of independent directors. Each of the standing committees (Audit Committee, Compensation Committee, Compliance Committee and Corporate Governance Committee) is composed entirely of independent directors. The chair of each committee, in consultation with the appropriate members of management, develops meeting agendas. Each director who is a member of a committee may recommend agenda items, and is free to raise any subjects that are not on the agenda for a particular meeting. Further, each committee is empowered to investigate any matter of interest or concern that may fall within its authority and retain its own outside counsel and other advisors as it determines appropriate.

•    Independent directors meet regularly. Independent directors generally meet in executive session at every regularly scheduled board meeting. Our Presiding Director chairs these executive sessions. Each independent director may submit topics he or she deems appropriate for discussion at executive sessions to the Presiding Director in order to ensure that the interests and needs of the independent directors are appropriately addressed. The Presiding Director also has the authority to call meetings of the independent directors.

•    CEO compensation is determined by Independent Directors. The independent Compensation Committee is responsible for reviewing the performance of the chief executive officer and for recommending the compensation, including salary, annual incentive compensation and long-term incentive compensation, of the chief executive officer and Express Scripts’ other senior executives. Final compensation decisions with respect to the chief executive officer are considered and approved by the independent directors of the board in executive session, during which, the chief executive officer and members of management are not present. This process will remain the same following the transition of our chief executive officer following the annual meeting.

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STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

•      Our board is focused on Express Scripts’ corporate governance practices and will continue to reevaluate its policies on an ongoing basis. In the past decade, the board has adopted a number of enhancements to its Corporate Governance Guidelines and other governance documents, including the following:

•      recommending an amendment to our bylaws (which was approved by our stockholders) to provide stockholders the ability to call a special meeting;

•      adopting a clawback policy applicable to all current and former executive officers and certain other executives, designed to recover incentive compensation in the event of a restatement of financial results;

•      amending our bylaws to adopt majority voting in uncontested elections;

•      amending our bylaws to reduce the threshold for stockholders to amend our bylaws from two thirds to a majority of the voting power of the outstanding stock entitled to vote thereon;

•      enhancing the power and role of the Presiding Director; and

•      amending the corporate governance principles to provide that the positions of chair of the board and chief executive officer should generally be separated following a transition of the role of chief executive officer.

The Express Scripts board reflects a combination of both experienced and more recent directors who each contribute to board continuity, while maintaining an appropriate level of oversight with respect to senior management and the chief executive officer and allowing for the inflow of new ideas and perspectives. Since 2010, five new independent directors have been added to the board (four of whom continue to serve on the board) and eight of our current independent directors were appointed before Mr. Wentworth, who is expected to succeed Mr. Paz as chief executive officer immediately following the annual meeting, joined the Company in 2012. The board will continue to reexamine its policies on an ongoing basis to ensure that its Corporate Governance Guidelines and processes sufficiently serve the best interests of our stockholders.

Ensuring flexibility by not mandating the chair of the board be independent is consistent with the practices of many other Fortune 100 and S&P 500 companies. As reported in the Spencer Stuart 2015 Board Index, published by Spencer Stuart and available at www.spencerstuart.com, of all S&P 500 boards, 52% have a combined chair of the board/chief executive officer role.

Express Scripts believes that the stockholder proposal advocating for an independent chair policy is not based on experience or evidence. Our experience demonstrates that a non-independent chair can be the best approach under the circumstances. The empirical studies sometimes cited in support of an independent chair policy are refuted by others. To the Company’s knowledge, no empirical study supports the argument that a policy requiring the chair to be independent inherently leads to better performance. The board should have the flexibility to maintain combined chair and CEO roles when deemed to be in the best interests of the Company and its stockholders.

Recent voting results on independent chair proposals generally support the Company’s view that a strict independent chair policy is not advisable. According to Georgeson’s 2015 Annual Corporate Governance Review, similar proposals were opposed on average by 69% of stockholders.

Accordingly, the board of directors unanimously recommends a vote AGAINST this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

86    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Proxy Item No. 6:

STOCKHOLDER PROPOSAL REGARDING

POLITICAL ACTIVITIES DISCLOSURE

Resolved, that the shareholders of Express Scripts, Inc. (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting.

Supporting Statement

As long-term shareholders of Express Scripts, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Express Scripts contributed at least $4.5 million in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

Relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Edison, Exelon and PG&E that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Directors’ Recommendation

The board of directors unanimously recommends a vote AGAINST this proposal for the reasons set forth below:

The board of directors and the Corporate Governance Committee have considered this proposal and concluded that its adoption is unnecessary and is not in the best interests of our stockholders. In considering the proposal, the board also considered (1) a 2012 vote on a similar proposal by stockholders, which received support from only 31.6% of votes cast; (2) a 2015 vote on a similar proposal by stockholders, which received support from only 25.0% of votes cast; and (3) the Company’s current disclosures regarding political contributions, including a number of improvements implemented in 2015.

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STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

The Company currently provides a report, updated semi-annually and available on our corporate website, that discloses contributions made during the covered period to political candidates, political parties, political committees, ballot measures and other political entities organized and operating under 26 U.S.C. Section 527 of the Internal Revenue Code. We have disclosed every such political contribution from January 1, 2009 through December 31, 2015. Express Scripts does not make independent expenditures in direct support of or opposition to political candidates, political parties, political committees, or ballot measures.

We have also made available on our corporate website:

•     Our Policy Regarding Corporate Political Contributions, as approved by the Corporate Governance Committee, which outlines, as requested by this proposal, the policies and procedures for making, with corporate funds, contributions and expenditures to participate in any political campaign on behalf of (or in opposition to) any candidate for public office or influence the general public with respect to an election or referendum.

•     Our Policy Regarding Lobbying Activities, as approved by the Corporate Governance Committee, which outlines the policies and procedures for participating constructively and responsibly in the political process through lobbying activities.

•     A report, updated annually, that discloses the Company’s trade association, coalition, and political committee participation expenses for advocacy or political activities where dues exceed $10,000.

All corporate political contributions are reviewed under the direction of the Vice President of Government Relations to ensure compliance with the Company’s policies and are further subject to a legal approval process. All corporate political contributions and actions are periodically (at a minimum, annually) reported to the Corporate Governance Committee. The Corporate Governance Committee also reviews our policies with respect to political contributions and lobbying activity.

Pursuant to our Policy Regarding Corporate Political Contributions (which is available on our corporate website), contributions are generally made after considering factors such as: (i) support for public policy that promotes private competition, choice and free markets in the delivery and financing of health care; (ii) support for important tools that pharmacy benefit managers employ to make prescription drugs safer and more affordable; and (iii) support for positions on issues important to Express Scripts and its plan sponsors and patients. All contributions must promote the interest of the Company and are made without regard for the private political preferences of employees or directors.

Pursuant to our Policy Regarding Lobbying Activities (which is available on our corporate website), all lobbying contributions and expenditures must be made in an effort to promote the interests of the Company and without regard for the private political preferences of employees or directors. Employees are prohibited from offering or providing gifts or articles of value to any government official in exchange for or in anticipation of any actions.

Like many other organizations, including businesses, labor unions and affinity groups, we believe responsible and constructive participation in the political process through political contributions and lobbying activity is an important and appropriate part of our business. In addition to our Policy Regarding Corporate Political Contributions and our Policy Regarding Lobbying Activities, the Company makes and discloses its political contributions in strict accordance with applicable laws and regulations. Where corporate funds are used for making political contributions or engaging in lobbying activities, it is only done so where allowed by applicable law and where management has determined that such contributions or engagement will be an effective use of time and funds.

All political contributions, whether by individuals, organizations or other groups, are subject to intense public scrutiny as well as regulation by federal and state governments, including detailed disclosure requirements. Reports of our political contributions are available on our corporate website as discussed above, and are readily available today at numerous federal and state government websites. For example, the Company submits periodic reports on lobbying expenditures to Congress, which are publicly available.

In sum, this proposal is largely duplicative of the policies and disclosure procedures the Company already has in place. For example, the proposal requests the Company’s disclosure to include “payments to trade associations and other tax exempt organizations used for political purposes” where the Company, in fact, already provides on its website a report, updated annually, that discloses the Company’s trade association, coalition, and political committee participation expenses for advocacy or political activities where dues exceed $10,000.

We believe the current policies and disclosures, together with the political contribution information that is already otherwise publicly available, is sufficient to provide information to stockholders and others who are interested in the Company’s political activities. We also believe that the Company’s current approval and compliance procedures are sufficient to ensure accountability.

Accordingly, the board of directors unanimously recommends a vote AGAINST this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

88    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

OTHER MATTERS

OTHER MATTERS

Other Business at the Annual Meeting

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote shares of our common stock subject to such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

Future Stockholder Proposals

In accordance with our bylaws, a stockholder who, at any annual meeting of our stockholders, intends to nominate a person for election as a director or present a proposal must so notify our Corporate Secretary, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the underlying beneficial owner, if any, including, among other things, name, address, occupation, number of shares held, rights to acquire shares and other derivative securities, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any, and the reasons for and interest of such stockholder and beneficial owner, if any, in the proposal. Generally, to be timely, such notice must be received by our Corporate Secretary not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For our annual meeting to be held in 2017, any such notice must be received by us at our principal executive offices between January 4, 2017 and February 3, 2017 to be considered timely for purposes of the 2017 annual meeting. Any person interested in offering such a nomination or proposal should request a copy of the relevant bylaw provisions from our Corporate Secretary or refer to our bylaws as publicly filed with the SEC. Please note that these time periods also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority, which rules are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a proposal included in our proxy statement.

Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

•	complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

•	will abide by the advance resignation requirements of our bylaws in connection with director elections;

•	is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

•	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

•	if elected as a director, would be in compliance and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Stockholder proposals intended to be presented at the 2017 annual meeting must be received by us at our principal executive office no later than November 21, 2016, in order to be eligible for inclusion in our proxy statement and proxy relating to that meeting under Rule 14a-8 of the Securities Exchange Act of 1934. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with SEC rules and regulations.

Householding of Proxy Materials

The SEC has adopted rules which permit companies and intermediaries such as brokers to satisfy delivery requirements for Notice of Internet Availability of Proxy Material with respect to two or more stockholders sharing the same address by

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OTHER MATTERS

delivering a single Notice of Internet Availability of Proxy Material addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Express Scripts Holding Company, Attention: Investor Relations, One Express Way, Saint Louis, Missouri 63121, or by telephone at 314-810-3115, and we will promptly deliver these documents to you or start householding, as applicable, following our receipt of such request.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses will be reimbursed by us. Solicitation will be made by mail and may also be made personally or by telephone, facsimile or other means by our executive officers, directors and employees, without special compensation for such activities. We have hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. MacKenzie will receive a fee for such services of approximately $15,000, plus reasonable out-of-pocket expenses, which will be paid by us.

By Order of the Board of Directors

Martin P. Akins
Senior Vice President, General Counsel and Corporate Secretary

March 21, 2016

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

1. Establishment and Purpose. Express Scripts Holding Company, a Delaware corporation (hereinafter referred to as the “Company”) hereby establishes an incentive compensation plan to be known as the “Express Scripts Holding Company 2016 Long-Term Incentive Plan” (“Plan”), as set forth in this document. The purpose of the Plan is to motivate key personnel to produce a superior return to the stockholders of the Company and its Affiliates by offering such individuals an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding the achievement of a high level of corporate performance. This Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

2. Definitions. The capitalized terms used in this Plan have the meanings set forth below.

(a) “Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.

(b) “Agreement” means a written contract entered into between the Company or an Affiliate and a Participant or, in the discretion of the Committee, a written certificate issued by the Company or an Affiliate to a Participant, in either case, containing or incorporating the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be made unilaterally by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law, or such other relevant written contract entered into between the Company or an Affiliate and a Participant and approved by the Committee.

(c) “Associate” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, “Associate” shall also include any Non-Employee Director. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of “Associate” or in Section 7(a)(i)) shall include the providing of services as a Non-Employee Director. Except as specifically provided herein with respect to Non-Employee Directors, the term “Associate” shall not include an individual who is determined in good faith by the Company to be an independent contractor. If, for any period of time, an individual has been determined in good faith by the Company not to be a common-law employee, and a court or government agency subsequently makes a determination that the individual was in fact a common-law employee during that period of time, then (i) such determination shall not entitle the individual to any retroactive rights under the Plan, and (ii) the individual’s prospective rights under the Plan shall be determined solely in accordance with the terms of the Plan.

(d) “Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company; provided, if no such agreement or definition exists, “Cause” shall mean the willful failure by a Participant to perform his duties with the Company, a Parent or a Subsidiary or the willful engaging in conduct which is injurious to the Company, a Parent or any Subsidiary, monetarily or otherwise, as determined by the Committee in its sole discretion.

(g) “Change in Control” shall mean the first to occur of the following:

(i) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(ii) More than 25% of the (x) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (y) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any Person, excluding any Person who becomes such a “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) in connection with a Business Combination described in clause (B) of paragraph 2(g)(iii);

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

(iii) Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination,

(A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries);

(B) where such Business Combination is effected to implement a recapitalization of the Company (or similar transaction), no Person is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Outstanding Company Voting Securities; and

(C) at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement with respect to such Business Combination.

(iv) The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or

(v) The stockholders of the Company shall approve a plan to liquidate or dissolve the Company and the Company shall commence such liquidation or dissolution.

(h) “Change in Control Date” shall mean, in the case of a Change in Control defined in clauses (i) through (iv) of the definition thereof, the date on which the event occurs, and in the case of a Change in Control defined in clause (v) of the definition thereof, the date on which the Company shall commence such liquidation or dissolution.

(i) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

(j) “Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.

(k) “Disability” means that the Participant has suffered physical or mental incapacity of such nature as to prevent him from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis, provided that, if a Participant has entered into an employment agreement with the Company, the Committee, in its sole discretion, may determine to substitute the definition set forth in such agreement. All determinations as to the date and extent of disability of any Participant shall be made by the Committee upon the basis of such evidence as it deems necessary or desirable.

(l) “Effective Date” shall have the meaning set forth in Section 13(a).

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.

(n) “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i) (A) the closing sales price of a Share on the Nasdaq Global Select Market or any similar system then in use, or if Shares are not quoted on the Nasdaq Global Select Market, on the composite tape for New York Stock Exchange (“NYSE”) listed shares or any similar system then in use or, (B) if clause (i)(A) is not applicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the Nasdaq Global Select Market or any similar system then in use, or (C) if the Shares are not quoted on the Nasdaq Global Select Market or on the NYSE composite tape or any similar system then in use, the closing sale price of a Share on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the specified date, or, if no sale of Shares shall have occurred on that date, on the immediately preceding day on which a sale of Shares occurred, or

(ii) if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.

(o) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(p) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.

(q) “Incumbent Board” means the group of directors consisting of (i) those individuals who, as of the Effective Date, constituted the Board; and (ii) any individuals who become directors subsequent to the Effective Date whose appointment, election or nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, the Incumbent Board shall exclude any individual whose initial assumption of office occurred (x) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (other than a solicitation of proxies by the Incumbent Board) or (y) with the approval of the Incumbent Board but by reason of any agreement intended to avoid or settle a proxy contest.

(r) “Non-Employee Director” means a director of the Company who is not an employee of the Company, a Parent or a Subsidiary.

(s) “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(t) “Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock), including both Non-Qualified Stock Options and Incentive Stock Options. Non-Qualified Options may be granted to a Participant only to the extent that the Shares underlying such Options are “service recipient stock” within the meaning of Section 409A of the Code.

(u) “Other Award” means a cash-based Award, an Award of Stock or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares.

(v) “Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

(w) “Participant” means an Associate to whom an Award is made.

(x) “Performance Period” means the period of time as specified in an Agreement over which Awards are to vest or be earned.

(y) “Performance Shares” means a contingent award of a specified number of Performance Shares, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

(z) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, and (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(aa) “Prior Plans” means the Express Scripts, Inc. 2011 Long-Term Incentive Plan, the Accredo Health, Incorporated 2002 Long-Term Incentive Plan, the Medco Health Solutions, Inc. 2002 Stock Incentive Plan, and the Express Scripts, Inc. 2000 Long-Term Incentive Plan, each as amended.

(bb) “Public Shares” shall have the meaning set forth in Section 6(g)(iv).

(cc) “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

(dd) “Restricted Stock Units” means Units of Stock granted under Section 10 hereof.

(ee) “Retirement” shall mean, except as otherwise provided in an Agreement, termination of employment after either (i) attainment of age 65, or (ii) the normal retirement age specified in the provisions of a retirement plan maintained by the Company for its employees generally.

(ff) “Senior Executive” means any Associate who is an employee of the Company and whose base salary is determined by reference to Salary Grades M3 and above (as such salary grades are in effect on the Effective Date), or, if the Company modifies its salary grades after the Effective Date, in the most nearly comparable salary grades for senior executives of the Company under such modified system as determined by the Committee in its sole discretion.

(gg) “Share” means a share of Stock.

(hh) “Stock” means the Company’s common stock, $0.01 par value per share (as such par value may be adjusted from time to time) or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).

(ii) “Stock Appreciation Right” means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.

(jj) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

(kk) “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or forms submitted by the Participant to the Committee under Section 13(h) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(ll) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.

(mm) “Unit” means a bookkeeping entry that may be used by the Company or an Affiliate to record and account for the grant of Stock, Units of Stock, Stock Appreciation Rights and Performance Shares expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated.

(nn) “Vice President” means any Associate who is an employee of the Company or an Affiliate and whose base salary is determined by reference to Salary Grades M1 through and including M2 (as such salary grades are in effect on the Effective Date), or, if the Company modifies its salary grades after the Effective Date, in the most nearly comparable salary grades for vice presidents of the Company under such modified system as determined by the Committee in its sole discretion.

Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration.

(a) Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof. The Committee shall have exclusive power (acting alone or, to the extent the Committee deems appropriate for purposes of Exchange Act Rule 16b-3, in conjunction with the full Board), subject to the limitations contained in this Plan, to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee, subject to the limitations contained in this Plan, may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any Agreement entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. All determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, including, without limitation, as to any adjustments pursuant to Section 13(f). A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee. Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee.

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

(b) Limitations. Notwithstanding anything herein to the contrary, the Committee shall not have the right, without stockholder approval, to (i) reduce or decrease the purchase price for an outstanding Option or Stock Appreciation Right, (ii) cancel an outstanding Option or Stock Appreciation Right for the purpose of replacing or re- granting such Option or Stock Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the expiration date of an Option or Stock Appreciation Right, (iv) cancel an outstanding Option or Stock Appreciation Right in exchange for cash at any time where the Fair Market Value of the Shares underlying such award is less than the exercise price of such Option or Stock Appreciation Right, (v) modify, amend, or waive the terms and conditions of Awards to persons who are considered “reporting persons” for purposes of Section 16 of the Exchange Act, other than on account of death, Disability or a Change in Control, or (vi) modify, amend, or waive the terms and conditions of Awards to a person who is not considered a “reporting person” for purposes of Section 16 of the Exchange Act, other than on account of death, Disability or a Change in Control, or otherwise to the extent that the terms and conditions which are modified, amended, or waived, relate to no more than five percent (5%) of the number of Shares initially available under the Plan as of the Effective Date.

(c) Delegation of Authority. The Committee may delegate all or any part of the administration of this Plan to one or more committees, or to senior managers of the Company, and may authorize further delegation by such committees to senior managers of the Company, in each case to the extent permitted by Delaware law; provided that, determinations regarding the timing, pricing, amount and terms of any Award to a “reporting person” for purposes of Section 16 of the Exchange Act shall be made only by the Committee; and provided further that, no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award intended to qualify for favorable treatment under Section 162(m) of the Code not to qualify for, or to cease to qualify for, the favorable treatment under Section 162(m) of the Code. Any such delegation may be revoked by the Committee at any time.

(d) Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under Section 162(m) of the Code to cease to qualify for the favorable treatment under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

(e) Awards for Non-Employee Directors. The Board (which may delegate the determination to a Committee of the Board) may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award (other than Incentive Stock Options) as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Board may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations, and such other information as the Board may deem appropriate; provided, such Awards do not exceed the limitations set forth in Section 4(c)(ii).

4. Shares Available; Maximum Payouts.

(a) Shares Available. The maximum number of Shares available for Awards under the Plan shall be Thirty-Three Million (33,000,000). Stock Options and Stock Appreciation Rights awarded shall reduce the number of shares available for Awards by one share for every one share subject to such Award; provided that Stock Appreciation Rights that may be settled only in cash shall not reduce the number of Shares available for Awards. Awards of Restricted Stock, Restricted Stock Units, Performance Shares, and Other Awards settled in Shares shall reduce the number of Shares available for Awards by one Share for every one Share awarded, up to twenty-percent (25%) of the total number of Shares initially available as of the Effective Date; beyond that, Restricted Stock, Restricted Stock Units, Performance Shares, and Other Awards settled in Shares shall reduce the number of Shares available for Awards by three Shares for every one Share awarded. Restricted Stock Units that may be settled only in cash shall not reduce the number of Shares available for Awards. Shares issued under this Plan may be authorized and unissued shares or issued shares held as treasury shares. Shares purchased on the open market shall not increase the Shares available under the Plan. Shares surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of such an Award shall be counted against the share limits of this Plan and shall not again be available for issuance in connection with future Awards.

(b) Shares Not Applied to Limitations. The following will not be applied to the Share limitations of Section 4(a) above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards, (ii) Awards which by their terms may be settled only in cash, (iii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and (iv) Shares and any Awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as the result of a merger, consolidation, or acquisition of the employing company with or by the Company.

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

(c) Award Limitations.

(i) Participant Award Limitations. No Participant may receive any combination of Awards relating to more than 1,000,000 Shares in the aggregate, or a cash-based bonus Award with a value that exceeds $10,000,000 in the aggregate, in any fiscal year of the Company under this Plan (subject to adjustment under Section 13(f) hereof).

(ii) Non-Employee Director Award Limitations. Notwithstanding Section 4(c)(i), no Non-Employee Director may receive, in any fiscal year of the Company under this Plan (subject to adjustment under Section 13(f) hereof), any combination of Awards having a value that exceeds five hundred thousand dollars ($500,000); provided, the limitations of this Section 4(c)(ii) shall increase to one million dollars ($1,000,000) for a Non-Employee Director who also serves as the Board’s independent chairperson.

5. Eligibility. Awards may be granted under this Plan to any Associate at the discretion of the Committee.

6. General Terms of Awards.

(a) Awards. Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock, Restricted Stock Units, or Other Awards.

(b) Amount of Awards. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock, Stock Units, or Performance Shares, or the amount of cash, subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

(c) Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant. Except as provided under Sections 3(b) and 6(g) hereof, the Committee may permit the vesting of an Award to be accelerated or earned upon the occurrence of the Participant’s death or Disability or a Change in Control.

(d) Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, that shall apply to such Award, in addition to the terms and conditions specified in this Plan.

(e) Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Stock Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Stock (prior to the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights, Performance Shares or Other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.

(f) Termination of Employment. The extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s employment with the Company or its Affiliates shall be as set forth in an Agreement. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement, need not be uniform among Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

(g) Change in Control. Unless otherwise determined by the Committee and/or evidenced in an Agreement:

(i) Performance Shares. In the event that a Change in Control occurs during a Performance Period, then immediately prior to the Change in Control, (1) the performance criteria subject to each outstanding Performance Share or Award subject to performance-based vesting shall be deemed to be achieved at the actual level of performance based on an assumed Performance Period ending as of the date immediately prior to the Change in Control, (2) each such Performance Share or Award shall then cease to be subject to the achievement of such performance criteria and (3) each such Performance Share or Award shall vest in full at the end of the Performance Period provided the Participant is employed by or is providing services to the Company or successor or affiliate thereof on such date.

(ii) Assumption/Substitution of Awards. With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event that (1) a Change in Control occurs and (2) the Participant’s employment or service is terminated by the Company, its successor or affiliate thereof without Cause on or after the Change in Control Date but prior to twenty-four (24) months following such Change in Control, then:

(A) Any and all Options and Stock Appreciation Rights granted hereunder shall become exercisable, and shall remain exercisable throughout their term;

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(B) Any restriction periods and restrictions imposed on all outstanding Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Other Awards shall lapse and be settled as soon a reasonably practicable, but in no event later than ten (10) days following such termination of employment; and

(C) Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of termination of employment, but the Company shall pay such Award on its scheduled payment date (which may be a “separation from service” within the meaning of Section 409A of the Code), but in no event more than 90 days following the scheduled payment date.

(iii) No Assumption/Substitution of Awards. With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately prior to the occurrence of the Change in Control,

(A) Any and all Options and Stock Appreciation Rights granted hereunder shall become exercisable, and shall remain exercisable throughout their term;

(B) Any restriction periods and restrictions imposed on all outstanding Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Other Awards shall lapse and be settled as soon a reasonably practicable, but in no event later than ten (10) days following the Change in Control; and

(C) Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of the Change in Control, but the Company shall pay such Award on its scheduled payment date (which may be a “separation from service” within the meaning of Section 409A of the Code), but in no event more than 90 days following the scheduled payment date.

(iv) Assumed/Substituted. For purposes of this Section 6(g), Awards shall be considered assumed or substituted for if, upon the occurrence of a Change in Control after which there will be a generally recognized U.S. public market for (1) the Company’s Stock, (2) common stock for which the Company’s Stock is exchanged, or (3) the common stock of a successor or acquirer entity (such publicly traded stock, “Public Shares”), the then outstanding Awards are assumed, exchanged or substituted for by a successor or acquirer entity such that following the Change in Control, the Awards relate to such Public Shares and, except as otherwise provided by this Section 6(g), remain subject to such terms and conditions that were applicable to the Awards prior to the Change in Control.

(v) Cashout of Awards. Notwithstanding any other provision of the Plan, in the event that each outstanding Award is not assumed or substituted in connection with a Change in Control and except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Committee may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (x) the excess (if any) of the consideration paid per Share in the Change in Control over the exercise or purchase price per Share subject to the Award multiplied by (y) the number of Shares granted under the Award. Without limiting the generality of the foregoing, in the event that the consideration paid per Share in the Change in Control is greater than or equal to the exercise or purchase price per Share subject to the Award, then the Committee may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.

(h) Rights as Stockholder. A Participant shall have no right as a stockholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(i) Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant or vesting of any Award provided under the Plan.

(j) Vesting. Notwithstanding any other provision of the Plan, up to five percent (5%) of the Shares initially available under the Plan as of the Effective Date may be granted as Awards that vest more rapidly than as provided under the minimum vesting provisions set forth in the Plan.

7. Stock Options.

(a) Terms of All Options.

(i) Grants. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Associates who are not employees of the Company or an Affiliate. In no event may Options known as reload options be granted hereunder.

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

(ii) Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law and in accordance with rules adopted by the Committee, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may be paid in cash or, if the Committee so permits, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof, unless otherwise provided in the Agreement. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor.

(iii) Exercisability and Minimum Vesting. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. An Option that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the Option grant date. An Option that vests based on performance standards may, in the discretion of the Committee, vest as rapidly as immediate vesting on or about the first anniversary of the Option grant date. Notwithstanding the foregoing, vesting of an Option may be accelerated upon the occurrence of death, Disability or a Change in Control as provided in the applicable Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

(b) Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

(i) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as Non-Qualified Stock Options;

(ii) an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

(iii) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

(iv) notwithstanding any other provision of this Plan if, at the time an Incentive Stock Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, (A) the option price for such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.

8. Stock Appreciation Rights.

(a) Grant. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right (“purchase price”). A Stock Appreciation Right may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected and exercise of the connected Option cancels the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the applicable Agreement. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right.

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

(b) Exercisability and Minimum Vesting. Each Stock Appreciation Right shall vest in whole or in part on the terms provided in the Agreement. A Stock Appreciation Right that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the Stock Appreciation Right grant date. A Stock Appreciation Right that vests based on performance standards may, in the discretion of the Committee, vest as rapidly as immediate vesting on the first anniversary of the Option grant date. Notwithstanding the foregoing, the vesting of a Stock Appreciation Right may be accelerated upon the occurrence of death, Disability or a Change in Control as provided in the applicable Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated.

9. Performance Shares.

(a) Initial Award. An Award of Performance Shares shall entitle a Participant (or a Successor) to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Stock, or a combination of cash and Stock, as determined by the Committee. Such performance targets shall be determined by the Committee in its sole discretion. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment.

(b) Acceleration, Adjustment and Minimum Vesting. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof. Notwithstanding the foregoing, an Award subject to this Section 9 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date, except upon the occurrence of death, Disability or a Change in Control as provided in the applicable Agreement.

(c) Valuation. To the extent that payment of a Performance Share is made in cash, a Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.

(d) Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performances Shares other than as the Committee so provides, in its discretion, in an Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.

10. Restricted Stock and Restricted Stock Unit Awards.

(a) Grant. All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Agreement, which may include, but are not limited to, continuous service with the Company, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions. During any period during which an Award of Restricted Stock or Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Stock Units shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Restricted Stock Units other than as the Committee so provides, in its discretion, in an Agreement. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish.

(b) Vesting and Minimum Vesting. An Award of Restricted Stock or Restricted Stock Units that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the Award grant date, or, in the case of a Restricted Stock or Restricted Stock Units Award that vests based on performance standards, such Award may, in the discretion of the Committee, vest as rapidly as immediate vesting on the first anniversary of the Award grant date. Notwithstanding the foregoing, the vesting of a Restricted Stock or Restricted Stock Units Award may be accelerated upon the occurrence of death, Disability or a Change in Control as provided in the applicable Agreement.

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

11. Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Stock Units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.

12. Performance-Based Awards.

(a) Application to Covered Employee. Notwithstanding any other provision of the Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Section 12 is applicable to such Award. Notwithstanding the foregoing, the Committee may provide, in its discretion, that an Award granted to any other Participant is subject to this Section 12, to the extent the Committee deems appropriate, whether or not Section 162(m) of the Code is or would be applicable with respect to such Participant.

(b) Performance Goals. Awards under the Plan may be made subject to the achievement of performance goals established by the Committee relating to one or more business criteria (“Performance Criteria”) pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an Affiliate, a Parent, a Subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured annually or cumulatively over a longer period of time. Performance Criteria that may be used to establish performance goals are: earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, inventory, total or net operating asset turnover, operating income, total stockholder return, compound stockholder return, return on equity, average return on invested capital, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, sales growth, operating or profit margins, market share or market penetration, successful transition of the Company’s clients to new claim adjudication platforms, achievement goals related to post-merger integrations goals, achievement of goals related to customer service, satisfaction or retention, achievement of employee diversity satisfaction or turnover goals, and achievement of general sales, marketing, operating or workplan goals. Performance will be evaluated by excluding the effect of any unusual or infrequently occurring items that occur during the applicable Performance Period. The performance goals for each Participant and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable Agreement. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) Performance Criteria have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a performance-based Award. No amounts shall be payable to any Participant for any Performance Period unless and until the Committee certifies that the Performance Criteria and any other material terms were in fact satisfied.

(c) Adjustment of Payment and Minimum Vesting. With respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof; provided, however, that any such acceleration or adjustment shall be made only to the extent and in a manner consistent with Section 162(m) of the Code. Notwithstanding the foregoing, an Award subject to this Section 12 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date, except upon the occurrence of death, Disability or a Change in Control as provided in the applicable Agreement.

(d) Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

13. General Provisions.

(a) Effective Date of this Plan. The Board adopted the Plan on March 9, 2016, and the Plan shall become effective on such date as it is approved by the holders of common stock of the Company (the “Effective Date”).

(b) Duration of this Plan; Date of Grant. This Plan shall remain in effect until the fifth anniversary of the Effective Date or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to Associates or to persons who are about to become Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Associate who is about to become an Associate, such specified contingencies shall include, without limitation, that such person becomes an Associate.

(c) Right to Terminate Employment. Nothing in this Plan or in any Agreement shall confer upon any Participant who is an employee of the Company the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.

(d) Tax Withholding. The Company shall withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

(e) Amendment, Modification and Termination of this Plan. Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law and subject to the requirements of Section 2(b), in which event, as provided in Section 2(b), the term “Agreement” shall mean the Agreement as so amended. Amendments are subject to approval of the stockholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant’s legal representative) or any Successor or permitted transferee under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award.

(f) Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Stock Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and payments with respect to outstanding Performance Shares, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to stockholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share, for which purpose one-half share shall be rounded down to the nearest whole Share.

(g) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    A-11

APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

(h) Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

(i) Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(j) Limits of Liability.

(i) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

(ii) Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(iii) To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(k) Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

(l) Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

14. Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees of other corporations who are about to become Associates, or whose employer is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Stock Option.

15. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware, without giving effect to principles of conflicts of laws, and construed accordingly.

16. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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APPENDIX A – EXPRESS SCRIPTS HOLDING COMPANY 2016 LONG-TERM INCENTIVE PLAN

17. Clawback. If a Participant is or subsequently becomes a Senior Executive or Chief Accounting Officer of the Company or any other position that is subject to the Policy (as hereinafter defined), each Award granted to such Participant shall be subject to the Company’s Clawback and Recoupment Policy, or any successor policy, as it may be in effect from time to time, including, without limitation, any changes required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Policy”), and the Committee shall have discretion regarding application of the Policy to Awards granted under this Plan.

18. Prior Plans. No further awards shall be granted under the Prior Plans following the approval of the Plan by the Company’s stockholders as provided by Section 13(a) hereof. For the avoidance of doubt, following the Effective Date, awards granted under the Prior Plans shall continue to be governed by the terms of such Prior Plans.

19. Section 409A of the Code. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    A-13

MAP TO ANNUAL MEETING OF STOCKHOLDERS

AIRPORT
I–70
EXIT 240
FLORISSANT ROAD NORTH
DOWNTOWN
EXIT 240
EXPRESS SCRIPTS®
ONE EXPRESS WAY
UNIVERSITY BOULEVARD
UNIVERSITY PLACE DRIVE
MARK TWAIN
N
W
E
S

EXPRESS SCRIPTS®

One Express Way

On the Campus of the University of Missouri-St. Louis

- *Exit Interstate 70 at Exit 240 (Florissant/University Boulevard).*
- *Go south on University Boulevard for approximately 1/4 mile to the first traffic signal at the intersection of University Boulevard and University Place Drive.*
- *Turn right on University Place Drive and continue to Express Scripts' Headquarters at One Express Way, just off University Place Drive, on the right.*

EXPRESS SCRIPTS HOLDING COMPANY

ONE EXPRESS WAY

SAINT LOUIS, MO 63121

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 3, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02528-P72581                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXPRESS SCRIPTS HOLDING COMPANY
The Board of Directors recommends you vote FOR each of the following nominees:
1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Maura C. Breen	☐	☐	☐

	1b.	William J. DeLaney	☐	☐	☐

	1c.	Elder Granger, MD, MG, USA (Retired)	☐	☐	☐

	1d.	Nicholas J. LaHowchic	☐	☐	☐

	1e.	Thomas P. Mac Mahon	☐	☐	☐

	1f.	Frank Mergenthaler	☐	☐	☐

	1g.	Woodrow A. Myers, Jr., MD	☐	☐	☐

	1h.	Roderick A. Palmore	☐	☐	☐

	1i.	George Paz	☐	☐	☐

	1j.	William L. Roper, MD, MPH	☐	☐	☐

	1k.	Seymour Sternberg	☐	☐	☐

	1l.	Timothy Wentworth	☐	☐	☐

The Board of Directors recommends you vote FOR each of the following proposals:		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2016.	☐	☐	☐

3.	To approve, by non-binding vote, executive compensation.	☐	☐	☐

4.	To approve and ratify the Express Scripts Holding Company 2016 Long-Term Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST each of the following proposals:		For	Against	Abstain

5.	Stockholder proposal regarding an independent board chairman.	☐	☐	☐

6.	Stockholder proposal regarding political activities disclosure.	☐	☐	☐

Please indicate whether you plan to attend the meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Admission Ticket

EXPRESS SCRIPTS HOLDING COMPANY

Annual Meeting of Stockholders

Wednesday, May 4, 2016

8:00 a.m., Central Time

Principal Executive Offices

One Express Way

Saint Louis, Missouri 63121

Please present this top portion of the proxy card at the meeting if you wish to attend.

Please remember to indicate that you plan to attend this meeting on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E02529-P72581

EXPRESS SCRIPTS HOLDING COMPANY

This Proxy is solicited on behalf of the Board of Directors

Annual Meeting of Stockholders

May 4, 2016

The stockholder(s) hereby appoint(s) George Paz and Martin P. Akins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Express Scripts Holding Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Central Time on May 4, 2016, at the principal executive offices of the Company located at One Express Way, Saint Louis, Missouri 63121 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES SHALL VOTE: (i) FOR THE ELECTION OF EACH NOMINEE FOR THE BOARD OF DIRECTORS, (ii) FOR PROPOSALS NO. 2, 3 AND 4, (iii) AGAINST PROPOSALS NO. 5 AND 6, AND (iv) IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side